                                                                 RULE 424(b)(5)
                                                 REGISTRATION NOS. 333-17253
                                                                   333-17253-01

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 22, 1997
                                 $653,000,000
                       MBNA MASTER CREDIT CARD TRUST II
      $600,000,000 CLASS A 6.60% ASSET BACKED CERTIFICATES, SERIES 1997-F
  $53,000,000 CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1997-F
                    MBNA AMERICA BANK, NATIONAL ASSOCIATION
                              SELLER AND SERVICER

  Each Class A 6.60% Asset Backed Certificate, Series 1997-F (collectively, the "Class A Certificates") and each Class B Floating Rate Asset Backed Certificate, Series 1997-F (collectively, the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") will represent the right to receive certain payments from the MBNA Master Credit Card Trust II (the "Trust"), created pursuant to a Pooling and Servicing Agreement between MBNA America Bank, National Association ("MBNA"), as seller and servicer, and The Bank of New York, as trustee. The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of MasterCard(R) and VISA(R) revolving credit card accounts (the "Accounts"), all monies due or to become due in payment of the Receivables and the right to receive Interchange allocable to the Certificates, as described herein.
                                                       (continued on next page)

  THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE S-23 HEREIN AND PAGE 19 IN THE PROSPECTUS.
                              ------------------

 THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF MBNA AMERICA BANK, NATIONAL ASSOCIATION OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                            Price to   Underwriting Proceeds to
                                           Public(1)     Discount   Seller(1)(2)
--------------------------------------------------------------------------------
Per Class A Certificate.................    99.83007%      0.3%       99.53007%
--------------------------------------------------------------------------------
Per Class B Certificate.................      100%        0.325%       99.675%
--------------------------------------------------------------------------------
Total...................................  $651,980,420  $1,972,250  $650,008,170

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Plus accrued interest, if any, at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, from June 18, 1997.
(2) Before deduction of expenses estimated to be $900,000.

     The Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Certificates will be delivered in book-entry form on or about June 18, 1997, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System.

                              ------------------
                   UNDERWRITERS OF THE CLASS A CERTIFICATES
LEHMAN BROTHERS
              CREDIT SUISSE FIRST BOSTON
                             DEUTSCHE MORGAN GRENFELL
                                          MERRILL LYNCH & CO.
                                                           SALOMON BROTHERS INC
                   UNDERWRITERS OF THE CLASS B CERTIFICATES
LEHMAN BROTHERS                                            SALOMON BROTHERS INC

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE 11, 1997.

(continued from previous page)

  In addition, the Collateral Interest (as defined herein) will be issued in the initial amount of $53,000,000 and will be subordinated to the Certificates as described herein. Only the Class A Certificates and the Class B Certificates are offered hereby. MBNA initially will own the remaining undivided interest in the Trust not represented by the Certificates, the Collateral Interest and the other interests issued by the Trust and will service the Receivables. MBNA has offered and may from time to time offer other Series of certificates that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates.

  Interest will accrue on the Class A Certificates from June 18, 1997 (the "Closing Date") at the rate of 6.60% per annum (the "Class A Certificate Rate"). Interest will accrue on the Class B Certificates from the Closing Date through July 14, 1997, and from July 15, 1997 through August 14, 1997, and with respect to each Interest Period (as defined herein) thereafter, at the rate of 0.29% per annum above the London interbank offered rate for one-month United States dollar deposits ("LIBOR"), determined as described herein, prevailing on the related LIBOR Determination Date (as defined herein) with respect to each such period (the "Class B Certificate Rate"). The initial LIBOR Determination Date with respect to the Certificates is June 16, 1997. Interest with respect to the Certificates will be distributed on August 15, 1997 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). For purposes of this Prospectus Supplement and the Prospectus, a "business day" shall mean, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Newark, Delaware are authorized or obligated by law or executive order to be closed. Principal on the Certificates is scheduled to be distributed on the June 2002 Distribution Date (the "Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances described herein. See "Maturity Assumptions."

  The Class B Certificates will be subordinated to the Class A Certificates as described herein. The Collateral Interest will be subordinated to the Class A Certificates and the Class B Certificates as described herein.

  Application will be made to list the Certificates on the Luxembourg Stock Exchange.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

  The Certificates offered hereby constitute a separate Series of certificates being offered by the Seller from time to time pursuant to its Prospectus dated April 22, 1997. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                SUMMARY OF TERMS

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus Supplement" beginning on page S-60 herein and the "Index of Terms for Prospectus" beginning on page 62 of the Prospectus.

TYPE OF SECURITIES..........
                             Class A 6.60% Asset Backed Certificates, Series
                              1997-F (the "Class A Certificates") and Class B Floating Rate Asset Backed Certificates, Series 1997-F (the "Class B Certificates," and together with the Class A Certificates, the "Certificates").

THE TRUST................... The MBNA Master Credit Card Trust II (the "Trust")
                              was formed pursuant to a pooling and servicing agreement (as amended from time to time, the "Agreement"), between MBNA America Bank, National Association, as seller (the "Seller") and as servicer of the Receivables, and The Bank of New York, as trustee (the "Trustee"), as supplemented by the supplement relating to the Certificates (the "Series 1997-F Supplement") (the term "Agreement," unless the context requires otherwise, refers to the Agreement as supplemented by the Series 1997-F Supplement). As used in this Prospectus Supplement, the term "Certificateholders" refers to holders of the Certificates, the term "Class A Certificateholders" refers to holders of the Class A Certificates and the term "Class B Certificateholders" refers to holders of the Class B Certificates.

                             The Trust previously has issued thirty-three other
                              Series, each of which is in Group One. See "Annex
                              I: Other Series Issued" for a summary of such other Series.

THE TRUST ASSETS............ The property of the Trust includes receivables
                              (the "Receivables") arising under certain
                              MasterCard(R) and VISA(R)* revolving credit card accounts (the "Accounts") selected from the portfolio of MasterCard and VISA accounts owned by the Seller (the "Bank Portfolio"), all monies due or to become due in payment of the Receivables (other than recoveries on charged-off Receivables), all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, the right to receive Interchange allocable to the Certificates (which right may not be afforded to other Series issued by the Trust) and all monies on deposit in certain bank accounts of the Trust (other than investment earnings on such amounts, except as otherwise described herein), the Interest Rate Swap and any Enhancement issued with respect to any Series. The Certificateholders will not be entitled to the benefits of any Enhancement issued with respect to any Series other than Series 1997-F, and the holders of certificates of other Series will not be
--------
* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and VISA, U.S.A., Inc., respectively.

                              entitled to the benefits of any Enhancement issued with respect to Series 1997-F. "Series 1997-F" shall mean the Series of the Trust represented by the Certificates and the Collateral Interest.

                             The Seller has conveyed to the Trustee for the
                              benefit of the Trust all Receivables existing under certain Accounts that were selected from the Bank Portfolio based on criteria provided in the Agreement as applied on June 22, 1994 (the "Cut-Off Date") and, with respect to certain Additional Accounts, as applied on September 19, 1994, November 15, 1994, March 30, 1995, July 6,
                              1995, October 3, 1995, March 8, 1996, May 30,
                              1996, September 4, 1996, October 3, 1996,
                              November 5, 1996, February 4, 1997 and April 4, 1997 and has conveyed and will convey all Receivables arising under the Accounts from time to time thereafter until the termination of the Trust. In addition, pursuant to the Agreement, the Seller may (subject to certain limitations and conditions) designate other Additional Accounts for inclusion in the Trust. Also, the Agreement provides that in lieu of Additional Accounts or in addition thereto, the Seller may, subject to certain conditions, include Participations in the Trust. See "The Receivables" herein and "Description of the Certificates--Addition of Trust Assets" in the Prospectus.
CERTIFICATE INTEREST
 AND PRINCIPAL.............. Each of the Certificates offered hereby represents the right to receive certain payments from the assets of the Trust, which assets will be allocated among the Class A Certificateholders (the "Class A Investor Interest"), the Class B Certificateholders (the "Class B Investor Interest"), the Collateral Interest Holder (the "Collateral Interest," and together with the Class A Investor Interest and the Class B Investor Interest, the "Investor Interest"), the interest of the holders of other undivided interests in the Trust issued pursuant to the Agreement and applicable Series Supplements and the Seller (the "Seller Interest"), as described below. The Collateral Interest in the initial amount of $53,000,000 (which amount represents 7.5% of the sum of the initial Class A Investor Interest, the initial Class B Investor Interest and the initial Collateral Interest) constitutes Credit Enhancement for the Certificates. The provider of such Credit Enhancement is referred to herein as the "Collateral Interest Holder." Allocations will be made to the Collateral Interest, and the Collateral Interest Holder will have voting and certain other rights, as if the Collateral Interest were a subordinated class of certificates. The Seller Interest will represent the right to the assets of the Trust not allocated to the Class A Investor Interest, the Class B Investor Interest, the Collateral Interest or the holders of other undivided interests in the Trust. The principal amount of the Seller Interest will fluctuate as the amount of Receivables in the Trust changes from time to time.

                             The Class A Certificates will represent the right
                              to receive, from the assets of the Trust allocated to the Class A Certificates, funds up to

                              (but not in excess of) the amounts required to make (a) payments of interest accruing from June 18, 1997 (the "Closing Date") at the rate of 6.60% per annum (such rate, the "Class A Certificate Rate"), and (b) payments of principal on the Scheduled Payment Date or, under certain limited circumstances, during the Rapid Amortization Period, to the extent of the Class A Investor Interest, which may be less than the unpaid principal balance of the Class A Certificates in certain circumstances described herein. See "Description of the Certificates-- Principal Payments."

                             The Class B Certificates will represent the right
                              to receive, from the assets of the Trust allocated to the Class B Certificates, funds up to (but not in excess of) the amounts required to make (a) payments of interest accruing from the Closing Date through July 14, 1997, and from July 15, 1997 through August 14, 1997, and with respect to each Interest Period thereafter, at the rate of 0.29% per annum above the London interbank offered rate for one-month United States dollar deposits ("LIBOR"), determined as described herein, prevailing on the related LIBOR Determination Date (such rate, the "Class B Certificate Rate") and (b) payments of principal on the Scheduled Payment Date or, under certain limited circumstances, during the Rapid Accumulation Period or the Rapid Amortization Period, to the extent of the Class B Investor Interest, which may be less than the unpaid principal balance of the Class B Certificates in certain circumstances described herein. No principal will be paid to the Class B Certificateholders until either the Class A Investor Interest is paid in full or, during the Rapid Accumulation Period, funds on deposit in the Principal Funding Account equal the Class A Investor Interest.

                             The aggregate principal amount of the Class A
                              Investor Interest and the Class B Investor
                              Interest will, except as otherwise provided herein, remain fixed at $600,000,000 and $53,000,000, respectively. The Class A Investor Interest will decline in certain circumstances if the Default Amounts allocated to the Class A Certificates exceed funds allocable thereto as described herein and the Class B Investor Interest and the Collateral Interest are zero. The Class B Investor Interest will decline in certain circumstances as a result of (a) the reallocation of collections of Principal Receivables otherwise allocable to the Class B Investor Interest to fund certain payments in respect of the Class A Certificates and the Interest Rate Swap and (b) the allocation to the Class B Investor Interest of certain Default Amounts, including such amounts otherwise allocable to the Class A Investor Interest when the Collateral Interest is zero. During the Controlled Accumulation Period and the Rapid Accumulation Period (each, an "Accumulation Period"), for the sole purpose of allocating collections of Finance Charge Receivables and Default Amounts with respect to each Monthly Period, the "Class A Investor Interest" will be further reduced (in an amount not to exceed the

                              Class A Investor Interest) by the Principal
                              Funding Account Balance from time to time (as so reduced, the "Class A Adjusted Investor Interest") and the "Class B Investor Interest" will be further reduced (in an amount not to exceed the Class B Investor Interest) by the amount by which the Principal Funding Account Balance exceeds the Class A Investor Interest (as so reduced, the "Class B Adjusted Investor Interest," and together with the Class A Adjusted Investor Interest and the Collateral Interest, the "Adjusted Investor Interest").

                             The Class A Certificates, the Class B Certificates
                              and the Collateral Interest will each include the right to receive (but only to the extent needed to make required payments under the Agreement) varying percentages of collections of Finance Charge Receivables and Principal Receivables and will be allocated varying percentages of Default Amounts during each Monthly Period. The "Monthly Period," with respect to any Distribution Date, will be the period from and including the first day of the preceding calendar month to and including the last day of such calendar month (other than the initial Monthly Period, which will commence on the Closing Date and end on July 31, 1997).

                             Collections of Finance Charge Receivables and
                              Default Amounts at all times, and collections of Principal Receivables during the Revolving Period, will be allocated to the Investor Interest based on the Floating Investor Percentage and will be further allocated among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively, applicable during the related Monthly Period. Collections of Principal Receivables during the Controlled Accumulation Period, the Rapid Accumulation Period and the Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage and will be further allocated among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. See "Description of the Certificates--Allocation Percentages" and "--Pay Out Events" herein and "Description of the Certificates--Pay Out Events" in the Prospectus.

                             The Seller initially will own the Seller Interest.
                              The Seller may tender the certificate that represents the Seller Interest (the "Seller Certificate") or, if provided in the relevant Series Supplement, certificates of any Series and the Seller Certificate, to the Trustee and, upon satisfying certain conditions, cause the Trustee to issue one or more new Series, as described in "Description of the Certificates--Exchanges" in the Prospectus. The certificates of any new Series will be issued pursuant to the Agreement and a related Series Supplement. See "Description of the Certificates" herein and in the Prospectus.

                             The final distribution of principal and interest
                              on the Certificates will be made no later than the November 2004 Distribution Date in the manner provided in "Description of the Certificates-- Final Payment of Principal; Termination" in the Prospectus. Series 1997-F will terminate on the earliest to occur of (a) the Distribution Date on which the Investor Interest is paid in full,
                              (b) the November 2004 Distribution Date or (c) the Trust Termination Date (such earliest to occur, the "Series 1997-F Termination Date"). After the Series 1997-F Termination Date, the Trust will have no further obligation to pay principal or interest on the Certificates.

RECEIVABLES................. The Receivables arise in Accounts that have been selected from the Bank Portfolio based on criteria provided in the Agreement as applied on the Cut-Off Date and, with respect to certain Additional Accounts, as applied on September 19, 1994, November 15, 1994, March 30, 1995, July 6,
                              1995, October 3, 1995, March 8, 1996, May 30,
                              1996, September 4, 1996, October 3, 1996,
                              November 5, 1996, February 4, 1997 and April 4, 1997. The Receivables consist of Principal Receivables and Finance Charge Receivables. In addition, certain amounts of Interchange attributed to cardholder charges for goods and services in the Accounts will be allocated to the Certificates and treated as Finance Charge Receivables. See "MBNA's Credit Card Portfolio-- Interchange" herein and "MBNA's Credit Card Activities--Interchange" in the Prospectus. With respect to the characterization of annual credit card membership fees as Finance Charge Receivables, see "Description of the Certificates--Transfer of Annual Membership Fees" in the Prospectus.

                             The aggregate amount of Receivables in the
                              Accounts as of the beginning of the day on May 14, 1997 was $27,481,577,103 comprised of
                              $27,052,865,365 of Principal Receivables and
                              $428,711,738 of Finance Charge Receivables. The amount of Finance Charge Receivables will not affect the amount of the Investor Interest represented by the Certificates and the Collateral Interest or the amount of the Seller Interest, all of which are determined on the basis of the amount of Principal Receivables in the Trust. The aggregate interest in the Principal Receivables in the Trust evidenced by the Certificates and the Collateral Interest will never exceed the amount of the Investor Interest regardless of the total amount of Principal Receivables in the Trust at any time.

DENOMINATIONS............... Beneficial interests in the Certificates will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof.
REGISTRATION OF
 CERTIFICATES............... The Certificates initially will be represented by
                              Certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner will be entitled to receive a Definitive Certificate, except under the limited circumstances described herein. Certificateholders may elect to hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe). Transfers will be made in accordance with the rules and operating procedures described herein. See "Description of the Certificates--Definitive Certificates" in the Prospectus.

SERVICING FEE............... The Servicer will receive a monthly fee as servicing compensation from the Trust on each Transfer Date. On each Transfer Date, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account will be withdrawn from the Finance Charge Account and paid to the Servicer in respect of the Investor Servicing Fee. In addition, the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Interest Servicing Fee will be paid on each Transfer Date as described under "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein. See also "Description of the Certificates--Servicing Compensation and Payment of Expenses" in the Prospectus.

INTEREST.................... Interest on the Certificates for each Interest
                              Period will be distributed on August 15, 1997, and on the 15th day of each month thereafter, or if such day is not a business day, on the next succeeding business day (each, a "Distribution Date"), in an amount equal to (a) with respect to the Class A Certificates, one-twelfth of the product of (i) the Class A Certificate Rate and
                              (ii) the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date) and (b) with respect to the Class B Certificates, the product of (i) the actual number of days in the related Interest Period divided by 360 and (ii) the Class B Certificate Rate and (iii) the outstanding principal balance of the Class B Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing
                              Date). Interest on the Class A Certificates will be calculated on the basis of a 360-day year and twelve 30-day months. Interest on the Class B Certificates will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year. Interest for any Distribution Date due but not paid on such Distribution Date will be payable on the next succeeding Distribution Date, together with additional interest on such amount at the applicable Certificate Rate plus 2% per annum (such amount, as applicable, "Additional Interest").

                             The "Interest Period," with respect to any
                              Distribution Date, will be (a) with respect to the Certificates, the period from and including the previous Distribution Date (or in the case of the first Distribution Date, from and including the Closing Date) through the day preceding such Distribution Date and (b) with respect to the Collateral Interest, the period from and including the Transfer Date related to the immediately preceding Distribution Date (or in the case of the first Distribution Date, from and including the Closing Date) to but excluding the Transfer Date related to such Distribution Date. Interest payments on each Distribution Date will be funded from the portion of Finance Charge Receivables collected during the preceding Monthly Period and certain other available amounts (a) with respect to the Class A Certificates, allocated to the Class A Investor Interest, payments received pursuant to the Interest Rate Swap, if any, and, if necessary, from Excess Spread and Reallocated Principal Collections (to the extent available),
                              (b) with respect to the Class B Certificates, allocated to the Class B Investor Interest and, if necessary, from Excess Spread and Reallocated Collateral Principal Collections (to the extent available) and (c) with respect to the Collateral Interest, from Excess Spread. See "Description of the Certificates--Reallocation of Cash Flows" and "--Application of Collections--Payment of Interest, Fees and Other Items" herein and "Risk Factors--Limited Credit Enhancement" in the Prospectus.

REVOLVING PERIOD............ The "Revolving Period" with respect to the
                              Certificates means the period from and including the Closing Date to, but not including, the earliest of (i) the commencement of the Controlled Accumulation Period, (ii) the commencement of the Rapid Accumulation Period and
                              (iii) the commencement of the Rapid Amortization Period. The controlled accumulation period with respect to the Certificates (the "Controlled Accumulation Period") is scheduled to begin at the close of business on May 31, 2001. Subject to the conditions set forth under "Description of the Certificates--Postponement of Controlled Accumulation Period," the day on which the Revolving Period ends and the Controlled Accumulation Period begins may be delayed to no later than the close of business on April 30, 2002. During the Revolving Period, Available Investor Principal Collections otherwise allocable to the Investor Interest will, subject to certain limitations and unless a reduction in the Required Collateral Interest has occurred, be treated as Shared Principal Collections and allocated to the holders of other Series of certificates within Group One issued and outstanding or, subject to certain limitations, paid to the holder of the Seller Certificate. See "Description of the Certificates--Principal Payments." See "Description of the Certificates-- Pay Out Events" herein and in the Prospectus for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the Controlled Accumulation Period.

CONTROLLED ACCUMULATION
 PERIOD..................... Unless a Pay Out Event has occurred, the
                              Controlled Accumulation Period will begin at the close of business on the last day of the Revolving Period and will end on the earliest of
                              (i) the commencement of the Rapid Amortization Period, (ii) the commencement of the Rapid Accumulation Period, (iii) payment of the Investor Interest in full and (iv) the Series 1997-F Termination Date. During the Controlled Accumulation Period, amounts equal to the least of (a) Available Investor Principal Collections for the related Monthly Period, (b) the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Accumulation Shortfall, if any (such applicable sum, the

                              "Controlled Deposit Amount") and (c) the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest on such Transfer Date, will be deposited monthly in a trust account established by the Trustee (the "Principal Funding Account") on each Transfer Date beginning with the Transfer Date in the month following the commencement of the Controlled Accumulation Period until the Principal Funding Account Balance is equal to the sum of the Class A Investor Interest and the Class B Investor Interest. If, for any Monthly Period, the Available Investor Principal Collections for such Monthly Period exceed the applicable Controlled Deposit Amount, any such excess will be first paid to the Collateral Interest Holder to the extent that the Collateral Interest exceeds the Required Collateral Interest and then treated as Shared Principal Collections and allocated to the holders of other Series of certificates within Group One issued and outstanding or, subject to certain limitations, paid to the holder of the Seller Certificate. If, for any Monthly Period, the Available Investor Principal Collections for such Monthly Period are less than the applicable Controlled Deposit Amount, the amount of such deficiency will be the applicable "Accumulation Shortfall" for the succeeding Monthly Period. See "Description of the Certificates--Application of Collections."

                             All funds on deposit in the Principal Funding
                              Account will be invested at the direction of the Servicer by the Trustee in certain Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be used on each Transfer Date with respect to the Controlled Accumulation Period to pay interest on the Certificates (or, in the case of the Class A Certificates, so long as the Interest Rate Swap has not been terminated, to pay amounts, if any, owed to the Swap Counterparty under the Interest Rate Swap) in an amount up to, for each Transfer Date, the sum of (a) with respect to the Class A Certificates, the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period, or, in the event the Interest Rate Swap has been terminated, the numerator of which is 30, and, in either case, the denominator of which is 360, (ii) the Swap Floating Rate, or, in the event the Interest Rate Swap has been terminated, the Class A Certificate Rate, in either case, in effect with respect to such Interest Period and (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Class A Monthly Principal as of the Record Date preceding such Transfer Date and (b) with respect to the Class B Certificates, the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, (ii) the Class B Certificate Rate in effect with respect to such Interest Period and (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Class B Monthly Principal as of the Record Date preceding such Transfer Date (such sum, the "Covered Amount"). To the extent that, on any Transfer Date with respect to the Controlled Accumulation Period, Principal Funding Investment Proceeds for such Transfer Date are less than the Covered Amount determined as of such Transfer Date, the amount of such shortfall shall be withdrawn, to the extent available, from the Reserve Account. See "Description of the Certificates--Reserve Account."

                             Funds on deposit in the Principal Funding Account
                              (in an amount not to exceed the Class A Investor Interest) will be available to pay the Class A Certificateholders in respect of the Class A Investor Interest on the Scheduled Payment Date. Funds on deposit in the Principal Funding Account in excess of the Class A Investor Interest (in an amount not to exceed the Class B Investor Interest) will be available to pay the Class B Certificateholders in respect of the Class B Investor Interest on the Scheduled Payment Date. If the aggregate principal amount of deposits made to the Principal Funding Account is insufficient to pay the Class A Investor Interest and, after the Class A Investor Interest has been paid in full, the Class B Investor Interest in full on the Scheduled Payment Date, the Rapid Amortization Period will commence as described below. Although it is anticipated that during the Controlled Accumulation Period, funds will be deposited in the Principal Funding Account in an amount equal to the applicable Controlled Deposit Amount on each Transfer Date and that scheduled principal will be available for distribution to the Class A Certificateholders and then the Class B Certificateholders on the Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Assumptions" herein and in the Prospectus.

                             If a Series 1997-F Pay Out Event occurs during the
                              Controlled Accumulation Period and the Interest Rate Swap has not been terminated and an Interest Reserve Account Event has not occurred prior to the Scheduled Payment Date, the Rapid Accumulation Period will commence as described herein. If a Series 1997-F Pay Out Event occurs during the Controlled Accumulation Period and either the Interest Rate Swap is or has been terminated or an Interest Reserve Account Event occurs or has occurred, the Rapid Amortization Period will commence as described herein. If a Trust Pay Out Event occurs during the Controlled Accumulation Period, the Rapid Amortization Period will commence as described herein.

                             Other Series offered by the Trust may or may not
                              have amortization or accumulation periods like the Controlled Accumulation Period for the Certificates, and such periods may have different lengths and begin on different dates than such Controlled Accumulation Period. Thus, certain Series may be in their revolving periods while others are in periods during which collections of Principal Receivables are distributed to or held for the benefit of certificateholders of such other Series. In addition, other Series may allocate Principal Receivables based upon different investor percentages. See "Description of the Certificates--Exchanges" in the Prospectus for a discussion of the potential terms of any other Series.

RAPID ACCUMULATION PERIOD... Unless either (a) the Interest Rate Swap is or has been terminated or an Interest Reserve Account Event occurs or has occurred, or (b) a Trust Pay Out Event occurs or has occurred, the Rapid Accumulation Period will begin on the day on which a Series 1997-F Pay Out Event occurs and end on the earlier of (i) the commencement of the Rapid Amortization Period and (ii) the Scheduled Payment Date (the "Rapid Accumulation Period").

                             During the Rapid Accumulation Period (a) any
                              amounts on deposit in the Principal Funding
                              Account (in an amount not to exceed the Class A Investor Interest) will remain in the Principal Funding Account and will be available to pay the Class A Certificateholders in respect of the Class A Investor Interest on the Scheduled Payment Date and (b) any amounts on deposit in the Principal Funding Account in excess of the Class A Investor Interest (in an amount not to exceed the Class B Investor Interest) will be available to pay the Class B Certificateholders in respect of the Class B Investor Interest on the first Distribution Date with respect to the Rapid Accumulation Period.

                             During the Rapid Accumulation Period, Available
                              Investor Principal Collections will be deposited monthly in the Principal Funding Account on each Transfer Date beginning with the first Transfer Date with respect to the Rapid Accumulation Period until the Transfer Date on which the funds on deposit in the Principal Funding Account equal the Class A Investor Interest. Available Investor Principal Collections deposited in the Principal Funding Account during the Rapid Accumulation Period will not be subject to the Controlled Deposit Amount. During the Rapid Accumulation Period, commencing on the Distribution Date on which the funds on deposit in the Principal Funding Account are equal to the Class A Investor Interest, Available Investor Principal Collections not required to be deposited into the Principal Funding Account in respect of the Class A Investor Interest will be distributed monthly on each Distribution Date to the Class B Certificateholders.

                             During the Rapid Accumulation Period all funds on
                              deposit in the Principal Funding Account will be invested, at the direction of the Servicer, by the Trustee in certain Permitted Investments. Principal Funding Investment Proceeds will be used on each Transfer Date with respect to the Rapid Accumulation Period to pay interest on the Class A Certificates, amounts, if any, owed to the Swap Counterparty under the Interest Rate Swap and, solely with respect to the first Transfer Date with respect to the Rapid Accumulation Period, interest on the Class B Certificates in an amount up to, for each Transfer Date, the Covered Amount. To the extent that, on any Transfer Date with respect to the Rapid Accumulation Period, Principal Funding Investment Proceeds for such Transfer Date are less than the Covered Amount determined as of such Transfer Date, the amount of such shortfall, shall be withdrawn, to the extent available, (a) on the first Transfer Date with respect to the Rapid Accumulation Period, from the Reserve Account to be applied as Class A Available Funds and Class B Available Funds and
                              (b) on the first Transfer Date with respect to the Rapid Accumulation Period (to the extent such shortfall amount is not available in the Reserve Account) and on each Transfer Date thereafter, from the Swap Reserve Fund to be applied as Class A Available Funds. No amounts withdrawn from the Swap Reserve Fund will be included as Class B Available Funds. See "Description of the Certificates--Reserve Account" and "--Swap Reserve Fund."

                             Unless the Rapid Amortization Period has
                              previously commenced, as described below, on the Scheduled Payment Date, the funds on deposit in the Principal Funding Account will be available to pay the Class A Certificateholders in respect of the Class A Investor Interest, and the Interest Rate Swap will terminate. Although it is anticipated that during the Rapid Accumulation Period, prior to the payment of the Class A Investor Interest in full, funds will be deposited in the Principal Funding Account in an amount equal to the Class A Investor Interest and that scheduled principal will be available for distribution to the Class A Certificateholders on the Scheduled Payment Date, no assurance can be given in that regard. See "Maturity Assumptions" and "Description of the Certificates--Pay Out Events" herein and in the Prospectus and "-- Interest Rate Swap" for a discussion of the events that might lead to the commencement of the Rapid Amortization Period.

                             If, during the Rapid Accumulation Period, either
                              (a) the Interest Rate Swap is terminated or an Interest Reserve Account Event occurs or (b) a Trust Pay Out Event occurs, the Rapid Amortization Period will commence and funds on deposit in the Principal Funding Account will be distributed to the Class A Certificateholders on the first Distribution Date with respect to the Rapid Amortization Period.

RAPID AMORTIZATION PERIOD... During the period from the earlier of the day on which either (a) a Trust Pay Out Event occurs or
                              (b)(i) a Series 1997-F Pay Out Event occurs or has occurred and (ii) either the Interest Rate Swap is or has been terminated or an Interest Reserve Account Event occurs or has occurred, and ending on the earlier of (x) the payment of the Investor Interest in full and (y) the Series 1997-F Termination Date (the "Rapid Amortization Period"), Available Investor Principal Collections, beginning with the first Distribution Date with respect to the Rapid Amortization Period, and the amounts available in the Principal Funding Account, if any, on the first Distribution Date with respect to the Rapid Amortization Period, will be distributed monthly on each Distribution Date (a) to the Class A Certificateholders to the extent the Class A Investor Interest has not been paid in full, and
                              (b) following payment of the Class A Investor Interest in full, to the Class B Certificateholders to the extent the Class B Investor Interest has not been paid in full. See "Maturity Assumptions" and "Description of the Certificates--Pay Out

                              Events" herein and in the Prospectus and "--
                              Interest Rate Swap" for a discussion of the events which might lead to the commencement of the Rapid Amortization Period.


SUBORDINATION OF THE CLASS B
 CERTIFICATES AND THE
 COLLATERAL INTEREST........ The Class B Certificates and the Collateral
                              Interest will be subordinated, as described
                              herein, to the extent necessary to fund payments with respect to the Class A Certificates and the Interest Rate Swap as described herein. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates, the Interest Rate Swap and the Class B Certificates. If the Collateral Interest is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their interest in the Trust. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. Such reductions of the Class B Investor Interest will thereafter be reimbursed and the Class B Investor Interest increased on each Transfer Date by the amount, if any, of Excess Spread for such Transfer Date available for that purpose. See "Description of the Certificates--Subordination."
ADDITIONAL AMOUNTS
 AVAILABLE TO
 CERTIFICATEHOLDERS......... With respect to any Transfer Date, Excess Spread will be applied to fund the Class A Required
                              Amount and the Class B Required Amount, if any. The "Class A Required Amount" means the amount, if any, by which the sum of (a) the Class A Monthly Interest due on the related Distribution Date and any overdue Class A Monthly Interest and Class A Additional Interest, if any, (b) the Net Swap Payment, if any, for the related Distribution Date and any overdue Net Swap Payments, if any, due to the Swap Counterparty,
                              (c) the Class A Servicing Fee for the related Monthly Period and any overdue Class A Servicing Fee and (d) the Class A Investor Default Amount, if any, for the related Monthly Period, exceeds the Class A Available Funds for the related Monthly Period. The "Class B Required Amount" means the amount, if any, equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and any overdue Class B Monthly Interest and Class B Additional Interest, if any, and (ii) the Class B Servicing Fee for the related Monthly Period and any overdue Class B Servicing Fee exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. The "Required Amount" for any Monthly Period shall mean the sum of (a) the Class A Required Amount and (b) the Class B Required Amount, each for such Monthly Period. "Excess

                              Spread" for any Transfer Date will equal the sum of (a) the excess of (i) Class A Available Funds for the related Monthly Period over (ii) the sum of the amounts referred to in clauses (a), (b),
                              (c) and (d) in the definition of "Class A
                              Required Amount" above, (b) the excess of (i) Class B Available Funds for the related Monthly Period over (ii) the sum of the amounts referred to in clauses (a)(i) and (a)(ii) in the definition of "Class B Required Amount" above and
                              (c) Collateral Available Funds for the related Monthly Period not used under certain circumstances to pay the Collateral Interest Servicing Fee, as described herein.

                             If, on any Transfer Date, Excess Spread is less
                              than the Class A Required Amount, Reallocated Principal Collections allocable first to the Collateral Interest and then to the Class B Investor Interest with respect to the related Monthly Period will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related Transfer Date, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such deficiency (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over such reductions in the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period) (such reduction, a "Class A Investor Charge-Off"). If the Collateral Interest and the Class B Investor Interest are reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Description of the Certificates--Reallocation of Cash Flows" and "--Defaulted Receivables; Investor Charge-Offs."

                             If, on any Transfer Date, Excess Spread not
                              required to pay the Class A Required Amount and to reimburse Class A Investor Charge-Offs is less than the Class B Required Amount, Reallocated

                              Principal Collections allocable to the Collateral Interest for the related Monthly Period not required to pay the Class A Required Amount will be used to fund the remaining Class B Required Amount. If such remaining Reallocated Principal Collections allocable to the Collateral Interest with respect to such Monthly Period are insufficient to fund the remaining Class B Required Amount for the related Transfer Date, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs, Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess, if any, of the Class B Investor Default Amount for such Monthly Period over such reduction in the Collateral Interest with respect to such Monthly Period) (such reduction, a "Class B Investor Charge-Off"). In the event of a reduction of the Class A Investor Interest, the Class B Investor Interest or the Collateral Interest, the amount of principal and interest available to fund payments with respect to the Class A Certificates and the Class B Certificates will be decreased. See "Description of the Certificates-- Reallocation of Cash Flows" and "--Defaulted Receivables; Investor Charge-Offs."

REQUIRED COLLATERAL
 INTEREST................... The "Required Collateral Interest" means (a)
                              initially, $53,000,000 (the "Initial Collateral Interest") and (b) with respect to any Transfer Date thereafter, an amount equal to 7.5% of the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $21,180,000; provided, however, that
                              (i) notwithstanding clause (ii) below, if the Principal Funding Account Balance equals the Class A Investor Interest (taking into account any deposits to be made on such Transfer Date) and the Class B Investor Interest will be reduced to zero on the related Distribution Date, the Required Collateral Interest for any Transfer Date shall be equal to zero; (ii) if certain reductions in the Collateral Interest occur or if the Rapid Amortization Period commences, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or such commencement of the Rapid Amortization Period; (iii) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date; and (iv) the Required Collateral Interest may be reduced at any time to a lesser amount if the Rating Agency Condition is satisfied. See "Description of the Certificates-- Required Collateral Interest."

                             If on any Transfer Date, the Collateral Interest
                              is less than the Required Collateral Interest, certain Excess Spread amounts, if available, will be used to increase the Collateral Interest to the extent of such shortfall. If on any Transfer Date the Collateral Interest equals or exceeds the Required Collateral Interest, any such Excess Spread amounts will, first, be deposited into the Reserve Account as described herein and, second, to the extent available, be applied in accordance with the Loan Agreement among the Seller, the Trustee, the Servicer and the Collateral Interest Holder (the "Loan Agreement") and the Series 1997-F Supplement and will not be available to the Certificateholders.

INTEREST RATE SWAP.......... On the Closing Date, the Trustee, on behalf of the
                              Trust, will enter into an interest rate swap agreement (as such agreement may be amended, supplemented or replaced, the "Interest Rate Swap") with Deutsche Bank AG, New York Branch (the "Swap Counterparty"). In accordance with the terms of the Interest Rate Swap, the amount payable by the Swap Counterparty to the Trust will be, for each Distribution Date, an amount equal to one-twelfth of the product of (a) the Swap Fixed Rate and (b) the notional amount of the Interest Rate Swap (the "Notional Amount"), which equals the outstanding principal amount of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date). In the case of the first Distribution Date, such amounts will include accrued amounts for the period from the Closing Date through August 14, 1997. Payments from the Swap Counterparty to the Trust will be calculated on the basis of a 360-day year and twelve 30-day months. The amount payable by the Trust to the Swap Counterparty will be, for each Distribution Date, to the extent of Class A Available Funds and certain other amounts available for such purpose, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the Interest Period relating to such Distribution Date, and the denominator of which is 360, (ii) the Swap Floating Rate, and (iii) the Notional Amount as of the preceding Record Date. The "Swap Fixed Rate" will equal 6.60% per annum. The "Swap Floating Rate" will equal, with respect to any Interest Period, 0.10% per annum above LIBOR with respect to the related Interest Period (or such lesser rate as is specified in the Interest Rate Swap). LIBOR shall be determined on the related LIBOR Determination Date as described herein.

                             The Trustee shall establish and maintain the Swap
                              Reserve Fund to assist in the payment of certain amounts owed to the Swap Counterparty. The Swap Reserve Fund will be funded by an initial deposit by the Seller and, to the extent required and available, certain amounts of Excess Spread otherwise allocable to the Seller. Payments required to be made by the Swap Counterparty to the Trust are not dependent upon or subject to the availability of funds in the Swap Reserve Fund. See "Description of the Certificates--Swap Reserve Fund."

                             With respect to each Distribution Date, the Net
                              Swap Receipt, if any, for the related Transfer Date will be deposited into the Finance Charge Account by the Trustee and treated as part of Class A Available Funds. The Net Swap Payment, if any, will be paid to the Swap Counterparty for any Transfer Date out of collections of Finance Charge Receivables and certain other available amounts allocated to the Class A Certificates, including Principal Funding Investment Proceeds, amounts on deposit in the Reserve Account and the Swap Reserve Fund, Excess Spread and Reallocated Principal Collections, based on the respective amounts due as described under "Description of the Certificates--Application of Collections-- Payment of Interest, Fees and Other Items." See "Description of the Certificates--Interest Rate Swap."

                             The "Net Swap Payment," for any Transfer Date,
                              shall mean, (a) if the netting provisions of the Interest Rate Swap apply, the amount by which the Floating Amount (as defined herein) for such date exceeds the fixed amount payable by the Swap Counterparty to the Trust for such date (as described herein), and (b) otherwise, an amount equal to the Floating Amount for such date. The "Net Swap Receipt," for any Transfer Date, shall mean, (a) if the netting provisions of the Interest Rate Swap apply, the amount by which the fixed amount payable by the Swap Counterparty to the Trust for such date exceeds the Floating Amount for such date, and (b) otherwise, an amount equal to the fixed amount payable by the Swap Counterparty to the Trust for such date. Net Swap Payments and Net Swap Receipts do not include any termination payments payable by either the Swap Counterparty or the Trust pursuant to the Interest Rate Swap. The netting provisions of the Interest Rate Swap will apply unless the Trustee elects gross payments to be made pursuant to the provisions of the Interest Rate Swap. If the Trustee elects gross payments under the Interest Rate Swap, the Trustee's obligation to pay the Floating Amount on any Transfer Date to the Swap Counterparty pursuant to the terms of the Interest Rate Swap is conditioned upon the prior receipt of the fixed amounts payable by the Swap Counterparty to the Trust for such date. The "Floating Amount," for any Transfer Date, shall mean an amount equal to the floating amount payable by the Trust to the Swap Counterparty for such date pursuant to the Interest Rate Swap (as described herein) minus the amount by which the amount required to be withdrawn from the Swap Reserve Fund, if any, exceeds the amount withdrawn from the Swap Reserve Fund for such date. See "Description of the Certificates--Swap Reserve Fund." If the amount required to be withdrawn from the Swap Reserve Fund for any Transfer Date exceeds the amount on deposit in the Swap Reserve Fund for such date, the amount of such excess will be paid, to the extent available, from amounts distributed in accordance with clause (j) of "Description of the Certificates--Application of Collections--Excess
                              Spread."

                             If the Swap Counterparty's long-term credit rating
                              is reduced below AA- by Standard & Poor's or below Aa3 by Moody's, or is withdrawn by either Standard & Poor's or Moody's, the Swap Counterparty will be required within 30 days from the date of such reduction or withdrawal to fund an account (the "Interest Reserve Account") in an amount equal to one-twelfth of the product of (a) the Swap Fixed Rate and (b) the Notional Amount as of the Record Date preceding such reduction or withdrawal (the "Required Interest Reserve Amount"). The Trustee shall establish and maintain, at the direction of the Servicer, the Interest Reserve Account with a Qualified Institution as a segregated trust account for the benefit of the Class A Certificateholders. There can be no assurance that the Swap Counterparty can or will adequately fund the Interest Reserve Account. If the Swap Counterparty fails to adequately fund the Interest Reserve Account within 30 days of such reduction or withdrawal (such failure, an "Interest Reserve Account Event"), then (i) if the Rapid Accumulation Period has not previously commenced, there will be no Rapid Accumulation Period and, upon the occurrence of a Series 1997-F Pay Out Event or a Trust Pay Out Event, the Rapid Amortization Period will commence or (ii) if the Rapid Accumulation Period has previously commenced, the Rapid Amortization Period will commence upon such Interest Reserve Account Event.

                             All amounts on deposit in the Interest Reserve
                              Account on any Transfer Date (after giving effect to any deposits to the Interest Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Swap Counterparty in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Interest Reserve Account (to the extent the amount on deposit is less than the Required Interest Reserve Amount) or distributed by the Trustee to the Swap Counterparty.

                             On the Transfer Date on or following the
                              termination of the Interest Rate Swap due to a default by the Swap Counterparty, the Trustee, at the direction of the Servicer, shall withdraw an amount equal to the Net Swap Receipt, if any, for the related Distribution Date, plus the amount of any Net Swap Receipt previously due but not paid, from funds on deposit in the Interest Reserve Account, if any (up to the Required Interest Reserve Amount), and deposit such amount into the Finance Charge Account to be applied as Class A Available Funds as described under "Description of the Certificates--Applications of Collections." The Interest Reserve Account will be terminated on the Transfer Date on or after such termination of the Interest Rate Swap (after giving effect to the withdrawal of an amount equal to the Net Swap Receipt, if any, on such Transfer Date, plus the amount of any Net Swap Receipt previously due but not paid). Upon the termination of the Interest Reserve Account, all amounts on deposit therein will be, after the prior payment of all amounts owing to the Class A Certificateholders that are payable from the Interest Reserve Account, distributed to the Swap Counterparty pursuant to the terms of the Interest Rate Swap.

                             In the event that the long-term credit rating of
                              the Swap Counterparty is reduced below BBB- by Standard & Poor's or below Baa3 by Moody's or is withdrawn by either Standard & Poor's or Moody's, the Seller has the right, but not the obligation, to direct the Trustee to direct the Swap Counterparty to assign its rights and obligations under the Interest Rate Swap to a replacement swap counterparty. There can be no assurance that a replacement swap counterparty will be found or that such assignment will be made. See "Description of the Certificates--Interest Rate Swap."

SWAP COUNTERPARTY........... Deutsche Bank AG, New York Branch will be the Swap
                              Counterparty. See "Description of the
                              Certificates--Interest Rate Swap."
SHARED PRINCIPAL
 COLLECTIONS................ The Series 1997-F Certificates are included in a group of Series ("Group One"). Series 1994-A, 1994-B, 1994-C, 1994-D, 1994-E, 1995-A, 1995-B,
                              1995-C, 1995-D, 1995-E, 1995-F, 1995-G, 1995-H,
                              1995-I, 1995-J, 1996-A, 1996-B, 1996-C, 1996-D,
                              1996-E, 1996-F, 1996-G, 1996-H, 1996-I, 1996-J,
                              1996-K, 1996-L, 1996-M, 1997-A, 1997-B, 1997-C,
                              1997-D and 1997-E are, and other Series in the future may be, included in Group One. To the extent that collections of Principal Receivables allocated to the Investor Interest with respect to the Certificates are not needed to make payments with respect to the Investor Interest or to be deposited in the Principal Funding Account, such collections ("Shared Principal Collections") will be allocated to cover principal payments due to or for the benefit of certificateholders of other Series within Group One. Any such reallocation will not result in a reduction in the Investor Interest with respect to Series 1997-F. In addition, collections of Principal Receivables and certain other amounts otherwise allocable to other Series in Group One, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the Class A Certificates and the Class B Certificates or the Collateral Interest Holder. See "Description of the Certificates--Shared Principal Collections."
APPLICATION OF COLLECTIONS
 OF FINANCE CHARGE
 RECEIVABLES................ With respect to each Monthly Period during the
                              Revolving Period, the Servicer is required to withdraw from the Collection Account and deposit in the Finance Charge Account collections of Finance Charge Receivables allocable to the Certificates and the Collateral Interest in an amount equal to (a) with respect to the Certificates and the Collateral Interest, the amount of current interest, past due interest, if any, and additional interest, if any, distributable to the Certificateholders and the holder of the Collateral Interest on the related Transfer Date or Distribution Date, as applicable (plus, if the Seller is not the Servicer, the Certificateholder Servicing Fee for the related Transfer Date plus the amount of any Certificateholder Servicing Fee due but not paid to the Servicer on any prior Transfer Date) and
                              (b) with respect to the Swap Counterparty, the amount of the Net Swap Payment, if any, and the past due Net Swap Payment, if any, distributable to the Swap Counterparty on the related Transfer Date. On each Transfer Date with respect to the Revolving Period, the Servicer is required to withdraw from the Collection Account and deposit in the Finance Charge Account all of the collections of Finance Charge Receivables allocated to the Certificates and the Collateral Interest but not previously deposited in the Finance Charge Account during the related Monthly Period. With respect to each Monthly Period during the Controlled Accumulation Period, the Rapid Accumulation Period and the Rapid Amortization Period, the Servicer is required to withdraw from the Collection Account and deposit in the Finance Charge Account collections of Finance Charge Receivables allocable to the Certificates and the Collateral Interest as described in the Prospectus under "Description of the Certificates--Application of Collections."

OPTIONAL REPURCHASE......... The Investor Interest will be subject to optional repurchase by the Seller on any Distribution Date on or after the Distribution Date on which the Investor Interest is reduced to an amount less than or equal to $35,300,000 (5% of the initial Investor Interest), if certain conditions set forth in the Agreement are met. The repurchase price will be equal to the sum of the Investor Interest and all accrued and unpaid interest on the Certificates and the Collateral Interest through the day preceding the Distribution Date on which the repurchase occurs. See "Description of the Certificates--Final Payment of Principal; Termination" in the Prospectus.

TRUSTEE..................... The Bank of New York.

TAX STATUS.................. Special Counsel to the Seller is of the opinion that under existing law the Certificates will be characterized as debt for federal income tax purposes. Under the Agreement, the Seller and the Certificate Owners will agree to treat the Certificates as debt for federal income tax purposes. See "Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS........ Subject to the considerations described below, the
                              Class A Certificates are eligible for purchase by employee benefit plan investors. Under a regulation issued by the Department of Labor, the Trust's assets would not be deemed "plan assets" of an employee benefit plan holding the Class A Certificates if certain conditions are met, including that the Class A Certificates must be held, upon completion of the public offering made hereby, by at least 100 investors who are independent of the Seller and of one another. The Underwriters expect that the Class A Certificates will be held by at least 100 independent investors at the conclusion of the offering; however, no assurance can be given and no monitoring or other measures will be taken to ensure that such condition will be met. The Seller anticipates that the other conditions of the regulation will be met. If the Trust's assets were deemed to be "plan assets" of an employee benefit plan investor (e.g., if the 100 independent investor criterion is not satisfied), violations of the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), could result and generate excise tax and other liabilities under ERISA and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing exemptions from the "prohibited transaction" rules of ERISA would apply to all transactions involving the Trust's assets if such assets were treated for ERISA purposes as "plan assets" of employee benefit plan investors. Accordingly, fiduciaries or other persons contemplating purchasing the Certificates on behalf or with "plan assets" of any employee benefit plan should consult their counsel before making a purchase. See "ERISA Considerations" in the Prospectus.

                             The Underwriters currently do not expect that the
                              Class B Certificates will be held by at least 100 such persons and, therefore, do not expect that such Class B Certificates will qualify as publicly-offered securities under the regulation referred to in the preceding paragraph. Accordingly, the Class B Certificates may not be acquired or held by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to section 4975 of the Code, or (c) any entity whose underlying assets include "plan assets" under the regulation by reason of any such plan's investment in the entity. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not and will not be subject to the foregoing limitation.
CLASS A CERTIFICATE
 RATING..................... It is a condition to the issuance of the Class A
                              Certificates that they be rated in the highest rating category by at least one nationally recognized Rating Agency. The rating of the Class A Certificates is based primarily on the value of the Receivables and the terms of the Class B Certificates and the Collateral Interest.
CLASS B CERTIFICATE
 RATING..................... It is a condition to the issuance of the Class B
                              Certificates that they be rated in one of the three highest rating categories by at least one nationally recognized Rating Agency. The rating of the Class B Certificates is based primarily on the value of the Receivables and the terms of the Collateral Interest.

LISTING..................... Application will be made to list the Certificates on the Luxembourg Stock Exchange.

                                 RISK FACTORS

  Interest Rate Swap Considerations. Since the Swap Counterparty makes payments under the Interest Rate Swap based on a fixed rate for the related Interest Period and the Trust makes payments under the Interest Rate Swap based on a floating rate for the related Interest Period, it is possible that the amount owing to the Swap Counterparty for any Interest Period could exceed the amount owing to the Trust for the related Interest Period and that a Net Swap Payment will be owing by the Trust to the Swap Counterparty. If a Net Swap Payment is owing by the Trust for any Distribution Date, the Swap Counterparty shall be entitled to such payment from Class A Available Funds and such other amounts as would otherwise be available for the payment thereof. If Net Swap Payments are made out of Excess Spread or Reallocated Principal Collections, the amount of Credit Enhancement supporting the Certificates may be reduced.

  Although the Seller has the right, but not the obligation, to direct the Trustee to direct the Swap Counterparty to assign its rights and obligations under the Interest Rate Swap to a replacement swap counterparty in the event that the long-term credit rating of the Swap Counterparty is reduced below BBB- by Standard & Poor's or below Baa3 by Moody's or is withdrawn by either Standard & Poor's or Moody's, there can be no assurance that a replacement swap counterparty will be found in such event or that such assignment will be made. A payment default by the Swap Counterparty or the Trust may result in the termination of the Interest Rate Swap. The Interest Rate Swap may also be terminated upon the occurrence of certain other events described under "Description of the Certificates--Interest Rate Swap." See "Maturity Assumptions," "Description of the Certificates--Interest Rate Swap" and "--Pay Out Events." If during the Revolving Period or the Controlled Accumulation Period either the Interest Rate Swap is terminated or an Interest Reserve Account Event occurs, the occurrence of a Series 1997-F Pay Out Event will result in the commencement of the Rapid Amortization Period rather than the Rapid Accumulation Period. Furthermore, if during the Rapid Accumulation Period either the Interest Rate Swap is terminated or an Interest Reserve Account Event occurs, the Rapid Amortization Period will commence. There can be no assurance that the Interest Rate Swap will not terminate or that an Interest Reserve Account Event will not occur, in each case, prior to the Scheduled Payment Date. See "Description of the Certificates--Interest Rate Swap" and "--Pay Out Events." Although the Rating Agencies have not relied on the ratings of the Swap Counterparty in rating either the Class A Certificates or the Class B Certificates, but rather have relied on the value of the Receivables and the benefits of the applicable Credit Enhancement, there can be no assurance that interest on the Class A Certificates can be paid if a payment default by the Swap Counterparty occurs.

  Potential Priority of Certain Liens. While the Seller has transferred interests in Receivables to the Trust, a court could treat any such transaction as an assignment of collateral as security for the benefit of holders of Certificates issued by the Trust. The Seller has represented and warranted in the Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Seller has taken certain actions as are required to perfect the Trust's security interest in the Receivables and will warrant that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein, and, with certain exceptions and for certain limited periods of time provided for in the Uniform Commercial Code, in the proceeds thereof (subject, in each case, to certain potential tax liens referred to in the Prospectus under "Description of the Certificates--Representations and Warranties"). Nevertheless, if the transfer of Receivables to the Trust is deemed to create a security interest therein, a tax or government lien or other nonconsensual lien on property of the Seller arising before Receivables come into existence may have priority over the Trust's interest in such Receivables, and if the FDIC were appointed conservator or receiver of the Seller, the conservator's or receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" in the Prospectus.

  Certain Matters Relating to Receivership. To the extent that the Seller has granted or will grant a security interest in Receivables to the Trust and that security interest is validly perfected before the Seller's insolvency and was not or will not be taken in contemplation of insolvency of the Seller, or with the intent to hinder, delay or defraud the Seller or the creditors of the Seller, the United States Federal Deposit Insurance Act ("FDIA"), as amended by the United States Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"), provides that such security interest should not be subject to avoidance by the FDIC, as conservator or receiver for the Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Seller, would interfere with the timely transfer to the Trust of payments collected on the Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under the FDIA, delays in payments on the related Series of Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for the Seller, has the power under the FDIA to repudiate contracts, including secured contracts of the Seller. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages". In the event the FDIC were to be appointed as conservator or receiver of the Seller and were to repudiate the Agreement, then the amount payable out of available collateral to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates.

  If a conservator or receiver were appointed for the Seller, then a Trust Pay Out Event would occur with respect to all Series then outstanding, and, subject to the next succeeding sentence, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless otherwise instructed by holders of more than 50% of the Investor Interest of each issued and outstanding Series of Certificates (as defined in the Prospectus) of the Trust, or with respect to any Series with more than one Class, of each Class, and any other Person specified in the Agreement or a Series Supplement), thereby causing early termination of the Trust and a loss to the Certificateholders if the net proceeds of such sale allocable to Series 1997-F and available to make payments on the Certificates were insufficient to pay the Certificateholders in full. If a Trust Pay Out Event occurs involving either the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. A conservator or receiver may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates of each issued and outstanding Series. In addition, in the event of a Servicer Default relating to the conservatorship or receivership of the Servicer, if no Servicer Default other than such conservatorship or receivership exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer under the Agreement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" and "Risk Factors--Potential Effect of Insolvency or Bankruptcy of Seller or Other Holder of Seller Certificate" in the Prospectus.

                         MBNA'S CREDIT CARD PORTFOLIO

GENERAL

  The Receivables conveyed or to be conveyed to the Trust by MBNA pursuant to the Agreement have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including premium accounts and standard accounts, from the Bank Portfolio.

BILLING AND PAYMENTS

  MBNA, using MBNA Hallmark Information Services, Inc. as its service bureau, generates and mails to cardholders monthly statements summarizing account activity and processes cardholder monthly payments. Currently, cardholders must make a monthly minimum payment at least equal to the greater of (i) 2% of the statement balance plus past due amounts and (ii) a stated minimum payment (generally $15) plus past due amounts. Certain eligible cardholders are given the option periodically to take a payment deferral.

  The finance charges on purchases assessed monthly are calculated by multiplying the account's average daily purchase balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on purchases from the date of the purchase or the first day of the billing cycle in which the purchase is posted to the account, whichever is later. Monthly periodic finance charges are not assessed in most circumstances on purchases if all balances shown on the previous billing statement are paid by the due date, which is generally 25 days after the billing date. The finance charges assessed monthly on cash advances (including balance transfers) are calculated by multiplying the account's average cash advance balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on cash advances (including balance transfers) from the date of the transaction. Currently, MBNA generally treats the day on which a cash advance check is deposited or cashed as the transaction date for such check.

  MBNA offers fixed rate and variable rate credit card accounts. Generally, fixed annual percentage rates range from 14.9% to 19.9%, and variable rates range from 6.65% to 10.9% above the prime rate. MBNA also offers temporary promotional rates and, under certain circumstances, the periodic finance charges on a limited number of accounts may be either greater than or less than those assessed by MBNA generally.

  MBNA assesses annual membership fees (generally ranging from $18 to $40) on certain accounts although under various marketing programs these fees may be waived or rebated. For most credit card accounts, MBNA also assesses late, overlimit and returned check charges (generally $20 for late and overlimit charges and generally $18 for returned check charges). MBNA generally assesses a fee on cash advances and certain purchase transactions typically ranging from 1% to 2% of the cash advance or purchase amount with a $2 minimum fee. In some cases, the fee is capped at $10 or $25. Generally, a cash advance fee is not assessed on balance transfers.

DELINQUENCY AND GROSS CHARGE-OFF EXPERIENCE

  An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement. Efforts to collect contractually delinquent credit card receivables currently are made by MBNA's Customer Assistance personnel. Collection activities include statement messages, telephone calls and formal collection letters. MBNA employs two principal computerized systems for collecting past due accounts. The Predictive Management System analyzes each cardholder's purchase and repayment habits and selects accounts for initial contact with the objective of contacting the highest risk accounts first. The accounts selected are queued to MBNA's proprietary Outbound Call Management System ("OCMS"). OCMS sorts accounts by a number of factors, including time zone, degree of delinquency and dollar amount due. OCMS automatically dials delinquent accounts in order of priority. Representatives are automatically linked to the cardholder's account information and voice line when a contact is established.

  Accounts are worked continually at each stage of delinquency through the 180 day past due level. As an account enters the 180 day delinquency level, it is classified as a potential charge-off. Accounts failing to make a payment during the 180 day cycle are written off. Managers may defer a charge-off of an account for another month, pending continued payment activity or other special circumstances. Senior manager approval is required on all exceptions to charge-off. Accounts of cardholders in bankruptcy are currently charged-off no later than is consistent with this policy.

  The following tables set forth the delinquency and gross charge-off experience for each of the periods shown for the Bank Portfolio of credit card accounts. The Bank Portfolio's delinquency and gross charge-off experience is comprised of segments which may, when taken individually, have delinquency and gross charge-off characteristics different from those of the overall Bank Portfolio of credit card accounts. As of the beginning of the day on May 14, 1997, the Receivables in the Trust Portfolio represented approximately 77% of the Bank Portfolio. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual delinquency and gross charge-off experience with respect to the Receivables may be different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and gross charge-off experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio set forth below.

                            DELINQUENCY EXPERIENCE
                                BANK PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                                MARCH 31,                                     DECEMBER 31,
                         ----------------------- -----------------------------------------------------------------------
                                  1997                    1996                    1995                    1994
                         ----------------------- ----------------------- ----------------------- -----------------------
                                     PERCENTAGE              PERCENTAGE              PERCENTAGE              PERCENTAGE
                                      OF TOTAL                OF TOTAL                OF TOTAL                OF TOTAL
                         RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES
                         ----------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
Receivables
 Outstanding(1)........  $34,399,760             $33,070,523             $24,269,670             $17,162,700
Receivables Delinquent:
 35-64 Days............  $   597,364    1.73%    $   619,940    1.87%    $   393,142    1.62%    $   234,686    1.37%
 65-94 Days............      287,807    0.84         282,815    0.86         178,038    0.73         106,309    0.62
 95 or More Days.......      656,589    1.91         606,650    1.83         352,813    1.46         187,764    1.09
                         -----------    ----     -----------    ----     -----------    ----     -----------    ----
 Total.................  $ 1,541,760    4.48%    $ 1,509,405    4.56%    $   923,993    3.81%    $   528,759    3.08%
                         ===========    ====     ===========    ====     ===========    ====     ===========    ====

--------
(1) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the date shown.

                          GROSS CHARGE-OFF EXPERIENCE
                                BANK PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                          THREE MONTHS ENDED
                              MARCH 31,            YEAR ENDED DECEMBER 31,
                          ------------------ -------------------------------------
                                 1997           1996         1995         1994
                          ------------------ -----------  -----------  -----------
Average Receivables Out-
 standing(1)............     $33,562,738     $27,781,061  $20,562,315  $13,594,814
Total Gross Charge-
 Offs(2)................         420,029       1,193,375      686,687      423,551
Total Gross Charge-Offs
 as a percentage of Av-
 erage Receivables Out-
 standing(3)............            5.01%           4.30%        3.34%        3.12%

--------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2) Total Gross Charge-Offs as a percentage of Average Receivables Outstanding for the month ended April 30, 1997 was 5.02% calculated as an annualized figure. Total Gross Charge-Offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.
(3) The percentage reflected for the three months ended March 31, 1997 is an annualized figure.

INTERCHANGE

  The Seller will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the Accounts. Interchange arising under the Accounts will be allocated to the Certificates and the Collateral Interest on the basis of the percentage equivalent of the ratio which the amount of the Investor Percentage, with regard to Finance Charge Receivables, of cardholder charges for goods and services in the Accounts bears to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by MBNA, as reasonably estimated by the Seller. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections of Finance Charge Receivables, making required monthly payments, and calculating the Portfolio Yield. Under the circumstances described herein, Interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" herein and "MBNA's Credit Card Activities--Interchange" in the Prospectus.

                                THE RECEIVABLES

  The Receivables conveyed to the Trust arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the Agreement as applied on the Cut-Off Date and, with respect to Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). Pursuant to the Agreement, the Seller has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Seller designates such accounts as Additional Accounts. On September 19, 1994, November 15, 1994, March 30, 1995, July 6, 1995, October 3, 1995, March 8, 1996, May 30, 1996, September 4, 1996, October
3, 1996, November 5, 1996, February 4, 1997 and April 4, 1997, the Seller designated Additional Accounts and conveyed the Receivables arising therein to the Trust, which included approximately $1.487 billion, $1.087 billion, $1.288 billion, $1.094 billion, $1.193 billion, $1.981 billion, $1.685 billion, $1.986 billion, $1.087 billion, $690.6 million, $1.681 billion and $1.392 billion of Principal Receivables, respectively. In addition, the Seller will be required to designate Additional Accounts, to the extent available, (a) to maintain the Seller Interest so that, during any period of 30 consecutive days, the Seller Interest averaged over that period equals or exceeds the Minimum Seller Interest for the same period and (b) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, an aggregate amount of Principal Receivables equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum Seller Interest" for any period means 7% of the average Principal Receivables for such period; provided, however, that the Seller may reduce the Minimum Seller Interest to not less than 2% of the average Principal Receivables for such period upon satisfaction of the Rating Agency Condition and certain other conditions to be set forth in the Agreement. "Minimum Aggregate Principal Receivables" means, with respect to all Series then outstanding, unless otherwise provided in the related Series Supplement, an amount equal to the sum of the numerators used in the calculation of the Investor Percentages with respect to Principal Receivables for all outstanding Series on such date; provided, however, that with respect to any Series in its Rapid Accumulation Period, or such other period as designated in the related Series Supplement, with an investor interest as of such date of determination equal to the principal funding account balance relating to such Series, taking into account any deposit to be made to the principal funding account relating to such Series on the Transfer Date following such date of determination, the numerator used in the calculation of the Investor Percentage with respect to Principal Receivables relating to such Series shall, solely for the purpose of the definition of Minimum Aggregate Principal Receivables, be deemed to equal zero; provided further, however, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. The Seller will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. Further, pursuant to the Agreement, the Seller will have the right (subject to certain limitations and conditions) to designate certain Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Seller on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. As of the Cut-Off Date and, with respect to Receivables in Additional Accounts, as of the related date of their conveyance to the Trust, and on the date any new Receivables are created, the Seller will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates--Representations and Warranties" in the Prospectus.

  The Receivables in the Trust Portfolio, as of the beginning of the day on May 14, 1997, included $27,052,865,365 of Principal Receivables and $428,711,738 of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $1,294 and an average credit limit of $8,274. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 15.88%. The average age of the Accounts was approximately 32 months. As of the beginning of the day on May 14, 1997, cardholders whose Accounts are included in the Trust Portfolio had billing addresses in all 50 States and the District of Columbia or other United States territories and possessions. As of the beginning of the day on May 14, 1997, 52.7% of the Accounts were standard accounts and 47.3% were premium accounts, and the aggregate Principal Receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate Principal Receivables, were 38.6% and 61.4%, respectively.

  The following tables summarize the Trust Portfolio by various criteria as of the beginning of the day on May 14, 1997. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                        COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                         PERCENTAGE
                                          OF TOTAL                   PERCENTAGE
                              NUMBER OF  NUMBER OF                    OF TOTAL
ACCOUNT BALANCE RANGE          ACCOUNTS   ACCOUNTS    RECEIVABLES    RECEIVABLES
---------------------         ---------- ---------- ---------------  -----------
Credit Balance...............    262,267     1.3%   $   (25,928,717)     (0.1)%
No Balance................... 12,155,674    58.1                  0       0.0
$.01-- $5,000.00.............  6,405,913    30.6      9,436,721,222      34.4
$5,000.01--$10,000.00........  1,611,264     7.7     11,102,616,159      40.4
$10,000.01--$15,000.00.......    331,429     1.6      3,958,713,104      14.4
$15,000.01--$20,000.00.......     88,781     0.4      1,510,357,758       5.5
$20,000.01--$25,000.00.......     31,301     0.2        695,011,638       2.5
$25,000.01 or More...........     24,509     0.1        804,085,939       2.9
                              ----------   -----    ---------------     -----
    Total.................... 20,911,138   100.0%   $27,481,577,103     100.0%
                              ==========   =====    ===============     =====

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                        PERCENTAGE
                                         OF TOTAL                  PERCENTAGE
                             NUMBER OF  NUMBER OF                   OF TOTAL
CREDIT LIMIT RANGE            ACCOUNTS   ACCOUNTS    RECEIVABLES   RECEIVABLES
------------------           ---------- ---------- --------------- -----------
Less than or equal to
 $5,000.00..................  6,348,311    30.4%   $ 3,691,162,498     13.5%
$5,000.01--$10,000.00.......  8,760,343    41.9     11,821,098,557     43.0
$10,000.01--$15,000.00......  3,603,040    17.2      6,026,276,808     21.9
$15,000.01--$20,000.00......  1,255,007     6.0      2,694,417,586      9.8
$20,000.01--$25,000.00......    515,581     2.5      1,461,988,086      5.3
$25,000.01 or More..........    428,856     2.0      1,786,633,568      6.5
                             ----------   -----    ---------------    -----
    Total................... 20,911,138   100.0%   $27,481,577,103    100.0%
                             ==========   =====    ===============    =====

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                  PERCENTAGE
                                                   OF TOTAL                  PERCENTAGE
     PERIOD OF DELINQUENCY             NUMBER OF  NUMBER OF                   OF TOTAL
 (DAY CONTRACTUALLY DELINQUENT)S        ACCOUNTS   ACCOUNTS    RECEIVABLES   RECEIVABLES
-------------------------------        ---------- ---------- --------------- -----------
     Not Delinquent................... 20,180,201    96.5%   $24,355,342,176     88.6%
     Up to 34 Days....................    461,915     2.2      1,926,079,263      7.0
     35 to 64 Days....................    109,738     0.5        469,466,476      1.7
     65 to 94 Days....................     51,323     0.3        224,417,167      0.8
     95 or More Days..................    107,961     0.5        506,272,021      1.9
                                       ----------   -----    ---------------    -----
         Total........................ 20,911,138   100.0%   $27,481,577,103    100.0%
                                       ==========   =====    ===============    =====

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                         PERCENTAGE
                                          OF TOTAL                  PERCENTAGE
                              NUMBER OF  NUMBER OF                   OF TOTAL
ACCOUNT AGE                    ACCOUNTS   ACCOUNTS    RECEIVABLES   RECEIVABLES
-----------                   ---------- ---------- --------------- -----------
Not More than 6 Months......   2,299,246    11.0%   $ 2,683,746,669      9.8%
Over 6 Months to 12 Months..   3,145,719    15.0      3,316,751,869     12.1
Over 12 Months to 24
 Months.....................   5,796,715    27.7      5,696,563,294     20.7
Over 24 Months to 36
 Months.....................   5,011,507    24.0      7,082,542,405     25.8
Over 36 Months to 48
 Months.....................   1,899,246     9.1      2,666,065,431      9.7
Over 48 Months to 60
 Months.....................     377,219     1.8        585,008,885      2.1
Over 60 Months to 72
 Months.....................     240,635     1.2        451,947,596      1.6
Over 72 Months..............   2,140,851    10.2      4,998,950,954     18.2
                              ----------   -----    ---------------    -----
    Total...................  20,911,138   100.0%   $27,481,577,103    100.0%
                              ==========   =====    ===============    =====

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                TRUST PORTFOLIO

                                          PERCENTAGE
                                           OF TOTAL                  PERCENTAGE
                               NUMBER OF  NUMBER OF                   OF TOTAL
STATE                           ACCOUNTS   ACCOUNTS    RECEIVABLES   RECEIVABLES
-----                          ---------- ---------- --------------- -----------
Alabama.......................    195,965     0.9%   $   282,780,580     1.0%
Alaska........................     39,773     0.2         74,758,324     0.3
Arizona.......................    330,959     1.6        479,495,705     1.7
Arkansas......................    153,191     0.7        205,801,648     0.8
California....................  2,286,891    10.9      3,899,167,708    14.2
Colorado......................    364,945     1.8        482,883,999     1.8
Connecticut...................    359,217     1.7        448,957,088     1.6
Delaware......................     86,865     0.4        116,533,216     0.4
Florida.......................  1,066,108     5.1      1,464,334,152     5.3
Georgia.......................    468,760     2.3        694,848,322     2.5
Hawaii........................     80,819     0.4        131,843,942     0.5
Idaho.........................     91,575     0.4        115,213,003     0.4
Illinois......................    805,675     3.9      1,005,305,889     3.7
Indiana.......................    456,027     2.2        493,035,287     1.8
Iowa..........................    239,868     1.2        212,930,598     0.8
Kansas........................    189,839     0.9        225,805,427     0.8
Kentucky......................    230,752     1.1        260,639,922     0.9
Louisiana.....................    269,353     1.3        346,636,131     1.3
Maine.........................    152,734     0.7        169,258,711     0.6
Maryland......................    672,953     3.2        981,317,423     3.6
Massachusetts.................    693,480     3.3        799,052,184     2.9
Michigan......................    728,746     3.5        816,589,482     3.0
Minnesota.....................    423,902     2.0        429,602,660     1.6
Mississippi...................    114,353     0.6        155,402,907     0.6
Missouri......................    369,543     1.8        436,217,904     1.6
Montana.......................     71,957     0.4         76,736,246     0.3
Nebraska......................    165,517     0.8        170,606,500     0.6
Nevada........................    129,158     0.6        229,991,062     0.8
New Hampshire.................    132,104     0.6        159,509,223     0.6
New Jersey....................    843,447     4.0      1,149,799,380     4.2
New Mexico....................    123,549     0.6        176,515,075     0.6
New York......................  1,576,252     7.5      2,015,851,628     7.3
North Carolina................    501,119     2.4        657,577,985     2.4
North Dakota..................     49,128     0.2         47,479,024     0.2
Ohio..........................    829,216     4.0        906,391,809     3.3
Oklahoma......................    214,175     1.0        309,113,901     1.1
Oregon........................    166,331     0.8        240,822,274     0.9
Pennsylvania..................  1,171,765     5.6      1,157,051,621     4.2
Rhode Island..................     99,370     0.5        111,940,227     0.4
South Carolina................    237,345     1.1        303,374,140     1.1
South Dakota..................     59,786     0.3         61,581,741     0.2
Tennessee.....................    396,116     1.9        558,844,452     2.0
Texas.........................  1,367,530     6.6      2,026,275,152     7.4
Utah..........................    144,185     0.7        165,115,530     0.6
Vermont.......................     60,574     0.3         71,673,293     0.3
Virginia......................    570,933     2.7        799,047,776     2.9
Washington....................    403,983     1.9        586,051,768     2.1
West Virginia.................    110,284     0.5        129,574,134     0.5
Wisconsin.....................    486,252     2.3        444,721,624     1.6
Wyoming.......................     46,620     0.2         55,521,012     0.2
District of Columbia..........     52,783     0.3         91,379,747     0.3
Other.........................     29,366     0.1         50,618,567     0.2
                               ----------   -----    ---------------    ----
    Total..................... 20,911,138   100.0%   $27,481,577,103     100%
                               ==========   =====    ===============    ====

                             MATURITY ASSUMPTIONS

  The Agreement provides that Class A Certificateholders will not receive payments of principal until the Scheduled Payment Date, or earlier in the event that either (a) a Trust Pay Out Event occurs or (b)(i) a Series 1997-F Pay Out Event occurs or has occurred and (ii) either the Interest Rate Swap is or has been terminated or an Interest Reserve Account Event occurs or has occurred. The occurrence of either of the foregoing would result in the commencement of the Rapid Amortization Period. The Class B Certificateholders will not begin to receive principal until the final principal payment on the Class A Certificates has been made or, during the Rapid Accumulation Period, until an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account.

  Controlled Accumulation Period. On each Transfer Date during the Controlled Accumulation Period, an amount equal to, for each Monthly Period, the least of
(a) the Available Investor Principal Collections, (b) the applicable "Controlled Deposit Amount," which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Accumulation Shortfall, if any, and (c) the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account established by the Trustee until the amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the sum of the Class A Investor Interest and the Class B Investor Interest. If, for any Monthly Period, the Available Investor Principal Collections for such Monthly Period exceed the applicable Controlled Deposit Amount, any such excess will be paid to the Collateral Interest Holder to the extent that the Collateral Interest exceeds the Required Collateral Interest. After the Class A Investor Interest and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each related Transfer Date until the earlier of the date the Collateral Interest has been paid in full and the Series 1997-F Termination Date. Amounts in the Principal Funding Account are expected to be available to pay in full, on the Scheduled Payment Date, the Class A Investor Interest and, after the payment of the Class A Investor Interest in full, the Class B Investor Interest. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders and the Class B Investor Interest will be paid to the Class B Certificateholders on the Scheduled Payment Date, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest and the Class B Investor Interest in full is not available on the Scheduled Payment Date, the Rapid Amortization Period will commence.

  Rapid Accumulation Period. If a Series 1997-F Pay Out Event occurs during the Revolving Period or the Controlled Accumulation Period and there has not been a termination of the Interest Rate Swap or the occurrence of an Interest Reserve Account Event, the Rapid Accumulation Period will commence and (a) any amount on deposit in the Principal Funding Account up to the Class A Investor Interest will continue to be held for the benefit of the Class A Certificateholders and (b) any amount on deposit in the Principal Funding Account in excess of the Class A Investor Interest (in an amount not to exceed the Class B Investor Interest) will be available to pay the Class B Certificateholders in respect of the Class B Investor Interest on the first Distribution Date with respect to the Rapid Accumulation Period. On each Transfer Date relating to the Rapid Accumulation Period, an amount equal to, for each Monthly Period, the lesser of (a) the Available Investor Principal Collections and (b) the Class A Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account, until the Principal Funding Account Balance equals the Class A Investor Interest. Available Investor Principal Collections deposited in the Principal Funding Account during the Rapid Accumulation Period will not be subject to the Controlled Deposit Amount. Funds on deposit in the Principal Funding Account will be available to pay the Class A Certificateholders in respect of the Class A Investor Interest on the Scheduled Payment Date (or earlier under certain circumstances described herein). Commencing on the Distribution Date following the Transfer Date on which the Principal Funding Account Balance (after taking into account all deposits to be made on such Transfer Date) equals the Class A Investor Interest, remaining Available Investor Principal Collections will be paid to the Class B Certificateholders on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 1997-F Termination Date. Unless either (a) the Interest Rate Swap terminates or an Interest Reserve Account Event occurs, or (b) a Trust Pay Out Event occurs, in each case, prior to the Scheduled Payment Date, the Rapid Accumulation Period will end on the Scheduled Payment Date.

  Rapid Amortization Period. If either (a) a Trust Pay Out Event occurs or (b)
(i) a Series 1997-F Pay Out Event occurs or has occurred and (ii) either the Interest Rate Swap is or has been terminated or an Interest Reserve Account Event occurs or has occurred, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders and, after the Class A Investor Interest has been paid in full, the Class B Certificateholders on the first Distribution Date with respect to the Rapid Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Certificateholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of the date on which the Class A Certificates have been paid in full and the Series 1997-F Termination Date. After the Class A Certificates have been paid in full, and if the Series 1997-F Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificateholders on each Distribution Date until the earlier of the date on which the Class B Certificates have been paid in full and the Series 1997-F Termination Date.

  Pay Out Events. A Series 1997-F Pay Out Event occurs, either automatically or after specified notice, upon (a) the failure of the Seller to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) certain material breaches of certain representations, warranties or covenants of the Seller, (c) the average of the Portfolio Yields for any three consecutive Monthly Periods being less than the average of the Base Rates for such period, (d) the failure of the Seller to convey Receivables arising under Additional Accounts or Participations to the Trust when required by the Agreement, (e) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, or (f) insufficient monies in the Distribution Account to pay the Class A Investor Interest and the Class B Investor Interest in full on the Scheduled Payment Date. A Trust Pay Out Event occurs automatically upon
(a) certain insolvency events involving the Seller, (b) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (c) the Seller becoming unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement. See "Description of the Certificates--Pay Out Events" herein and in the Prospectus. The term "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest, the Collateral Monthly Interest and the Net Swap Payment, if any, each for the related Interest Period, less the Net Swap Receipt, if any, deposited in the Finance Charge Account for such Interest Period, and the Certificateholder Servicing Fee and Servicer Interchange, each with respect to such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of collections of Finance Charge Receivables, annual membership fees, Principal Funding Investment Proceeds, amounts withdrawn from the Reserve Account, the Swap Reserve Fund, and the Interest Reserve Account, if any, deposited into the Finance Charge Account and allocable to the Certificates and the Collateral Interest for such Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

  Swap Termination Events. The Interest Rate Swap may be terminated by its terms, whether or not the Class A Certificates have been paid in full prior to such termination, upon the earliest to occur of (i) the termination of the Trust pursuant to the terms of the Agreement, (ii) the payment in full of the Class A Investor Interest, (iii) the Scheduled Payment Date, (iv) the insolvency, conservatorship or receivership of the Swap Counterparty, (v) the failure on the part of the Trustee (on behalf of the Trust) or the Swap Counterparty to make any payment under the Interest Rate Swap within the applicable grace period, if any and (vi) illegality on the part of the Trust or the Swap Counterparty to be a party to, or perform an obligation under, the Interest Rate

Swap. If the Interest Rate Swap terminates during either the Revolving Period or the Controlled Accumulation Period, upon the occurrence of a Series 1997-F Pay Out Event, there will be no Rapid Accumulation Period and the Rapid Amortization Period will commence. If the Interest Rate Swap terminates during the Rapid Accumulation Period, the Rapid Accumulation Period will end and the Rapid Amortization Period will commence. Any such termination could reduce the average life of the Certificates.

  Interest Reserve Account Event. If the Swap Counterparty fails to deposit an amount equal to one-twelfth of the product of (a) the Swap Fixed Rate and (b) the Notional Amount as of the Record Date immediately preceding a reduction of the Swap Counterparty's long-term credit rating below AA- by Standard & Poor's or below Aa3 by Moody's or a withdrawal of the Swap Counterparty's long-term credit rating by either Standard and Poor's or Moody's, into the Interest Reserve Account within 30 days of such reduction or withdrawal, an Interest Reserve Account Event shall occur. If an Interest Reserve Account Event occurs during either the Revolving Period or the Controlled Accumulation Period, upon the occurrence of a Series 1997-F Pay Out Event, there will be no Rapid Accumulation Period and the Rapid Amortization Period will commence. If an Interest Reserve Account Event occurs during the Rapid Accumulation Period, the Rapid Accumulation Period will end and the Rapid Amortization Period will commence. The occurrence of any such Interest Reserve Account Event could reduce the average life of the Certificates.

  Payment Rates. The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                       CARDHOLDER MONTHLY PAYMENT RATES
                                BANK PORTFOLIO

                                        THREE MONTHS  YEAR ENDED DECEMBER 31,
                                           ENDED      -------------------------
                                       MARCH 31, 1997  1996     1995     1994
                                       -------------- -------  -------  -------
   Lowest Month.......................     11.53%       10.69%   10.22%   10.46%
   Highest Month......................     12.23%       11.56%   11.34%   12.93%
   Monthly Average....................     11.91%       11.19%   10.79%   11.79%

  Prior to May 1, 1991, the Seller required each cardholder to make monthly minimum payments of 3.0% of the statement balance plus past due amounts, insurance payments and other fees. Between May 1, 1991 and September 20, 1993, the Seller required each cardholder to make monthly minimum payments of 2.5% of the statement balance plus past due amounts. Currently, cardholders must make a monthly minimum payment equal to 2.0% of the statement balance plus past due amounts. However, the cardholder was and is generally required to make a monthly minimum payment (generally $15) plus past due amounts. There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If the Rapid Amortization Period commences, the average life of the Certificates could be significantly reduced. If the Rapid Accumulation Period commences, the average life of the Class B Certificates could be significantly reduced.

  Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or (a) a Series 1997-F Pay Out Event may occur which would initiate either the Rapid Accumulation Period or the Rapid Amortization Period, or (b) a Trust Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their final Distribution Date will equal the expected number of months. As described under "Description of the Certificates--Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Scheduled Payment Date. See "Maturity Assumptions" and "Risk Factors--Timing of Principal Payments Other Than at Expected Maturity" in the Prospectus.

                        RECEIVABLE YIELD CONSIDERATIONS

  The gross revenues from finance charges and fees billed to accounts in the Bank Portfolio for each of the three calendar years contained in the period ended December 31, 1996 and the three calendar months contained in the period ended March 31, 1997 are set forth in the following table.

  The historical yield figures in the following table are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the Seller believes that during the three calendar years contained in the period ended December 31, 1996 and the three calendar months contained in the period ended March 31, 1997, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the Prospectus.

                             BANK PORTFOLIO YIELD

                                 THREE MONTHS     YEAR ENDED DECEMBER 31,
                                    ENDED      -------------------------------
                                MARCH 31, 1997   1996       1995       1994
                                -------------- ---------  ---------  ---------
Average Account Monthly
 Accrued Finance Charges and
 Fees(1)(2)...................    $   25.23    $   24.27  $   23.70  $   22.27
Average Account Balance(3)....    $1,825.39    $1,738.50  $1,718.08  $1,624.11
Yield from Finance Charges and
 Fees(4)......................        16.59%       16.75%     16.55%     16.45%
Yield from Interchange(5).....         1.06%        1.17%      1.20%      1.58%
Yield from Finance Charges,
 Fees and Interchange(6)......        17.65%       17.92%     17.75%     18.03%

--------
(1) Finance Charges and Fees are comprised of monthly periodic finance charges and other credit card fees.
(2) Average Account Monthly Accrued Finance Charges and Fees are presented net of adjustments made pursuant to MBNA's normal servicing procedures, including removal of incorrect or disputed monthly periodic finance charges.
(3) Average Account Balances include purchases, cash advances and accrued and unpaid monthly periodic finance and other charges and are calculated based on the average of the account balances during the periods shown for accounts with charging privileges.
(4) Yield from Finance Charges and Fees is the result of dividing the annualized Average Account Monthly Accrued Finance Charges and Fees by the Average Account Balance for the period.
(5) Yield from Interchange is the result of dividing annualized revenue attributable to Interchange received during the period by the Average Account Balance for the period. The amount of Interchange for each of the periods indicated above has been estimated.
(6) The percentage reflected for the three calendar months ended March 31, 1997 is an annualized figure.

  The revenue for the Bank Portfolio of credit card accounts shown in the above table is comprised of monthly periodic finance charges, credit card fees and Interchange. These revenues vary for each account based on the type and volume of activity for each account. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual yield with respect to Receivables may be different from that set forth above for the Bank Portfolio. See "MBNA's Credit Card Portfolio" herein and "MBNA's Credit Card Activities" in the Prospectus.

                           MBNA AND MBNA CORPORATION

  MBNA America Bank, National Association, a national banking association located in Wilmington, Delaware, conducts nationwide consumer lending programs principally comprised of credit card related activities. MBNA International Bank Limited, a private limited company incorporated under the laws of England and Wales, is a wholly-owned subsidiary of MBNA. On a managed basis, including loans originated by MBNA International Bank Limited, MBNA maintained loan accounts with aggregate outstanding balances of $39.9 billion as of March 31, 1997. Of this amount, $34.8 billion were MasterCard and VISA credit card loans originated in the United States. As of March 31, 1997, the premium credit card portfolio in the United States accounted for 51% of MBNA's domestic MasterCard and VISA credit card accounts with outstanding balances and 63% of MBNA's outstanding domestic MasterCard and VISA credit card loans.

  MBNA conducts all direct customer contact processes with respect to the cardholder. This involves a 24 hour, 365 day per year Customer Service telephone staff, Credit Decisions, Correspondence Resolution, Security and Collection Operations. As of March 31, 1997, MBNA had assets of $16.8 billion, deposits of $11.2 billion and capital and surplus accounts of $1.7 billion.

  MBNA is a wholly-owned subsidiary of the Corporation. MBNA was established in January 1991 in connection with a restructuring of the former MBNA America Bank, N.A., a wholly-owned subsidiary of MNC Financial, Inc. The Corporation is a bank holding company organized under the laws of Maryland in 1990 and registered under the Bank Holding Company Act of 1956, as amended. As of March 31, 1997, the Corporation had consolidated assets of $18.1 billion, consolidated deposits of $10.9 billion and capital and surplus accounts of $1.7 billion. The principal asset of the Corporation is the capital stock of MBNA.

                        DESCRIPTION OF THE CERTIFICATES

  The Certificates will be issued pursuant to the Agreement and the Series 1997-F Supplement. Pursuant to the Agreement, the Seller and the Trustee may execute further Series Supplements in order to issue additional Series. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 1997-F Supplement. See "Description of the Certificates" in the Prospectus for additional information concerning the Certificates and the Agreement.

GENERAL

  The Certificates will represent the right to receive certain payments from the assets of the Trust, including the right to the applicable allocation percentage of all cardholder payments on the Receivables in the Trust. Each Class A Certificate represents the right to receive payments of interest at the Class A Certificate Rate for the related Interest Period, and payments of principal on the Scheduled Payment Date or, to the extent of the Class A Investor Interest, on each Distribution Date with respect to the Rapid Amortization Period, funded from collections of Finance Charge Receivables and annual membership fees and Principal Receivables, respectively, allocated to the Class A Investor Interest and certain other available amounts. Each Class B Certificate represents the right to receive payments of interest at the applicable Class B Certificate Rate for the related Interest Period, and payments of principal on the Scheduled Payment Date or, to the extent of the Class B Investor Interest, on each Distribution Date with respect to the Rapid Amortization Period after the Class A Certificates have been paid in full or on each Distribution Date with respect to the Rapid Accumulation Period after the Principal Funding Account Balance equals the Class A Investor Interest, funded from collections of Finance Charge Receivables and annual membership fees and Principal Receivables, respectively, allocated to the Class B Investor Interest and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables, annual membership fees and Principal Receivables, each Class A Certificate also represents the right to receive payments from Net Swap Receipts, Excess Spread, funds on deposit in the Principal Funding Account (in an amount not to exceed the Class A Investor Interest), the Interest Reserve Account and the Reserve Account and certain investment earnings thereon, Reallocated Principal Collections and Shared Principal Collections and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables, annual membership fees and Principal Receivables, each Class B Certificate also represents the right to receive payments from Excess Spread, funds on deposit in the Principal Funding Account (to the extent such funds exceed the Class A Investor Interest and in an amount not to exceed the Class B Investor Interest) and the Reserve Account and certain investment earnings thereon, Reallocated Collateral Principal Collections and Shared Principal Collections and certain other available amounts. Payments of interest and principal will be made on each Distribution Date on which such amounts are due to Certificateholders in whose names the Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each, a "Record Date").

  The Seller initially will own the Seller Certificate. The Seller Certificate will represent the right to receive certain payments from the assets of the Trust, including the right to a percentage (the "Seller Percentage") of all cardholder payments on the Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentages for all Series of certificates then outstanding. The Seller Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth in the Agreement. See "Description of the Certificates--Certain Matters Regarding the Seller and the Servicer" in the Prospectus.

  Application will be made to list the Certificates on the Luxembourg Stock Exchange.

  The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of Cede, as nominee of DTC. Unless and until Definitive Certificates are issued, all references herein to actions by Class A Certificateholders and/or Class B Certificateholders shall refer to actions taken by DTC upon instructions from its Participants and all references herein to distributions, notices, reports and statements to Class A Certificateholders and/or Class B Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates and the Class B Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Description of the Certificates--General," "--Book-Entry Registration" and "--Definitive Certificates" in the Prospectus.

EXCHANGES

  The Seller Certificate is transferable only as provided in the Agreement. The Agreement also provides that the holder of the Seller Certificate may tender the Seller Certificate to the Trustee in exchange for one or more new Series and a reissued Seller Certificate as described under "Description of the Certificates--Exchanges" in the Prospectus.

INTEREST PAYMENTS

  Interest will accrue on the Class A Certificates at the Class A Certificate Rate and on the Class B Certificates at the Class B Certificate Rate from the Closing Date. Interest will be distributed on the August 1997 Distribution

Date and on each Distribution Date thereafter to Certificateholders. Interest payments on the Class A Certificates and the Class B Certificates on any Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates and the outstanding principal balance of the Class B Certificates, as applicable, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable Certificate Rate on the initial outstanding principal balance of the Class A Certificates and the initial outstanding principal balance of the Class B Certificates, as applicable, from the Closing Date. Interest due on the Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the applicable Certificate Rate plus 2% per annum (such amount with respect to the Class A Certificates, the "Class A Additional Interest," and such amount with respect to the Class B Certificates, the "Class B Additional Interest"). Such Additional Interest shall accrue on the same basis as interest on the Certificates, and shall accrue from the Distribution Date such overdue interest became due, to but excluding the Distribution Date on which such Additional Interest is paid. Interest payments on the Class A Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period, and to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Principal Collections (to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be paid from Class B Available Funds for the related Monthly Period, and to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Collateral Principal Collections (to the extent available) remaining after certain other payments have been made with respect to the Class A Certificates.

  "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) the Net Swap Receipt, if any, deposited in the Finance Charge Account with respect to such Monthly Period, and previously due but not paid Net Swap Receipts, if any, deposited in the Finance Charge Account with respect to such Monthly Period, (c) the Principal Funding Investment Proceeds, if any, which are required to be treated as Class A Available Funds pursuant to the Series 1997-F Supplement, in an amount not to exceed that portion of the Covered Amount with respect to the Class A Certificates with respect to the related Transfer Date, (d) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1997-F Supplement with respect to such Transfer Date,
(e) amounts, if any, to be withdrawn from the Swap Reserve Fund which are required to be included in Class A Available Funds pursuant to the Series 1997-F Supplement with respect to such Transfer Date, and (f) amounts, if any, to be withdrawn from the Interest Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1997-F Supplement with respect to such Transfer Date. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class B Floating Allocation of collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) Principal Funding Investment Proceeds, if any, which are required to be treated as Class B Available Funds pursuant to the Series 1997-F Supplement, in an amount not to exceed that portion of the Covered Amount with respect to the Class B Certificates with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class B Available Funds pursuant to the Series 1997-F Supplement with respect to such Transfer Date.

  The Class A Certificates will accrue interest at the Class A Certificate Rate from the Closing Date. Interest payments on the Class A Certificates on any Distribution Date will be an amount equal to one-twelfth of the product of the Class A Certificate Rate and the outstanding principal balance of the Class A Certificates as of the preceding Record Date, except that interest for the first Distribution Date will include accrued interest on the initial outstanding principal balance of the Class A Certificates at the Class A Certificate Rate from the Closing Date through August 14, 1997. Interest on the Class A Certificates will be calculated on the basis of a 360-day year and twelve 30-day months.

  The Class B Certificates will accrue interest from the Closing Date through July 14, 1997, and from July 15, 1997 through August 14, 1997, and with respect to each Interest Period thereafter, at the rate of 0.29% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period (the "Class B Certificate Rate"). Interest on the Class B Certificates will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year.

  The Trustee will determine LIBOR with respect to the Class B Certificates on June 16, 1997 for the period from the Closing Date through July 14, 1997, on July 11, 1997 for the period from July 15, 1997 through August 14, 1997, and for each Interest Period thereafter, on the second business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

  "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

  "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

  "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

  The Class B Certificate Rate applicable to the then current and immediately preceding Interest Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (212) 815-5738.

PRINCIPAL PAYMENTS

  On each Transfer Date relating to the Revolving Period (which begins on the Closing Date and ends at the commencement of the earliest to occur of the Controlled Accumulation Period, the Rapid Accumulation Period or the Rapid Amortization Period), unless a reduction in the Required Collateral Interest has occurred, collections of Principal Receivables allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections.

  On each Transfer Date relating to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the sum of Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be paid first to Class A Certificateholders (in an amount not to exceed the Class A Investor Interest) and then to Class B Certificateholders (to the extent such funds exceed the Class A Investor Interest and in an amount not to exceed the Class B Investor Interest), in each case, on the Scheduled Payment Date (unless paid earlier due to the commencement of the Rapid Amortization Period or, in the case of the Class B Investor Interest, the Rapid Accumulation Period). On each Transfer Date, if a reduction in the Required Collateral Interest has occurred, a portion of collections of Principal Receivables allocable to the Investor Interest will be applied in accordance with the Loan Agreement to reduce the Collateral Interest to the Required Collateral Interest. During the Controlled Accumulation Period, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Principal Collections. If funds on deposit in the Principal Funding Account are insufficient to pay in full the Class A Investor Interest and the Class B Investor Interest on the Scheduled Payment Date, the Rapid Amortization Period will commence.

  "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) collections of Principal Receivables received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amount, plus (b) any Shared Principal Collections with respect to other Series in Group One that are allocated to Series 1997-F.

  On each Transfer Date relating to the Rapid Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the lesser of
(a) Available Investor Principal Collections with respect to such Transfer Date and (b) the Class A Adjusted Investor Interest prior to any deposits on such date. Provided that the Interest Rate Swap has not been terminated and that an Interest Reserve Account Event has not occurred, amounts in the Principal Funding Account will be paid to the Class A Certificateholders on the Scheduled Payment Date. After the Principal Funding Account Balance equals the Class A Investor Interest, on each Transfer Date during the Rapid Accumulation Period, amounts equal to the lesser of (a) Available Investor Principal Collections with respect to such Transfer Date minus the portion of Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date and (b) the Class B Investor Interest will be deposited in the Distribution Account for distribution to the Class B Certificateholders on each following Distribution Date until the Class B Investor Interest has been paid in full. The Rapid Accumulation Period will end on the Scheduled Payment Date, unless prior to the Scheduled Payment Date, the Interest Rate Swap terminates or an Interest Reserve Account Event occurs. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Accumulation Period.

  On each Distribution Date with respect to the Rapid Amortization Period, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earlier of the date the Class A Certificates are paid in full and the Series 1997-F Termination Date. After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive, on each Distribution Date with respect to the Rapid Amortization Period, Available Investor Principal Collections for the related Monthly Period in an amount up to the Class B Investor Interest until the earlier of the date the Class B Certificates are paid in full and the Series 1997-F Termination Date. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive, on each Transfer Date (other than the Transfer Date prior to the Series 1997-F Termination Date) and on the Series 1997-F Termination Date, Available Investor Principal Collections until the earlier of the date the Collateral Interest is paid in full and the Series 1997-F Termination Date. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

  Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the Determination Date immediately preceding the May 2001 Distribution Date, and each Determination Date thereafter, until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of whole months expected to be required to fully fund the Principal Funding Account no later than the Scheduled Payment Date, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and
(b) the amount of
principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period; provided, however, that the calculation of Accumulation Period Length may be changed at any time if the Rating Agency Condition is satisfied. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will not be determined to be less than one month.

INTEREST RATE SWAP

  On the Closing Date, the Trustee, on behalf of the Trust, will enter into the Interest Rate Swap with Deutsche Bank AG, New York Branch (the "Swap Counterparty"). In accordance with the terms of the Interest Rate Swap, the amount payable by the Swap Counterparty to the Trust will be, for each Distribution Date, an amount equal to one-twelfth of the product of (a) the Swap Fixed Rate and (b) notional amount of the Interest Rate Swap (the "Notional Amount"), which equals the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date). In the case of the first Distribution Date, such amounts will include accrued amounts for the period from the Closing Date through August 14, 1997. Payments from the Swap Counterparty to the Trust will be calculated on the basis of a 360-day year and twelve 30-day months. The amount payable by the Trust to the Swap Counterparty will be, for each Distribution Date, to the extent of Class A Available Funds and certain other amounts available for such purpose, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the Interest Period relating to such Distribution Date, and the denominator of which is 360, (ii) the Swap Floating Rate, and
(iii) the Notional Amount as of the preceding Record Date. The "Swap Fixed Rate" will equal 6.60% per annum. The "Swap Floating Rate" will equal, with respect to any Interest Period, 0.10% per annum above LIBOR with respect to the related Interest Period (or such lesser rate as is specified in the Interest Rate Swap).

  With respect to each Distribution Date, the Net Swap Receipt, if any, for the related Transfer Date will be deposited into the Finance Charge Account by the Trustee and treated as part of Class A Available Funds. The Net Swap Payment, if any, will be paid to the Swap Counterparty for any Transfer Date out of collections of Finance Charge Receivables and certain other available amounts allocated to the Class A Certificates, including Principal Funding Investment Proceeds, amounts on deposit in the Reserve Account and the Swap Reserve Fund, Excess Spread and Reallocated Principal Collections, based on the respective amounts due as described under "--Application of Collections-- Payment of Interest, Fees and Other Items."

  The "Net Swap Payment," for any Transfer Date, shall mean, (a) if the netting provisions of the Interest Rate Swap apply, the amount by which the Floating Amount for such date exceeds the fixed amount payable by the Swap Counterparty to the Trust for such date, and (b) otherwise, an amount equal to the Floating Amount for such date. The "Net Swap Receipt," for any Transfer Date, shall mean, (a) if the netting provisions of the Interest Rate Swap apply, the amount by which the fixed amount payable by the Swap Counterparty to the Trust for such date exceeds the Floating Amount for such date, and (b) otherwise, an amount equal to the fixed amount payable by the Swap Counterparty to the Trust for such date. Net Swap Payments and Net Swap Receipts do not include any termination payments payable by either the Swap Counterparty or the Trust pursuant to the Interest Rate Swap. The netting provisions of the Interest Rate Swap will apply unless the Trustee elects gross payments to be made pursuant to the provisions of the Interest Rate Swap. If the Trustee elects gross payments under the Interest Rate Swap, the Trustee's obligation to pay the Floating Amount on any Transfer Date to the Swap Counterparty pursuant to the terms of the Interest Rate Swap is conditioned upon the prior receipt of the fixed amounts payable by the Swap Counterparty to the Trust for such date. The "Floating Amount," for any Transfer Date, shall mean an amount equal to the floating amount payable by the Trust to the Swap Counterparty for such date pursuant to the Interest Rate Swap minus the amount by which the amount required to be withdrawn from the Swap Reserve Fund, if any, exceeds the amount withdrawn from the Swap Reserve Fund for such date. See "--Swap Reserve Fund." If the amount required to be withdrawn from the Swap Reserve Fund for any Transfer Date exceeds the amount on deposit in the Swap Reserve Fund for such date, the amount of such excess will be paid, to the extent available, from amounts distributed in accordance with clause (j) of "--Application of Collections--Excess Spread."

  The Interest Rate Swap will terminate by its terms, whether or not the Class A Certificates have been paid in full prior to such termination, upon the earliest to occur of (i) the termination of the Trust pursuant to the terms of the Agreement, (ii) the payment in full of the Class A Investor Interest,
(iii) the Scheduled Payment Date, (iv) the insolvency, conservatorship or receivership of the Swap Counterparty, (v) failure on the part of the Trustee (on behalf of the Trust) or the Swap Counterparty to make any payment under the Interest Rate Swap within the applicable grace period and (vi) illegality on the part of the Trust or the Swap Counterparty to be a party to, or perform an obligation under, the Interest Rate Swap. In the event that the Interest Rate Swap terminates prior to the payment in full of the Class A Certificates, interest due on the Class A Certificates will be paid from Class A Available Funds, Excess Spread, Reallocated Principal Collections and amounts withdrawn from the Interest Reserve Account, if any, as described herein, without the benefits of any Net Swap Receipts that might have been due for any future Distribution Dates, and Excess Spread available to be distributed with respect to amounts due on the Class B Certificates will not include the benefits of any Net Swap Receipts that might have been due for such future Distribution Dates.

  If the Swap Counterparty's long-term credit rating is reduced below AA- by Standard and Poor's or below Aa3 by Moody's or is withdrawn by either Standard & Poor's or Moody's, the Swap Counterparty will be required within 30 days from the date of such reduction or withdrawal to fund an account (the "Interest Reserve Account") in an amount equal to one-twelfth of the product of (a) the Swap Fixed Rate and (b) the Notional Amount as of the Record Date preceding such reduction or withdrawal (the "Required Interest Reserve Amount"). The Trustee shall establish and maintain, at the direction of the Servicer, the Interest Reserve Account with a Qualified Institution as a segregated trust account for the benefit of the Class A Certificateholders. There can be no assurance that the Swap Counterparty can or will adequately fund the Interest Reserve Account. If the Swap Counterparty fails to adequately fund the Interest Reserve Account within 30 days of such reduction or withdrawal (an "Interest Reserve Account Event"), then (i) if the Rapid Accumulation Period has not previously commenced, there will be no Rapid Accumulation Period and, upon the occurrence of a Series 1997-F Pay Out Event or a Trust Pay Out Event, the Rapid Amortization Period will commence or (ii) if the Rapid Accumulation Period has commenced prior to the occurrence of an Interest Reserve Account Event, upon the occurrence of such Interest Reserve Account Event, the Rapid Amortization Period will commence.

  All amounts on deposit in the Interest Reserve Account on any Transfer Date (after giving effect to any deposits to the Interest Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Swap Counterparty in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Interest Reserve Account (to the extent the amount on deposit is less than the Required Interest Reserve Amount) or distributed by the Trustee to the Swap Counterparty.

  On the Transfer Date on or following the termination of the Interest Rate Swap due to a default by the Swap Counterparty, the Trustee, at the direction of the Servicer, shall withdraw an amount equal to the Net Swap Receipt, if any, for the related Distribution Date, plus the amount of any Net Swap Receipt previously due but not paid, from funds on deposit in the Interest Reserve Account, if any (up to the Required Interest Reserve Amount), and deposit such amount into the Finance Charge Account to be applied as Class A Available Funds as described below under "--Application of Collections." The Interest Reserve Account will be terminated on the Transfer Date on or following such termination of the Interest Rate Swap (after giving effect to the withdrawal of an amount equal to the Net Swap Receipt, if any, on such Transfer Date, plus the amount of any Net Swap Receipt previously due but not paid).

  Upon the termination of the Interest Reserve Account, all amounts on deposit therein will be, after the prior payment of all amounts owing to the Class A Certificateholders that are payable from the Interest Reserve Account, distributed to the Swap Counterparty pursuant to the terms of the Interest Rate Swap.

  In the event the long-term credit rating of the Swap Counterparty is reduced below BBB- by Standard & Poor's or Baa3 by Moody's or is withdrawn by either Standard & Poor's or Moody's, the Seller, may, but shall not be obligated to, direct the Trustee to direct the Swap Counterparty to assign its rights and obligations under the Interest Rate Swap to a replacement swap counterparty. There can be no assurance that a successor swap counterparty will be found or that such assignment will be made.

  The Rating Agencies have not relied on the ratings of the Swap Counterparty in rating either the Class A Certificates or the Class B Certificates but rather on the value of the Receivables and the terms of the applicable Credit Enhancement. See "Risk Factors--Interest Rate Swap Considerations."

  The Swap Counterparty, a member of the Deutsche Bank Group, currently has a long-term credit rating of AAA from Standard & Poor's and Aa1 from Moody's. The Swap Counterparty will provide upon request, without charge to each person to whom this Prospectus Supplement and the related Prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective long-term credit ratings and (ii) the consolidated financial information of the Deutsche Bank Group based on International Accounting Standards, which can be obtained upon written or oral request from Corporate Communications, Deutsche Bank AG, 31 West 52nd Street, New York, NY 10019, telephone (212) 469-5000.

  THE INFORMATION SET FORTH IN THE PRECEDING PARAGRAPH HAS BEEN PROVIDED BY THE SWAP COUNTERPARTY. THE SELLER MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

SUBORDINATION

  The Class B Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and to fund the Net Swap Payments. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates and the Interest Rate Swap and the Class B Investor Interest may be reduced if the Collateral Interest is equal to zero. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A Certificates, the Interest Rate Swap and the Class B Certificates and the Collateral Interest may be reduced. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificates in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to, and the amounts available to be distributed with respect to interest on, the Class B Certificateholders will be reduced. See "--Allocation Percentages," "--Reallocation of Cash Flows" and "--Application of Collections--Excess Spread."

ALLOCATION PERCENTAGES

  Pursuant to the Agreement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the Seller Interest, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Default Amounts with respect to such Monthly Period.

  Collections of Finance Charge Receivables and Default Amounts at any time and collections of Principal Receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the initial Investor Interest) and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the day immediately preceding the Closing Date and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the last day of the first calendar month in the first Monthly Period), and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in clause (x) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and
(ii) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. Such amounts so allocated will be further allocated between the Class A Certificateholders, Class B Certificateholders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

  Collections of Principal Receivables during the Controlled Accumulation Period, Rapid Accumulation Period and Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in clause (x) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust at the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. Such amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

  "Class A Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class A Certificates, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates preceding such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

  "Class B Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class B Certificates, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge-Offs," and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

  "Collateral Interest" for any date means an amount equal to (a) the Initial Collateral Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder, prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the aggregate amount by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge-Offs," and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Collateral Interest may not be reduced below zero.

  "Class A Adjusted Investor Interest," for any date of determination, means an amount equal to the Class A Investor Interest, minus the funds on deposit in the Principal Funding Account on such date (up to the Class A Investor Interest).

  "Class B Adjusted Investor Interest," for any date of determination, means an amount equal to the Class B Investor Interest, minus the funds on deposit in the Principal Funding Account in excess of the Class A Investor Interest on such date (up to the Class B Investor Interest).

REALLOCATION OF CASH FLOWS

  With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, (b) the Net Swap Payment, if any, for such Transfer Date and overdue Net Swap Payments, if any, due to the Swap Counterparty, (c) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (d) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread allocated to Series 1997-F and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread, are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest was not reduced on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See"--Defaulted Receivables; Investor Charge-Offs."

  With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and overdue Class B Monthly Interest and Class B Additional Interest, if any, and (ii) the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread allocated to Series 1997-F not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Collateral Interest), and the Class B Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs."

  Reductions of the Class A Investor Interest or Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread available for such purposes on each Transfer Date. See "--Application of Collections--Excess Spread." When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest shall be reimbursed until reimbursed in full in a similar manner.

  "Reallocated Class B Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

  "Reallocated Collateral Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for the related Transfer Date.

  "Reallocated Principal Collections" for any Monthly Period means the sum of
(a) the Reallocated Class B Principal Collections for such Monthly Period, if any, and (b) the Reallocated Collateral Principal Collections for such Monthly Period, if any.

APPLICATION OF COLLECTIONS

  Allocations. Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as MBNA remains the Servicer under the Agreement and (a)(i) the Servicer provides to the Trustee a letter of credit covering the risk of collection of the Servicer and (ii) the Seller shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then-existing rating of any Series then outstanding or (b) the Servicer has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by either BIF or SAIF, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

  With respect to the Certificates, and notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the Collateral Interest Holder and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

  Payment of Interest, Fees and Other Items. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the Finance Charge Account in the following priority:

    (a) On each Transfer Date, an amount equal to the Class A Available Funds will be distributed in the following priority:

      (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class A Certificateholders on such Distribution Date;

      (ii) an amount equal to the Net Swap Payment, if any, for such Transfer Date, plus the amount of any Net Swap Payments previously due but not paid to the Swap Counterparty will be paid to the Swap Counterparty;

      (iii) an amount equal to the Class A Servicing Fee for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

      (iv) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account for such Transfer Date; and

      (v) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

    (b) On each Transfer Date, an amount equal to the Class B Available Funds will be distributed in the following priority:

      (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class B Certificateholders on such Distribution Date;

      (ii) an amount equal to the Class B Servicing Fee for the related Monthly Period, plus the amount of any overdue Class B Servicing Fee, will be paid to the Servicer; and

      (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

    (c) On each Transfer Date, an amount equal to the Collateral Available Funds will be distributed in the following priority:

      (i) if MBNA or The Bank of New York is no longer the Servicer, an amount equal to the Collateral Interest Servicing Fee, plus the amount of any overdue Collateral Interest Servicing Fee, for the related Monthly Period will be paid to the Servicer; and

      (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

  "Class A Monthly Interest" with respect to any Distribution Date will equal one-twelfth of the product of (a) the Class A Certificate Rate and (b) the outstanding principal balance of the Class A Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A Certificates at the Class A Certificate Rate for the period from the Closing Date through August 14, 1997.

  "Class B Monthly Interest" with respect to any Distribution Date will equal the product of (a) the Class B Certificate Rate for the related Interest Period, (b) the actual number of days in such Interest Period divided by 360 and (c) the outstanding principal balance of the Class B Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B Certificates at the applicable Class B Certificate Rate for the period from the Closing Date through August 14, 1997.

  "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

  "Excess Spread" means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a)(v), clause (b)(iii) and clause
(c)(ii) above.

  Excess Spread. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the related Monthly Period, to make the following distributions in the following priority:

    (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, however, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread, such Excess Spread shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a)(i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (a)(ii) above under "--Payment of Interest, Fees and Other Items," third to pay amounts due with respect to such Transfer Date pursuant to clause (a)(iii) above under "--Payment of Interest, Fees and Other Items" and fourth to pay amounts due with respect to such Transfer Date pursuant to clause (a)(iv) above under "--Payment of Interest, Fees and Other Items;"

    (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Transfer Date of certain other amounts applied for that purpose) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b)(i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (b)(ii) above under "--Payment of Interest, Fees and Other Items" and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (e) an amount equal to the Collateral Monthly Interest for such Transfer Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Transfer Date, will be distributed to the Collateral Interest Holder for distribution in accordance with the Loan Agreement;

    (f) if MBNA or The Bank of New York is the Servicer, an amount equal to the Collateral Interest Servicing Fee, plus the amount of any overdue Collateral Interest Servicing Fee, for the related Monthly Period will be paid to the Servicer;

    (g) an amount equal to the aggregate Collateral Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (h) an amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account; and

    (j) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (i) above shall be applied in accordance with the provisions of the Loan Agreement and the Series 1997-F Supplement.

  "Collateral Monthly Interest" with respect to any Transfer Date will equal the product of (a) an amount equal to the London interbank offered rate for one-month United States dollar deposits plus 1.0% per annum, or such lesser amount as may be designated in the Loan Agreement (the "Collateral Rate"), (b) the actual number of days in the related Interest Period divided by 360 and
(c) the Collateral Interest as of the related Record Date or, with respect to the first Transfer Date, the Initial Collateral Interest. The Trustee will determine the London interbank offered rate for one-month United States dollar deposits with respect to the Collateral Interest for each Interest Period on the second business day prior to the Transfer Date on which such Interest Period commences.

  Payments of Principal. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Principal Account in the following priority:

    (a) on each Transfer Date with respect to the Revolving Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

      (i) an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan
    Agreement; and

      (ii) the balance will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" herein and in the Prospectus;

    (b) on each Transfer Date with respect to the Controlled Accumulation Period, the Rapid Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

      (i) an amount equal to Class A Monthly Principal will be deposited in the Principal Funding Account (during the Controlled Accumulation
    Period or the Rapid Accumulation Period) or distributed (on the related Distribution Date) to the Class A Certificateholders (during the Rapid Amortization Period); and

      (ii) an amount equal to the Class B Monthly Principal will be (x) after an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account (taking into account deposits to be made on such Transfer Date), deposited in the Principal Funding Account (during the Controlled Accumulation Period) or distributed (on the related Distribution Date) to the Class B
    Certificateholders (during the Rapid Accumulation Period), or (y) after the Class A Investor Interest has been paid in full (taking into account payments to be made on the related Distribution Date), distributed (on the related Distribution Date) to the Class B
    Certificateholders (during the Rapid Amortization Period);

    (c) on each Transfer Date with respect to the Controlled Accumulation Period, the Rapid Accumulation Period and the Rapid Amortization Period in which a reduction in the Required Collateral Interest has occurred, Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal will be applied to reduce the Collateral Interest to the Required Collateral Interest; and

    (d) on each Transfer Date with respect to the Controlled Accumulation Period, the Rapid Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) and (c) above, if any, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" herein and in the Prospectus.

  "Class A Monthly Principal" with respect to any Transfer Date relating to
(a) the Controlled Accumulation Period or the Rapid Accumulation Period, prior to the deposit in full of an amount equal to the Class A Investor Interest in the Principal Funding Account, or (b) the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of
(i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest on such Transfer Date.

  "Class B Monthly Principal" with respect to any Transfer Date relating to
(a) the Controlled Accumulation Period or the Rapid Accumulation Period, beginning with the Transfer Date on which an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account (after taking into account deposits to be made on such Transfer Date), or (b) the Rapid Amortization Period, beginning with the Transfer Date immediately preceding the Distribution Date on which the Class A Certificates will be paid in full (after taking into account payments to be made on the related Distribution Date), will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date), (ii) for each Transfer Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date (minus the Class A Monthly Principal with respect to such Transfer Date) and (iii) the Class B Adjusted Investor Interest prior to any deposits on such Transfer Date.

  "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Collateral Interest pursuant to clause (4) of the proviso in the definition thereof an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period, the Rapid Accumulation Period or Rapid Amortization Period an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the excess, if any, of (A) the Available Investor Principal Collections on such Transfer Date over (B) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

  "Controlled Accumulation Amount" means for any Transfer Date with respect to the Controlled Accumulation Period, $54,416,666.67; provided, however, that if the commencement of the Controlled Accumulation Period is delayed as described above under "--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Agreement based on the principal payment rates for the Accounts and on the investor interests of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Controlled Accumulation Period.

  "Accumulation Shortfall" means (a) on the first Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount deposited in the Principal Funding Account on such Transfer Date and (b) on each subsequent Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent Transfer Date plus any Accumulation Shortfall for the prior Transfer Date over the amount deposited in the Principal Funding Account on such subsequent Transfer Date.

SHARED PRINCIPAL COLLECTIONS

  Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period (a) with respect to the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account and payments to the Collateral Interest Holder, (b) with respect to the Rapid Accumulation Period, deposits of Available Investor Principal Collections into the Principal Funding Account up to the Class A Investor Interest and payments to the Class B Certificateholders and the Collateral Interest Holder and (c) with respect to the Rapid Amortization Period, payments to the Certificateholders and then under certain circumstances payments to the Collateral Interest Holder. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Certificateholders and the

Collateral Interest Holder and any similar amount remaining for any other Series in Group One ("Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series in Group One which have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series in Group One based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Seller Certificate.

REQUIRED COLLATERAL INTEREST

  The "Required Collateral Interest" with respect to any Transfer Date means
(i) initially $53,000,000 and (ii) thereafter on each Transfer Date an amount equal to 7.5% of the sum of the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date after any adjustments made on such Transfer Date, but not less than $21,180,000; provided, however, that (1) notwithstanding clause (2) below, if the Principal Funding Account Balance equals the Class A Investor Interest (taking into account any deposits to be made on such Transfer Date) and the Class B Investor Interest will be reduced to zero on the related Distribution Date, the Required Collateral Interest for any Transfer Date shall be equal to zero; (2) if certain reductions in the Collateral Interest are made or if the Rapid Amortization Period commences, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or such commencement of the Rapid Amortization Period, (3) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date and (4) the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

  "Rating Agency Condition" means the notification in writing by each Rating Agency to the Seller, the Servicer and the Trustee that a proposed action will not result in any Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or Class of a Series with respect to which it is a Rating Agency.

  With respect to any Transfer Date, if the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread, if available, will be allocated to increase the Collateral Interest to the extent of such shortfall. Any of such Excess Spread not required to be so allocated or deposited into the Reserve Account with respect to any Transfer Date will be applied in accordance with the Loan Agreement and the Series 1997-F Supplement. See "-- Application of Collections--Excess Spread."

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

  On or before each Transfer Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (a) the Floating Investor Percentage on the day the applicable Account became a Defaulted Account and (b) the aggregate amount of Receivables in Defaulted Accounts (the "Default Amount") for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Default

Amount") on each Transfer Date in an amount equal to the product of the Collateral Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

  On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Class A Available Funds, Excess Spread and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date as described under "--Application of Collections--Excess Spread," the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date for which the Collateral Interest is not reduced) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose as described under "-- Application of Collections--Excess Spread."

  On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date as described under "--Application of Collections--Excess Spread," the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread."

  On each Transfer Date, if the Collateral Default Amount for such Transfer Date exceeds the amount of Excess Spread which is allocated and available to fund such amount as described under "--Application of Collections--Excess Spread," the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections-- Excess Spread."

PRINCIPAL FUNDING ACCOUNT

  Pursuant to the Series 1997-F Supplement, the Trustee will establish and maintain with a Qualified Institution the principal funding account as a segregated trust account held for the benefit of the Certificateholders (the "Principal Funding Account"). During the Controlled Accumulation Period and the Rapid Accumulation Period, the Trustee at the direction of the Servicer shall transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Series 1997-F Certificates from the Principal Account to the Principal Funding Account as described under "--Application of Collections."

  Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. During the Controlled Accumulation Period and the Rapid Accumulation Period, investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be used to pay interest on the Certificates and amounts, if any, owed to the Swap Counterparty under the Interest Rate Swap in an amount up to, for each Transfer Date, the sum of (a) with respect to the Class A Certificates, the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period, or, in the event the Interest Rate Swap has been terminated, the numerator of which is 30, and the denominator of which is 360, (ii) the Swap Floating Rate, or, in the event the Interest Rate Swap has been terminated, the Class A Certificate Rate, in either case, for such Interest Period and (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Class A Monthly Principal as of the Record Date preceding such Transfer Date and (b) with respect to the Class B Certificates, the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, (ii) the Class B Certificate Rate in effect with respect to such Interest Period and (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Class B Monthly Principal as of the Record Date preceding such Transfer Date (such sum, the "Covered Amount"). To the extent that, on any Transfer Date with respect to the Controlled Accumulation Period or the Rapid Accumulation Period or the first Transfer Date with respect to the Rapid Amortization Period, Principal Funding Investment Proceeds for such Transfer Date are less than the Covered Amount determined as of such Transfer Date, an amount equal to the Principal Funding Investment Shortfall shall be withdrawn, to the extent required and available, from the Reserve Account and, to the extent required and available, the Swap Reserve Fund and applied as Class A Available Funds and Class B Available Funds for such Transfer Date. See "--Reserve Account" and "--Swap Reserve Fund."

  "Principal Funding Investment Shortfall" means with respect to each Transfer Date relating to the Controlled Accumulation Period or the Rapid Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds for such Transfer Date are less than the Covered Amount determined as of such Transfer Date.

RESERVE ACCOUNT

  Pursuant to the Series 1997-F Supplement, the Trustee will establish and maintain with a Qualified Institution the reserve account as a segregated trust account held for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Certificates and Net Swap Payments, if any, during the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Accumulation Period or the Rapid Amortization Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Certificates (to the extent described above under "--Application of Collections--Excess Spread") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) 0.5% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Seller; provided, however, that if such designation is of a lesser amount, the Seller shall have provided the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Seller shall have delivered to the Trustee a certificate of an authorized officer of the Seller to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1997-F. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and treat such amount as Excess Spread to be applied in accordance with clause (j) of "--Application of Collections--Excess Spread." Any amounts withdrawn from the Reserve Account for treatment as Excess Spread in accordance with the preceding sentence will not be available for distribution to the Certificateholders.

  Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

  On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the first to occur of the Rapid Accumulation Period or the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and included as Class A Available Funds or Class B Available Funds, as provided in the Series 1997-F Supplement, for such Transfer Date in an aggregate amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Principal Funding Investment Shortfall with respect to such Transfer Date; provided, however, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

  The Reserve Account will be terminated upon the earliest to occur of (a) the termination of the Trust pursuant to the Agreement, (b) the first Transfer Date with respect to the Rapid Accumulation Period, (c) the first Transfer Date with respect to the Rapid Amortization Period, and (d) the Transfer Date immediately preceding the Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be treated as Excess Spread to be applied in accordance with clause (j) of "-- Application of Collections--Excess Spread." Any amounts withdrawn from the Reserve Account for treatment as Excess Spread in accordance with the preceding sentence will not be available for distribution to the Certificateholders.

SWAP RESERVE FUND

  Pursuant to the Series 1997-F Supplement, the Trustee will establish and maintain with a Qualified Institution the swap reserve fund as a segregated trust account held for the benefit of the Class A Certificateholders and the Swap Counterparty, as their interests appear in the Series 1997-F Supplement (the "Swap Reserve Fund"). The Swap Reserve Fund is established to assist in the payment of certain amounts owed to the Swap Counterparty during the Rapid Accumulation Period. The Swap Reserve Fund will be funded by an initial deposit by the Seller and, to the extent required and available, from amounts distributed in accordance with clause (j) of "--Application of Collections-- Excess Spread." Payments required to be made by the Swap Counterparty to the Trust are not dependent upon or subject to the availability of funds in the Swap Reserve Fund.

  On or before each Transfer Date with respect to the Rapid Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period if the Rapid Amortization Period is preceded by the Rapid Accumulation Period, a withdrawal will be made from the Swap Reserve Fund in an amount equal to the lesser of (a) the amount on deposit in the Swap Reserve Fund with respect to such Transfer Date and (b) the Principal Funding Investment Shortfall with respect to such Transfer Date; provided, however, that on the first Transfer Date with respect to the Rapid Accumulation Period, the Principal Funding Investment Shortfall shall equal the amount, if any, by which the sum of (i) the Principal Funding Investment Proceeds for such Transfer Date and (ii) the amount withdrawn from the Reserve Account on such Transfer Date as described under "--Principal Funding Account" and "--Reserve Account" is less than the amount computed pursuant to clause (a) of the definition of Covered Amount for such Transfer Date; provided further, however, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Swap Reserve Fund on such Transfer Date. Such withdrawal will be deposited into the Finance Charge Account and included as Class A Available Funds for such Transfer Date. No amounts withdrawn from the Swap Reserve Fund will be included as Class B Available Funds.

PAY OUT EVENTS

  As described above, the Revolving Period will continue through May 31, 2001 (unless such date is postponed as described under "--Postponement of Controlled Accumulation Period"), unless either a Series 1997-F Pay Out Event or Trust Pay Out Event (jointly, a "Pay Out Event") occurs prior to such date. A "Series 1997-F Pay Out Event" refers to any of the following events:

    (a) failure on the part of the Seller (i) to make any payment or deposit on the date required under the Agreement or the Series 1997-F Supplement (or within the applicable grace period which shall not exceed five days) or
  (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Agreement or the Series 1997-F Supplement, which failure has a material adverse effect on Certificateholders (which determination shall be made without reference to whether any funds are available under the Collateral Interest) and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the Certificateholders (which determination shall be made without reference to whether any funds are available under the Collateral Interest) for such period;

    (b) any representation or warranty made by the Seller in the Agreement or the Series 1997-F Supplement, or any information required to be given by the Seller to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, and as a result of which the interests of the Certificateholders are materially and adversely affected (which determination shall be made without reference to whether any funds are available under the Collateral Interest) and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this subparagraph (b) shall not be deemed to occur thereunder if the Seller has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Agreement;

    (c) the average of the Portfolio Yields for any three consecutive Monthly Periods is less than the average of the Base Rates for such period;

    (d) a failure by the Seller to convey Receivables arising under Additional Accounts, or Participations, to the Trust when required by the Agreement;

    (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders; or

    (f) insufficient moneys in the Distribution Account to pay the Class A Investor Interest and the Class B Investor Interest on the Scheduled Payment Date.

  A "Trust Pay Out Event" refers to any of the following events:

    (a) certain events of insolvency, conservatorship or receivership relating to the Seller;

    (b) the Seller becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

    (c) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  In the case of any event described in clause (a), (b) or (e) of the definition of a Series 1997-F Pay Out Event, a Series 1997-F Pay Out Event will be deemed to have occurred only if, after any applicable grace period, either the Trustee or Certificateholders and the Collateral Interest Holder evidencing undivided interests aggregating not less than 50% of the Investor Interest, by written notice to the Seller and the Servicer (and to the Trustee if given by the Certificateholders) declare that a Series 1997-F Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (a), (b) or (c) of the definition of a Trust Pay Out Event, a Trust Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (c), (d), or (f) of the definition of a Series 1997-F Pay Out Event, a Series 1997-F Pay Out Event with respect to only the Certificates, will be deemed to have occurred, without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Series 1997-F Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence if the Interest Rate Swap has been terminated or an Interest Reserve Account Event has occurred, and the Rapid Accumulation Period will commence if the Interest Rate Swap has not been terminated and an Interest Reserve Account Event has not occurred. On the date on which a Trust Pay Out Event occurs, the Rapid Amortization Period will commence regardless of whether the Interest Rate Swap has previously terminated or an Interest Reserve Account Event has previously occurred.

  In the event the Rapid Amortization Period commences, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Rapid Amortization Period commenced. The amount on deposit in the Principal Funding Account, if any, will be distributed to the Class A Certificateholders and the Class B Certificateholders to the extent allocable to each, on the first Distribution Date with respect to the Rapid Amortization Period. In the event the Rapid Accumulation Period commences, Available Investor Principal Collections will be accumulated in the Principal Funding Account up to the Class A Investor Interest and held for the benefit of the Class A Certificateholders, and then distributions of principal to the Class B Certificateholders, will begin (to the extent of available funds) on the first Distribution Date following the day on which the Principal Funding Account Balance is equal to the Class A Investor Interest. If, because of the occurrence of either (a) a Trust Pay Out Event, or (b) (i) a Series 1997-F Pay Out Event and (ii) either the termination of the Interest Rate Swap or the occurrence of an Interest Reserve Account Event, the Rapid Amortization Period begins on or prior to April 30, 2002, Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates. If the Rapid Accumulation Period begins and the Principal Funding Account Balance equals the Class A Investor Interest prior to the Scheduled Payment Date, the Class B Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may reduce the average life of the Class B Certificates.

  See "Description of the Certificates--Pay Out Events" in the Prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the Seller.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The share of the Servicing Fee allocable to the Investor Interest with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to one-twelfth of the product of (a) 2.0% and (b) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to $1,686,555.56. On each Transfer Date, but only if MBNA or The Bank of New York is the Servicer, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account shall be withdrawn from the Finance Charge Account and paid to the Servicer in payment of a portion of the Investor Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period for which MBNA or The Bank of New York is the Servicer will be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Adjusted Investor Interest, as of the last day of such Monthly Period and (ii) 0.75%; provided further, however, that with respect to the first Transfer Date, the Servicer Interchange may equal but shall not exceed $632,458.33. In the case of any insufficiency of Servicer Interchange on deposit in the Finance Charge Account, a portion of the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

  The share of the Investor Servicing Fee allocable to the Class A Certificateholders with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Allocation, (b) 1.25%, or if MBNA or The Bank of New York is not the Servicer, 2.0% (the "Net Servicing Fee Rate") and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class A Servicing Fee shall be equal to $895,833.33. The share of the Investor Servicing Fee allocable to the Class B Certificateholders with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of
(a) the Class B Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class B Servicing Fee shall be equal to $79,131.95. The share of the Investor Servicing Fee allocable to the Collateral Interest Holder with respect to any Transfer Date (the "Collateral Interest Servicing Fee," together with the Class A Servicing Fee and the Class B Servicing Fee, the "Certificateholder Servicing Fee") shall be equal to one-twelfth of the product of (a) the Collateral Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Collateral Interest Servicing Fee shall be equal to $79,131.95. The remainder of the Servicing Fee shall be paid by the holder of the Seller Certificate or other Series (as provided in the related Series Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid. In no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections--Payment of Interest, Fees and Other Items."

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

REPORTS TO CERTIFICATEHOLDERS

  On each Transfer Date, the Trustee will forward to each Certificateholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Certificates--Reports to Certificateholders" in the Prospectus. In addition, such statement will include certain information regarding the Principal Funding Account and the Collateral Interest, if any, for such Transfer Date.

AMENDMENTS

  In addition to being subject to amendment pursuant to any other provisions relating to amendments in either the Agreement or the Series 1997-F Supplement, the Series 1997-F Supplement may be amended by the Seller without the consent of the Servicer, the Trustee or any Certificateholder if the Seller provides the Trustee with (a) an opinion of counsel to the effect that such amendment or modification would reduce the risk that the Trust would be treated as taxable as a publicly traded partnership pursuant to Code section 7704 and (b) a certificate that such amendment or modification would not materially and adversely affect any Certificateholder, provided, however, that no such amendment shall be deemed effective without the Trustee's consent, if the Trustee's rights, duties and obligations under the Series 1997-F Supplement are thereby modified. Promptly after the effectiveness of any such amendment, the Seller shall deliver a copy of such amendment to each of the Servicer, the Trustee and each Rating Agency described in the Series 1997-F Supplement.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class A Certificates (together, the "Class A Underwriting Agreement") between the Seller and the Class A Underwriters named below (the "Class A Underwriters"), and the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class B Certificates (together, the "Class B Underwriting Agreement," and together with the Class A Underwriting Agreement, the "Underwriting Agreement") between the Seller and the Class B Underwriters named below (the "Class B Underwriters," and together with the Class A Underwriters, the "Underwriters") the Seller has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Certificates set forth opposite its name:

                                                        PRINCIPAL AMOUNT OF
   CLASS A UNDERWRITERS                                 CLASS A CERTIFICATES
   --------------------                                 --------------------
   Lehman Brothers Inc. ...............................     $120,000,000
   Credit Suisse First Boston Corporation..............      120,000,000
   Deutsche Morgan Grenfell Inc. ......................      120,000,000
   Merrill Lynch, Pierce, Fenner & Smith
        Incorporated...................................      120,000,000
   Salomon Brothers Inc ...............................      120,000,000
                                                            ------------
     Total.............................................     $600,000,000
                                                            ============
                                                        PRINCIPAL AMOUNT OF
   CLASS B UNDERWRITERS                                 CLASS B CERTIFICATES
   --------------------                                 --------------------
   Lehman Brothers Inc. ...............................     $ 26,500,000
   Salomon Brothers Inc ...............................       26,500,000
                                                            ------------
     Total.............................................     $ 53,000,000
                                                            ============

  In the Class A Underwriting Agreement, the Class A Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby if any of the Class A Certificates are purchased. In the Class B Underwriting Agreement, the Class B Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B Certificates offered hereby if any of the Class B Certificates are purchased. The Underwriters have agreed to reimburse the Seller for certain expenses of the issuance and distribution of the Certificates.

  The Class A Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.20% of the principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.10% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

  The Class B Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.225% of the principal amount of the Class B Certificates. The Class B Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.125% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriters.

  Each Underwriter has represented and agreed that:

    (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom;

    (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

    (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

    (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

  The Seller will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

  The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Seller nor any of the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

  Deutsche Morgan Grenfell Inc., an underwriter of the Class A Certificates, is an affiliate of Deutsche Bank AG, New York Branch, the Swap Counterparty.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

TERM                                                                   PAGE
----                                                                   ----
Accounts.........................................................       S-1, S-3
Accumulation Period..............................................            S-5
Accumulation Period Length.......................................           S-39
Accumulation Shortfall...........................................     S-10, S-50
Additional Interest..............................................            S-8
Adjusted Investor Interest.......................................            S-6
Agreement........................................................            S-3
Available Investor Principal Collections.........................           S-39
Available Reserve Account Amount.................................           S-54
Bank Portfolio...................................................            S-3
Base Rate........................................................           S-32
Certificateholder Servicing Fee..................................           S-57
Certificateholders...............................................            S-3
Certificates.....................................................       S-1, S-3
Class A Additional Interest......................................           S-37
Class A Adjusted Investor Interest...............................      S-6, S-44
Class A Available Funds..........................................           S-37
Class A Certificate Rate.........................................       S-2, S-5
Class A Certificateholders.......................................            S-3
Class A Certificates.............................................       S-1, S-3
Class A Fixed Allocation.........................................           S-43
Class A Floating Allocation......................................           S-43
Class A Investor Charge-Off......................................     S-15, S-52
Class A Investor Default Amount..................................           S-51
Class A Investor Interest........................................ S-4, S-5, S-44
Class A Monthly Interest.........................................           S-47
Class A Monthly Principal........................................           S-49
Class A Required Amount..........................................     S-14, S-44
Class A Servicing Fee............................................           S-57
Class A Underwriters.............................................           S-58
Class A Underwriting Agreement...................................           S-58
Class B Additional Interest......................................           S-37
Class B Adjusted Investor Interest...............................      S-6, S-44
Class B Available Funds..........................................           S-37
Class B Certificate Rate......................................... S-2, S-5, S-38
Class B Certificateholders.......................................            S-3
Class B Certificates.............................................       S-1, S-3
Class B Fixed Allocation.........................................           S-44
Class B Floating Allocation......................................           S-43
Class B Investor Charge-Off......................................     S-16, S-52
Class B Investor Default Amount..................................           S-51
Class B Investor Interest........................................ S-4, S-6, S-44
Class B Monthly Interest.........................................           S-47
Class B Monthly Principal........................................           S-50
Class B Required Amount..........................................     S-14, S-45
Class B Servicing Fee............................................           S-57
Class B Underwriters.............................................           S-58
Class B Underwriting Agreement,..................................           S-58
Closing Date.....................................................       S-2, S-5

TERM                                                                  PAGE
----                                                                  ----
Code............................................................           S-22
Collateral Available Funds......................................           S-47
Collateral Charge-Off...........................................           S-52
Collateral Default Amount.......................................           S-51
Collateral Fixed Allocation.....................................           S-44
Collateral Floating Allocation..................................           S-43
Collateral Interest.............................................      S-4, S-44
Collateral Interest Holder......................................            S-4
Collateral Interest Servicing Fee...............................           S-57
Collateral Monthly Interest.....................................           S-49
Collateral Monthly Principal....................................           S-50
Collateral Rate.................................................           S-49
Controlled Accumulation Amount..................................           S-50
Controlled Accumulation Period..................................            S-9
Controlled Deposit Amount.......................................     S-10, S-31
Covered Amount..................................................     S-11, S-53
Cut-Off Date....................................................            S-4
Default Amount..................................................           S-51
Distribution Date...............................................       S-2, S-8
ERISA...........................................................           S-22
Excess Spread...................................................     S-14, S-47
FDIA............................................................           S-24
FIRREA..........................................................           S-24
Fixed Investor Percentage.......................................           S-43
Floating Amount.................................................     S-18, S-40
Floating Investor Percentage....................................           S-42
Group One.......................................................           S-20
Initial Collateral Interest.....................................           S-16
Interest Period.................................................            S-8
Interest Rate Swap..............................................           S-17
Interest Reserve Account........................................     S-19, S-41
Interest Reserve Account Event..................................     S-19, S-41
Investor Default Amount.........................................           S-51
Investor Interest...............................................            S-4
Investor Servicing Fee..........................................           S-56
LIBOR........................................................... S-2, S-5, S-38
LIBOR Determination Date........................................           S-38
Loan Agreement..................................................           S-17
MBNA............................................................            S-1
Minimum Aggregate Principal Receivables.........................           S-27
Minimum Seller Interest.........................................           S-27
Monthly Period..................................................            S-6
Net Servicing Fee Rate..........................................           S-57
Net Swap Payment................................................     S-18, S-40
Net Swap Receipt................................................     S-18, S-40
Notional Amount.................................................     S-17, S-40
OCMS............................................................           S-25
Pay Out Event...................................................           S-55
Portfolio Yield.................................................           S-32
Principal Funding Account.......................................     S-10, S-53
Principal Funding Account Balance...............................           S-31

TERM                                                                    PAGE
----                                                                    ----
Principal Funding Investment Proceeds............................... S-10, S-53
Principal Funding Investment Shortfall..............................       S-53
Principal Shortfalls................................................       S-51
Rapid Accumulation Period...........................................       S-12
Rapid Amortization Period...........................................       S-13
Rating Agency Condition.............................................       S-51
Reallocated Class B Principal Collections...........................       S-46
Reallocated Collateral Principal Collections........................       S-46
Reallocated Principal Collections...................................       S-46
Receivables.........................................................   S-1, S-3
Record Date.........................................................       S-36
Reference Banks.....................................................       S-38
Required Amount.....................................................       S-14
Required Collateral Interest........................................ S-16, S-51
Required Interest Reserve Amount.................................... S-19, S-41
Required Reserve Account Amount.....................................       S-53
Reserve Account.....................................................       S-53
Reserve Account Funding Date........................................       S-53
Revolving Period....................................................        S-9
Scheduled Payment Date..............................................        S-2
Seller..............................................................        S-3
Seller Certificate..................................................        S-6
Seller Interest.....................................................        S-4
Seller Percentage...................................................       S-36
Series 1997-F.......................................................        S-4
Series 1997-F Pay Out Event.........................................       S-55
Series 1997-F Supplement............................................        S-3
Series 1997-F Termination Date......................................        S-7
Servicer Interchange................................................       S-56
Shared Principal Collections........................................ S-20, S-51
Swap Counterparty................................................... S-17, S-40
Swap Fixed Rate..................................................... S-17, S-40
Swap Floating Rate.................................................. S-17, S-40
Swap Reserve Fund...................................................       S-54
Telerate Page 3750..................................................       S-38
Transfer Date.......................................................       S-46
Trust...............................................................   S-1, S-3
Trust Pay Out Event.................................................       S-55
Trust Portfolio.....................................................       S-27
Trustee.............................................................        S-3
Underwriters........................................................       S-58
Underwriting Agreement..............................................       S-58

                                                                        ANNEX I

                              OTHER SERIES ISSUED

  The table below sets forth the principal characteristics of the thirty-three other Series previously issued by the Trust, all of which are in Group One. For more specific information with respect to any Series, any prospective investor should contact MBNA at (800) 362-6255 or (302) 456-8588. MBNA will provide, without charge, to any prospective purchaser of the Certificates, a copy of the Disclosure Documents for any previous publicly-issued Series.

1. Series 1994-A

   Initial Class A Investor Interest............................................... $661,200,000
   Class A Certificate Rate................................ One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest................................................ $34,200,000
   Class B Certificate Rate................................ One-Month LIBOR plus 0.37% per annum
   Class A Controlled Accumulation Amount.......................................... $55,100,000*
   Class A Scheduled Payment Date................................. August 1999 Distribution Date
   Class B Scheduled Payment Date.............................. September 1999 Distribution Date
   Annual Servicing Fee Percentage............................................... 2.0% per annum
   Initial Collateral Interest...................................................... $64,600,000
   Other Enhancement for the Class A Certificates......... Subordination of Class B Certificates
   Series 1994-A Termination Date................................ January 2002 Distribution Date
   Series Issuance Date.......................................................... August 4, 1994

2. Series 1994-B

   Initial Class A Investor Interest............................................... $870,000,000
   Class A Certificate Rate.................... Thirteen-week Treasury Bill plus 0.45% per annum
   Initial Class B Investor Interest................................................ $45,000,000
   Class B Certificate Rate................................ One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount.......................................... $72,500,000*
   Class A Scheduled Payment Date................................. August 1999 Distribution Date
   Class B Scheduled Payment Date.............................. September 1999 Distribution Date
   Annual Servicing Fee Percentage............................................... 2.0% per annum
   Initial Collateral Interest...................................................... $85,000,000
   Other Enhancement for the Class A Certificates......... Subordination of Class B Certificates
   Series 1994-B Termination Date................................ January 2002 Distribution Date
   Series Issuance Date......................................................... August 18, 1994

3. Series 1994-C

   Initial Class A Investor Interest............................................... $870,000,000
   Class A Certificate Rate................................. One-Month LIBOR plus .25% per annum
   Initial Class B Investor Interest................................................ $45,000,000
   Class B Certificate Rate................................. One-Month LIBOR plus .45% per annum
   Class A Controlled Accumulation Amount.......................................... $72,500,000*
   Class A Scheduled Payment Date................................ October 2001 Distribution Date
   Class B Scheduled Payment Date............................... November 2001 Distribution Date
   Annual Servicing Fee Percentage............................................... 2.0% per annum
   Initial Collateral Interest...................................................... $85,000,000
   Other Enhancement for the Class A Certificates......... Subordination of Class B Certificates
   Series 1994-C Termination Date.................................. March 2004 Distribution Date
   Series Issuance Date........................................................ October 26, 1994

4. Series 1994-D

   Initial Class A Investor Interest................................................. $870,000,000
   Class A Certificate Rate.......................... Daily Federal Funds Rate plus .33% per annum
   Initial Class B Investor Interest.................................................. $45,000,000
   Class B Certificate Rate................................... One-Month LIBOR plus .35% per annum
   Class A Controlled Accumulation Amount............................................ $72,500,000*
   Class A Scheduled Payment Date.................................. October 1997 Distribution Date
   Class B Scheduled Payment Date................................. November 1997 Distribution Date
   Annual Servicing Fee Percentage................................................. 2.0% per annum
   Initial Collateral Interest........................................................ $85,000,000
   Other Enhancement for the Class A Certificates........... Subordination of Class B Certificates
   Series 1994-D Termination Date.................................... March 2000 Distribution Date
   Series Issuance Date.......................................................... October 26, 1994

5. Series 1994-E

   Initial Investor Interest......................................................... $500,000,000
   Current Investor Interest as of May 31, 1997...................................... $700,000,000
   Maximum Investor Interest......................................................... $700,000,000
   Certificate Rate........................................................ Commercial Paper Index
   Annual Servicing Fee Percentage................................................. 2.0% per annum
   Initial Cash Collateral Amount..................................................... $20,000,000
   Series Issuance Date......................................................... December 15, 1994

6. Series 1995-A

   Initial Class A Investor Interest................................................. $500,250,000
   Class A Certificate Rate................................... One-Month LIBOR plus .27% per annum
   Initial Class B Investor Interest.................................................. $25,875,000
   Class B Certificate Rate................................... One-Month LIBOR plus .45% per annum
   Class A Controlled Accumulation Amount............................................ $41,687,500*
   Class A Scheduled Payment Date................................... August 2004 Distribution Date
   Class B Scheduled Payment Date................................ September 2004 Distribution Date
   Annual Servicing Fee Percentage................................................. 2.0% per annum
   Initial Collateral Interest........................................................ $48,875,000
   Other Enhancement for the Class A Certificates........... Subordination of Class B Certificates
   Series 1995-A Termination Date.................................. January 2007 Distribution Date
   Series Issuance Date............................................................ March 22, 1995

7. Series 1995-B

   Initial Class A Investor Interest................................................. $652,500,000
   Class A Certificate Rate................................... One-Month LIBOR plus .16% per annum
   Initial Class B Investor Interest.................................................. $33,750,000
   Class B Certificate Rate................................... One-Month LIBOR plus .32% per annum
   Class A Controlled Accumulation Amount............................................ $54,375,000*
   Class A Scheduled Payment Date...................................... May 2000 Distribution Date
   Class B Scheduled Payment Date..................................... June 2000 Distribution Date
   Annual Servicing Fee Percentage................................................. 2.0% per annum
   Initial Collateral Interest........................................................ $63,750,000
   Other Enhancement for the Class A Certificates........... Subordination of Class B Certificates
   Series 1995-B Termination Date.................................. October 2002 Distribution Date
   Series Issuance Date.............................................................. May 23, 1995

8. Series 1995-C

   Initial Class A Investor Interest........................................................... $500,250,000
   Class A Certificate Rate................................................................. 6.45% per annum
   Initial Class B Investor Interest............................................................ $25,875,000
   Class B Certificate Rate............................................. One-Month LIBOR plus .42% per annum
   Class A Controlled Accumulation Amount...................................................... $41,687,500*
   Class A Scheduled Payment Date............................................... June 2005 Distribution Date
   Class B Scheduled Payment Date............................................... July 2005 Distribution Date
   Annual Servicing Fee Percentage........................................................... 2.0% per annum
   Initial Collateral Interest.................................................................. $48,875,000
   Other Enhancement for the Class A Certificates..................... Subordination of Class B Certificates
   Series 1995-C Termination Date........................................... February 2008 Distribution Date
   Series Issuance Date....................................................................... June 29, 1995

9. Series 1995-D

   Initial Class A Investor Interest........................................................... $435,000,000
   Class A Certificate Rate................................................................. 6.05% per annum
   Initial Class B Investor Interest............................................................ $22,500,000
   Class B Certificate Rate............................................. One-Month LIBOR plus .29% per annum
   Class A Controlled Accumulation Amount...................................................... $36,250,000*
   Class A Scheduled Payment Date............................................... June 2000 Distribution Date
   Class B Scheduled Payment Date............................................... July 2000 Distribution Date
   Annual Servicing Fee Percentage........................................................... 2.0% per annum
   Initial Collateral Interest.................................................................. $42,500,000
   Other Enhancement for the Class A Certificates..................... Subordination of Class B Certificates
   Series 1995-D Termination Date........................................... November 2002 Distribution Date
   Series Issuance Date....................................................................... June 29, 1995

10. Series 1995-E

   Initial Class A Investor Interest.......................................................... $435,000,000
   Class A Certificate Rate........................................... One-Month LIBOR plus 0.22% per annum
   Initial Class B Investor Interest........................................................... $22,500,000
   Class B Certificate Rate........................................... One-Month LIBOR plus 0.32% per annum
   Class A Controlled Accumulation Amount..................................................... $36,250,000*
   Class A Scheduled Payment Date............................................ August 2002 Distribution Date
   Class B Scheduled Payment Date......................................... September 2002 Distribution Date
   Annual Servicing Fee Percentage.......................................................... 2.0% per annum
   Initial Collateral Interest................................................................. $42,500,000
   Other Enhancement for the Class A Certificates.................... Subordination of Class B Certificates
   Series 1995-E Termination Date........................................... January 2005 Distribution Date
   Series Issuance Date..................................................................... August 2, 1995

                                      A-3

11. Series 1995-F

   Initial Class A Investor Interest................................................. $455,000,000
   Class A Certificate Rate....................................................... 6.60% per annum
   Initial Class B Investor Interest.................................................. $18,750,000
   Class B Certificate Rate....................................................... 6.75% per annum
   Class A Controlled Accumulation Amount......................................... $37,916,666.67*
   Class A Scheduled Payment Date................................... August 2000 Distribution Date
   Class B Scheduled Payment Date................................ September 2000 Distribution Date
   Annual Servicing Fee Percentage................................................. 2.0% per annum
   Initial Collateral Interest........................................................ $26,250,000
   Other Enhancement for the Class A Certificates........................ Subordination of Class B
    Certificates
   Series 1995-F Termination Date.................................. January 2003 Distribution Date
   Series Issuance Date........................................................... August 30, 1995

12. Series 1995-G

   Initial Class A Investor Interest................................................. $435,000,000
   Class A Certificate Rate.................................. One-Month LIBOR plus 0.21% per annum
   Initial Class B Investor Interest.................................................. $22,500,000
   Class B Certificate Rate.................................. One-Month LIBOR plus 0.33% per annum
   Class A Controlled Accumulation Amount............................................ $36,250,000*
   Class A Scheduled Payment Date.................................. October 2002 Distribution Date
   Class B Scheduled Payment Date................................. November 2002 Distribution Date
   Annual Servicing Fee Percentage................................................. 2.0% per annum
   Initial Collateral Interest........................................................ $42,500,000
   Other Enhancement for the Class A Certificates........................ Subordination of Class B
    Certificates
   Series 1995-G Termination Date.................................... March 2005 Distribution Date
   Series Issuance Date........................................................ September 27, 1995

13. Series 1995-H

   Initial Class A Investor Interest................................................. $285,245,000
   Class A Certificate Rate.................................. One-Month LIBOR plus 0.07% per annum
   Initial Class B Investor Interest.................................................. $14,755,000
   Class B Certificate Rate.................................. One-Month LIBOR plus 0.19% per annum
   Class A Controlled Accumulation Amount......................................... $23,770,416.67*
   Class A Scheduled Payment Date.................................. October 1998 Distribution Date
   Class B Scheduled Payment Date................................. November 1998 Distribution Date
   Annual Servicing Fee Percentage................................................. 2.0% per annum
   Initial Collateral Interest........................................................ $27,875,000
   Other Enhancement for the Class A Certificates........................ Subordination of Class B
    Certificates
   Series 1995-H Termination Date.................................... March 2001 Distribution Date
   Series Issuance Date........................................................ September 28, 1995

14. Series 1995-I

   Initial Class A Investor Interest.................................................... $652,500,000
   Class A Certificate Rate..................................... One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest..................................................... $33,750,000
   Class B Certificate Rate..................................... One-Month LIBOR plus 0.27% per annum
   Class A Controlled Accumulation Amount............................................... $54,375,000*
   Class A Scheduled Payment Date..................................... October 2000 Distribution Date
   Class B Scheduled Payment Date.................................... November 2000 Distribution Date
   Annual Servicing Fee Percentage.................................................... 2.0% per annum
   Initial Collateral Interest........................................................... $63,750,000
   Other Enhancement for the Class A Certificates........................... Subordination of Class B
    Certificates
   Series 1995-I Termination Date....................................... March 2003 Distribution Date
   Series Issuance Date............................................................. October 26, 1995

15. Series 1995-J

   Initial Class A Investor Interest.................................................... $435,000,000
   Class A Certificate Rate..................................... One-Month LIBOR plus 0.23% per annum
   Initial Class B Investor Interest..................................................... $22,500,000
   Class B Certificate Rate..................................... One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount............................................... $36,250,000*
   Class A Scheduled Payment Date.................................... November 2002 Distribution Date
   Class B Scheduled Payment Date.................................... December 2002 Distribution Date
   Annual Servicing Fee Percentage.................................................... 2.0% per annum
   Initial Collateral Interest........................................................... $42,500,000
   Other Enhancement for the Class A Certificates........................... Subordination of Class B
    Certificates
   Series 1995-J Termination Date....................................... April 2005 Distribution Date
   Series Issuance Date............................................................ November 21, 1995

16. Series 1996-A

   Initial Class A Investor Interest.................................................... $609,000,000
   Class A Certificate Rate..................................... One-Month LIBOR plus 0.21% per annum
   Initial Class B Investor Interest..................................................... $31,500,000
   Class B Certificate Rate..................................... One-Month LIBOR plus 0.34% per annum
   Class A Controlled Accumulation Amount............................................... $50,750,000*
   Class A Scheduled Payment Date.................................... February 2003 Distribution Date
   Class B Scheduled Payment Date....................................... March 2003 Distribution Date
   Annual Servicing Fee Percentage.................................................... 2.0% per annum
   Initial Collateral Interest........................................................... $59,500,000
   Other Enhancement for the Class A Certificates........................... Subordination of Class B
    Certificates
   Series 1996-A Termination Date........................................ July 2005 Distribution Date
   Series Issuance Date............................................................ February 28, 1996

17. Series 1996-B

   Initial Class A Investor Interest................................................. $435,000,000
   Class A Certificate Rate.................................. One-Month LIBOR plus 0.26% per annum
   Initial Class B Investor Interest.................................................. $22,500,000
   Class B Certificate Rate.................................. One-Month LIBOR plus 0.37% per annum
   Class A Controlled Accumulation Amount............................................ $36,250,000*
   Class A Scheduled Payment Date.................................... March 2006 Distribution Date
   Class B Scheduled Payment Date.................................... April 2006 Distribution Date
   Annual Servicing Fee Percentage................................................. 2.0% per annum
   Initial Collateral Interest........................................................ $42,500,000
   Other Enhancement for the Class A Certificates........................ Subordination of Class B
    Certificates
   Series 1996-B Termination Date................................... August 2008 Distribution Date
   Series Issuance Date............................................................ March 26, 1996

18. Series 1996-C

   Initial Class A Investor Interest................................................. $435,000,000
   Class A Certificate Rate.................................. One-Month LIBOR plus 0.14% per annum
   Initial Class B Investor Interest.................................................. $22,500,000
   Class B Certificate Rate.................................. One-Month LIBOR plus 0.28% per annum
   Class A Controlled Accumulation Amount............................................ $36,250,000*
   Class A Scheduled Payment Date.................................... March 2001 Distribution Date
   Class B Scheduled Payment Date.................................... April 2001 Distribution Date
   Annual Servicing Fee Percentage................................................. 2.0% per annum
   Initial Collateral Interest........................................................ $42,500,000
   Other Enhancement for the Class A Certificates........................ Subordination of Class B
    Certificates
   Series 1996-C Termination Date................................... August 2003 Distribution Date
   Series Issuance Date............................................................ March 27, 1996

19. Series 1996-D

   Initial Class A Investor Interest................................................. $850,000,000
   Class A Certificate Rate.................................. One-Month LIBOR plus 0.15% per annum
   Initial Class B Investor Interest.................................................. $75,000,000
   Class B Certificate Rate.................................. One-Month LIBOR plus 0.29% per annum
   Class A Controlled Accumulation Amount......................................... $70,833,333.33*
   Class A Scheduled Payment Date.................................... April 2001 Distribution Date
   Class B Scheduled Payment Date...................................... May 2001 Distribution Date
   Annual Servicing Fee Percentage................................................. 2.0% per annum
   Initial Collateral Interest........................................................ $75,000,000
   Other Enhancement for the Class A Certificates........................ Subordination of Class B
    Certificates
   Series 1996-D Termination Date................................ September 2003 Distribution Date
   Series Issuance Date............................................................... May 1, 1996

20. Series 1996-E

   Initial Class A Investor Interest........................................................... $637,500,000
   Class A Certificate Rate............................................ One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest............................................................ $56,250,000
   Class B Certificate Rate...........................................  One-Month LIBOR plus 0.31% per annum
   Class A Controlled Accumulation Amount...................................................... $53,125,000*
   Class A Scheduled Payment Date................................................ May 2003 Distribution Date
   Class B Scheduled Payment Date............................................... June 2003 Distribution Date
   Annual Servicing Fee Percentage........................................................... 2.0% per annum
   Initial Collateral Interest.................................................................. $56,250,000
   Other Enhancement for the Class A Certificates..................... Subordination of Class B Certificates
   Series 1996-E Termination Date............................................ October 2005 Distribution Date
   Series Issuance Date........................................................................ May 21, 1996

21. Series 1996-F

   Initial Class A Investor Interest........................................................... $470,000,000
   Initial Collateral Interest.................................................................. $30,000,000
   Current Investor Interest as of May 31, 1997................................................ $500,000,000
   Maximum Investor Interest................................................................... $500,000,000
   Certificate Rate.................................................................. Commercial Paper Index
   Annual Servicing Fee Percentage........................................................... 2.0% per annum
   Series Issuance Date....................................................................... June 25, 1996

22. Series 1996-G

   Initial Class A Investor Interest........................................................... $425,000,000
   Class A Certificate Rate............................................ One-Month LIBOR plus 0.18% per annum
   Initial Class B Investor Interest............................................................ $37,500,000
   Class B Certificate Rate............................................ One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount................................................... $35,416,666.67*
   Class A Scheduled Payment Date............................................... July 2006 Distribution Date
   Class B Scheduled Payment Date............................................. August 2006 Distribution Date
   Annual Servicing Fee Percentage........................................................... 2.0% per annum
   Initial Collateral Interest.................................................................. $37,500,000
   Other Enhancement for the Class A Certificates..................... Subordination of Class B Certificates
   Series 1996-G Termination Date........................................... December 2008 Distribution Date
   Series Issuance Date....................................................................... July 17, 1996

23. Series 1996-H

   Initial Class A Investor Interest......................................................... $1,020,000,000
   Class A Certificate Rate.......................................... Three-Month LIBOR plus 0.10% per annum
   Initial Class B Investor Interest............................................................ $90,000,000
   Class B Certificate Rate.......................................... Three-Month LIBOR plus 0.27% per annum
   Class A Controlled Accumulation Amount...................................................... $85,000,000*
   Class A Scheduled Payment Date............................................. August 2001 Distribution Date
   Class B Scheduled Payment Date.......................................... September 2001 Distribution Date
   Annual Servicing Fee Percentage........................................................... 2.0% per annum
   Initial Collateral Interest.................................................................. $90,000,000
   Other Enhancement for the Class A Certificates..................... Subordination of Class B Certificates
   Series 1996-H Termination Date............................................ January 2004 Distribution Date
   Series Issuance Date..................................................................... August 14, 1996

24. Series 1996-I

   Initial Class A Deutsche Mark ("DM") Investor Interest............................ DM 1,000,000,000
   Initial Class A Investor Interest.................................................. $666,444,518.49
   Class A Certificate Rate................................. Three-Month DM LIBOR plus 0.09% per annum
   Class A Floating Dollar Rate............................... Three-Month LIBOR plus 0.115% per annum
   Initial Class B Investor Interest...................................................... $58,804,000
   Class B Certificate Rate...................... Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Class A Controlled Accumulation Amount............................................. $55,537,043.21*
   Class A Scheduled Payment Date.................................................. September 19, 2001
   Class B Scheduled Payment Date...................................... October 2001 Distribution Date
   Annual Servicing Fee Percentage..................................................... 2.0% per annum
   Initial Collateral Interest............................................................ $58,804,000
   Other Enhancement for the Class A Certificates............... Subordination of Class B Certificates
   Series 1996-I Termination Date................................................... February 18, 2004
   Series Issuance Date............................................................ September 25, 1996

25. Series 1996-J

   Initial Class A Investor Interest..................................................... $850,000,000
   Class A Certificate Rate...................................... One-Month LIBOR plus 0.15% per annum
   Initial Class B Investor Interest...................................................... $75,000,000
   Class B Certificate Rate...................................... One-Month LIBOR plus 0.36% per annum
   Class A Controlled Accumulation Amount............................................. $70,833,333.33*
   Class A Scheduled Payment Date.................................... September 2003 Distribution Date
   Class B Scheduled Payment Date...................................... October 2003 Distribution Date
   Annual Servicing Fee Percentage..................................................... 2.0% per annum
   Initial Collateral Interest............................................................ $75,000,000
   Other Enhancement for the Class A Certificates............................ Subordination of Class B
    Certificates
   Series 1996-J Termination Date..................................... February 2006 Distribution Date
   Series Issuance Date............................................................ September 19, 1996

26. Series 1996-K

   Initial Class A Investor Interest.................................................... $850,000,000
   Class A Certificate Rate..................................... One-Month LIBOR plus 0.13% per annum
   Initial Class B Investor Interest..................................................... $75,000,000
   Class B Certificate Rate..................................... One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount............................................ $70,833,333.34*
   Class A Scheduled Payment Date..................................... October 2003 Distribution Date
   Class B Scheduled Payment Date.................................... November 2003 Distribution Date
   Annual Servicing Fee Percentage.................................................... 2.0% per annum
   Initial Collateral Interest........................................................... $75,000,000
   Other Enhancement for the Class A Certificates.............. Subordination of Class B Certificates
   Series 1996-K Termination Date....................................... March 2006 Distribution Date
   Series Issuance Date............................................................. October 24, 1996

27. Series 1996-L

   Initial Class A Investor Interest............................................... $425,000,000
   Class A Certificate Rate.............................. Three-Month LIBOR plus 0.03% per annum
   Initial Class B Investor Interest................................................ $37,500,000
   Class B Certificate Rate.............................. Three-Month LIBOR plus 0.24% per annum
   Class A Controlled Accumulation Amount....................................... $35,416,666.67*
   Class A Scheduled Payment Date............................... November 1999 Distribution Date
   Class B Scheduled Payment Date............................... December 1999 Distribution Date
   Annual Servicing Fee Percentage............................................... 2.0% per annum
   Initial Collateral Interest...................................................... $37,500,000
   Other Enhancement for the Class A Certificates......... Subordination of Class B Certificates
   Series 1996-L Termination Date............................... November 2001 Distribution Date
   Series Issuance Date........................................................ December 3, 1996

28. Series 1996-M

   Initial Class A Investor Interest............................................... $425,000,000
   Class A Certificate Rate.............................. Three-Month LIBOR plus 0.13% per annum
   Initial Class B Investor Interest................................................ $37,500,000
   Class B Certificate Rate.............................. Three-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount....................................... $35,416,666.67*
   Class A Scheduled Payment Date............................... November 2006 Distribution Date
   Class B Scheduled Payment Date............................... December 2006 Distribution Date
   Annual Servicing Fee Percentage............................................... 2.0% per annum
   Initial Collateral Interest...................................................... $37,500,000
   Other Enhancement for the Class A Certificates......... Subordination of Class B Certificates
   Series 1996-M Termination Date.................................. April 2009 Distribution Date
   Series Issuance Date....................................................... November 26, 1996

29. Series 1997-A

   Initial Class A Investor Interest............................................... $525,000,000
   Class A Certificate Rate............................. Three-Month LIBOR plus 0.075% per annum
   Initial Class B Investor Interest................................................ $46,350,000
   Class B Certificate Rate.............................. Three-Month LIBOR plus 0.27% per annum
   Controlled Accumulation Amount.................................................. $47,612,500*
   Scheduled Payment Date....................................... February 2000 Distribution Date
   Annual Servicing Fee Percentage............................................... 2.0% per annum
   Initial Collateral Interest...................................................... $46,350,000
   Other Enhancement for the Class A Certificates......... Subordination of Class B Certificates
   Series 1997-A Termination Date................................... July 2002 Distribution Date
   Series Issuance Date........................................................ January 30, 1997

30. Series 1997-B

   Initial Class A Investor Interest............................................... $850,000,000
   Class A Certificate Rate.............................. Three-Month LIBOR plus 0.16% per annum
   Initial Class B Investor Interest................................................ $75,000,000
   Class B Certificate Rate.............................. Three-Month LIBOR plus 0.35% per annum
   Controlled Accumulation Amount............................................... $83,333,333.34*
   Scheduled Payment Date.......................................... March 2012 Distribution Date
   Annual Servicing Fee Percentage............................................... 2.0% per annum
   Initial Class C Investor Interest................................................ $75,000,000
   Other Enhancement for the Class A Certificates......... Subordination of Class B Certificates
   Series 1997-B Termination Date................................. August 2014 Distribution Date
   Series Issuance Date....................................................... February 27, 1997

31. Series 1997-C

   Initial Class A Investor Interest................................................. $637,500,000
   Class A Certificate Rate.................................. One-Month LIBOR plus 0.11% per annum
   Initial Class B Investor Interest.................................................. $56,250,000
   Class B Certificate Rate.................................. One-Month LIBOR plus 0.30% per annum
   Controlled Accumulation Amount.................................................... $57,812,500*
   Scheduled Payment Date............................................ March 2004 Distribution Date
   Annual Servicing Fee Percentage................................................. 2.0% per annum
   Initial Collateral Interest........................................................ $56,250,000
   Other Enhancement for the Class A Certificates........... Subordination of Class B Certificates
   Series 1997-C Termination Date................................... August 2006 Distribution Date
   Series Issuance Date............................................................ March 26, 1997

32. Series 1997-D

   Initial Class A Investor Interest................................................. $387,948,000
   Class A Certificate Rate................................ Three-Month LIBOR plus 0.05% per annum
   Initial Class B Investor Interest.................................................. $34,231,000
   Class B Certificate Rate.................. Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount.................................................. $38,034,166.67
   Scheduled Payment Date.............................................. May 2007 Distribution Date
   Annual Servicing Fee Percentage................................................. 2.0% per annum
   Initial Class C Investor Interest.................................................. $34,231,000
   Other Enhancement for the Class A Certificates........... Subordination of Class B Certificates
   Series 1997-D Termination Date.................................. October 2009 Distribution Date
   Series Issuance Date.............................................................. May 22, 1997

33. Series 1997-E

   Initial Class A Investor Interest................................................. $637,500,000
   Class A Certificate Rate................................. Three-Month LIBOR plus .08% per annum
   Initial Class B Investor Interest.................................................. $56,250,000
   Class B Certificate Rate................................. Three-Month LIBOR plus .28% per annum
   Controlled Accumulation Amount.................................................... $57,812,500*
   Scheduled Payment Date............................................ April 2002 Distribution Date
   Annual Servicing Fee Percentage................................................. 2.0% per annum
   Initial Collateral Interest........................................................ $56,250,000
   Other Enhancement for the Class A Certificates........... Subordination of Class B Certificates
   Series 1997-E Termination Date................................ September 2004 Distribution Date
   Series Issuance Date............................................................... May 8, 1997

--------
* Subject to change if the commencement of the Accumulation Period or Controlled Accumulation Period, as applicable, is delayed.

                                  PROSPECTUS

                       MBNA MASTER CREDIT CARD TRUST II
                           Asset Backed Certificates

                    MBNA AMERICA BANK, NATIONAL ASSOCIATION
                              SELLER AND SERVICER

                                ---------------

  The Asset Backed Certificates (collectively, the "Certificates") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Certificates of each Series will represent an undivided interest in MBNA Master Credit Card Trust II (the "Trust"). The Trust has been formed pursuant to a pooling and servicing agreement between MBNA America Bank, National Association ("MBNA"), as seller and servicer, and The Bank of New York, as trustee. The property of the Trust will include receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), all monies due in payment of the Receivables and certain other property, as more fully described herein and, with respect to any Series, in the related Prospectus Supplement. MBNA initially will own the remaining undivided interest in the Trust not represented by the Certificates issued by the Trust and will service the Receivables.

  Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be fixed rate Certificates, floating rate Certificates or other type of Certificates, as specified in the related Prospectus Supplement. Each Certificate will represent an undivided interest in the Trust and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables of the Trust at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a cash collateral account or guaranty, a collateral interest, a letter of credit, a surety bond, an insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

  While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the Certificateholders of any previously issued Series.

  POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 19 HEREIN.

                                ---------------

THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF MBNA AMERICA BANK, NATIONAL ASSOCIATION OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 ---------------

  Certificates may be sold by MBNA directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to MBNA from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of MBNA associated with the issuance and distribution of such Certificates. See "Plan of Distribution."

  This Prospectus may not be used to consummate sales of any Series of Certificates unless accompanied by the related Prospectus Supplement.

                                ---------------

                The date of this Prospectus is April 22, 1997.

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the certificate interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Receivables allocated to such Series; (d) the expected date or dates on which the principal amount of the Certificates will be paid to holders of each Class of Certificates (the "Certificateholders"); (e) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating rate Certificates and fixed rate Certificates included in such Series, if any, or such other type of Class of Certificates; (g) the Distribution Dates for the respective Classes; (h) relevant financial information with respect to the Receivables; (i) additional information with respect to any Enhancement relating to such Series; and (j) the plan of distribution of such Series.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the related Certificates, pursuant to the Agreement. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

  This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be reviewed. The Internet address of the Commission's World Wide Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Investor Relations, MBNA America Bank, National Association, Wilmington, Delaware 19884-0786. Telephone requests for such copies should be directed to MBNA America Bank, National Association at
(800) 362-6255.

                               PROSPECTUS SUMMARY

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus and in the accompanying Prospectus Supplement. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus" beginning on page 62 herein. Unless the context requires otherwise, capitalized terms used in this Prospectus and in any accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

TYPE OF SECURITIES......  Asset Backed Certificates (the "Certificates")
                           evidencing an undivided ownership interest in the assets of MBNA Master Credit Card Trust II (the "Trust") may be issued from time to time in one or more series (each, a "Series") which will consist of one or more classes of Certificates (each, a "Class").

THE TRUST...............  The Trust was formed pursuant to a pooling and servicing agreement dated as of August 4, 1994 (as amended from time to time, the "Agreement"), between MBNA, as seller and servicer, and The Bank of New York, as trustee (the "Trustee"). The Trust was created as a master trust under which one or more Series will be issued pursuant to a series supplement to the Agreement (a "Series Supplement"). Any Series issued by the Trust may or may not be a Series offered pursuant to this Prospectus. Each Prospectus Supplement will identify the Trust and all Series previously issued by the Trust.

TRUST ASSETS............  The assets of the Trust include receivables (the
                           "Receivables") arising under certain MasterCard(R) and VISA(R)* revolving credit card accounts (the "Accounts") selected from the portfolio of MasterCard and VISA accounts owned by MBNA (the "Bank Portfolio") and all monies due or to become due in payment of the Receivables (other than recoveries on charged-off Receivables), all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, and may include the right to receive Interchange, if any, allocable to the Certificates and all monies on deposit in certain bank accounts of the Trust (including any permitted investments in which any such monies are invested, but excluding investment earnings on such amounts unless otherwise specified in the related Prospectus Supplement), and any Enhancement with respect to any particular Series or Class, as described in the related Prospectus Supplement. "Interchange" consists of certain fees received by MBNA from VISA and MasterCard as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. The term "Enhancement" means, with respect to any Series or Class thereof, any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other similar arrangement for the benefit
--------
* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and Visa U.S.A., Inc., respectively.

                           of the Certificateholders of such Series or Class. The term "Credit Enhancement" means, with respect to any Series or Class thereof, any letter of credit, cash collateral guaranty or account, collateral interest, surety bond, insurance policy, spread account, reserve account or other similar arrangement for the benefit of the Certificateholders of such Series or Class. Credit Enhancement may also take the form of subordination of one or more Classes of a Series to any other Class or Classes of a Series or a cross-support feature which requires collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series.

                          At the time of formation of the Trust and at certain
                           other times subsequent thereto, MBNA, as seller (in such capacity, the "Seller"), conveyed to the Trustee all Receivables existing under certain Accounts selected from the Bank Portfolio based on criteria provided in the Agreement and all Receivables arising under such Accounts from time to time thereafter until termination of the Trust. In addition, the Agreement provides that MBNA may from time to time (subject to certain limitations and conditions), and in some circumstances will be obligated to, designate additional eligible revolving credit card accounts to be included as Accounts (the "Additional Accounts"), the Receivables of which will be included in the Trust. The Agreement provides that in lieu of Additional Accounts or in addition thereto, MBNA may include in the Trust, participations representing undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the Seller and collections thereon ("Participations"). See "The Receivables" and "Description of the Certificates-- Addition of Trust Assets."

CERTIFICATE INTEREST
 AND PRINCIPAL..........  Each Series of Certificates will represent an undivided interest in the assets of the Trust. Each Certificate of a Series will represent the right to receive payments of (i) interest at the specified rate or rates per annum (each, a "Certificate Rate"), which may be fixed, floating or other type of rate and (ii) unless otherwise provided in the related Prospectus Supplement, payments of principal during the Controlled Amortization Period, the Principal Amortization Period, or, under certain limited circumstances, the Rapid Amortization Period (each, an "Amortization Period"), or on Scheduled Payment Dates, in which case such Series will have a Controlled Accumulation Period and, under certain limited circumstances if so specified in the related Prospectus Supplement, a Rapid Accumulation Period (each, an "Accumulation Period"), as well as, under certain limited circumstances, a Rapid Amortization Period, all as specified in the related Prospectus Supplement.

                          Each Series of Certificates will consist of one or
                           more Classes, one or more of which may be Senior Certificates ("Senior Certificates") and one or more of which may be Subordinated Certificates ("Subordinated Certificates"). Each Class of a Series may evidence the right to receive a specified portion of each distribution of principal or interest or both.

                           The Certificates of a Class may also differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, priority of payments, payment dates, maturity, interest rates, interest rate and currency computation, and availability and form of Enhancement.

                          The assets of the Trust will be allocated among the
                           Certificateholders of each Series and the holder of the Seller Certificate and, in certain circumstances, the related Credit Enhancement Provider. The aggregate principal amount of the interest of the Certificateholders of a Series is referred to herein as the "Investor Interest" and is based on the aggregate amount of the Principal Receivables in the Trust allocated to such Series. If specified in any Prospectus Supplement, the term "Investor Interest" with respect to the related Series will include the Collateral Interest with respect to such Series. The aggregate principal amount of the interest of the holder of the Seller Certificate is referred to herein as the "Seller Interest," and is based on the aggregate amount of Principal Receivables in the Trust not allocated to the Certificateholders or any Credit Enhancement Provider. See "Description of the Certificates-- General."

                          The Certificateholders of each Series will have the
                           right to receive (but only to the extent needed to make required payments under the Agreement and the related Series Supplement and subject to any reallocation of such amounts if the related Series Supplement so provides) varying percentages of the collections of Finance Charge Receivables and Principal Receivables for each month and will be allocated a varying percentage of the amount of Receivables in Accounts which were written off as uncollectible by the Servicer ("Defaulted Accounts") for such month (each such percentage, an "Investor Percentage"). The related Prospectus Supplement will specify the Investor Percentages with respect to the allocation of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. If the Certificates of a Series offered hereby include more than one Class of Certificates, the assets of the Trust allocable to the Certificates of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement. See "Description of the Certificates--Investor Percentage and Seller Percentage."

                          The Certificates of each Series will represent
                           interests in the Trust only and will not represent interests in or obligations of the Seller or any affiliate thereof. A Certificate is not a deposit and neither the Certificates nor the underlying Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency.

RECEIVABLES.............  The Receivables held in the Trust will arise in
                           Accounts that have been selected from the Bank Portfolio based on criteria provided in the Agreement and described in the related Prospectus Supplement as applied initially on the date (the "Cut-Off Date") specified in the related Prospectus Supplement and, with respect to certain Additional Accounts, if any, on the subsequent dates specified in the related Prospectus Supplement.

                          The Receivables will consist of amounts charged by
                           cardholders for goods and services and cash advances (the "Principal Receivables"), plus the related periodic finance charges and amounts charged to the Accounts in respect of certain credit card fees (the "Finance Charge Receivables"); provided, however, that if the Seller exercises the Discount Option with respect to the Trust, an amount equal to the product of the Discount Percentage and the amount of Receivables arising in the related Accounts on and after the date such option is exercised that otherwise would be Principal Receivables will be treated as Finance Charge Receivables. See "Description of the Certificates--Discount Option." With respect to the characterization of annual credit card membership fees as Finance Charge Receivables, see "Description of the Certificates-- Transfer of Annual Membership Fees." In addition, if so specified in the related Prospectus Supplement, certain amounts of Interchange attributed to cardholder charges for goods and services in the Accounts may be allocated to the Certificates of a Series or any Class thereof and treated as collections of Finance Charge Receivables for purposes of such Series or Class thereof or may be applied in some other manner as described in the related Prospectus Supplement. See "MBNA's Credit Card Activities--Interchange."

                          During the term of the Trust, all new Receivables
                           arising in the Accounts will be transferred automatically to the Trust by the Seller. The total amount of Receivables in the Trust will fluctuate from day to day because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day.

                          Pursuant to the Agreement, the Seller will have the
                           right (subject to certain limitations and conditions), and in some circumstances, such as the maintenance of the Seller Interest at a specified minimum level (the "Minimum Seller Interest"), will be obligated, to designate additional eligible revolving credit card accounts to be included as Additional Accounts and to convey to the Trust all of the Receivables in the Additional Accounts, whether such Receivables are then existing or thereafter created or, if so specified in the Prospectus Supplement relating to a Series, designate Participations to be included in the Trust in lieu thereof or in addition thereto. See "Description of the Certificates--Addition of Trust Assets."

                          Pursuant to the Agreement, the Seller will have the
                           right (subject to certain limitations and conditions) to designate certain Accounts and to accept the reconveyance of all the Receivables in such Accounts (the "Removed Accounts"), whether such Receivables are then existing or thereafter created. See "Description of the Certificates--Removal of Accounts."

EXCHANGES...............  The Agreement authorizes the Trustee to issue two types of certificates: (i) one or more Series of Certificates that will be transferable and have the characteristics described below and (ii) a certificate that evidences the Seller Interest (the "Seller Certificate"), which initially will be held by the Seller and which will be transferable only as provided in the Agreement. Pursuant to any one or more Series Supplements to the Agreement, the holder of the Seller Certificate may tender the Seller Certificate or, if provided in the relevant Series Supplement, Certificates representing any Series (which may include Series offered pursuant to this Prospectus) issued by the Trust and the Seller Certificate, to the Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Seller Certificate (any such tender, an "Exchange"). Any such Series may be offered to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act"), or exempt from registration thereunder, directly to purchasers or through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                          An Exchange may occur only upon delivery to the
                           Trustee of the following: (i) a Series Supplement specifying the principal terms of such Series (the "Principal Terms"), (ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the Certificates of such Series will be characterized as indebtedness for federal income tax purposes and (b) an opinion of counsel to the effect that, for federal income tax purposes, (1) such issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (2) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (3) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust (an opinion of counsel with respect to any matter to the effect referred to in clause (b) with respect to any action is referred to herein as a "Tax Opinion"), (iii) if required by the related Series Supplement, the form of Credit Enhancement, (iv) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement with respect thereto,
                           (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it, (vi) an officer's certificate of the Seller to the effect that after giving effect to the Exchange the Seller would not be required to add the Receivables of any Additional Accounts pursuant to the Agreement and the Seller Interest would be at least equal to the Minimum Seller Interest and (vii) the existing Seller Certificate and, if applicable, the Certificates representing the Series to be exchanged. See "Description of the Certificates-- Exchanges."

DENOMINATIONS...........  Unless otherwise specified in the related Prospectus
                           Supplement, beneficial interests in the Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof.
REGISTRATION OF
 CERTIFICATES...........  Unless otherwise specified in the related Prospectus
                           Supplement, the Certificates of each Series
                           initially will be represented by Certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Certificates in fully registered, certificated form ("Definitive Certificates") are issued under the limited circumstances described herein. See "Description of the Certificates--Definitive Certificates."
CLEARANCE AND
 SETTLEMENT.............  Unless otherwise provided in the related Prospectus
                           Supplement, Certificate Owners of each Series offered hereby may elect to hold their Certificates through any of DTC (in the United States) or CEDEL or Euroclear (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of CEDEL or Euroclear. See "Description of the Certificates--Book-Entry Registration."

SELLER AND SERVICER.....  MBNA America Bank, National Association. The
                           principal executive offices of MBNA are located in Wilmington, Delaware 19884, telephone number 1-800-362-6255. The Servicer will receive a fee as servicing compensation from the Trust in respect of each Series in the amounts and at the times specified in the related Prospectus Supplement (the "Servicing Fee"). The Servicing Fee may be payable from Finance Charge Receivables, Interchange or other amounts as specified in the related Prospectus Supplement. In certain limited circumstances, MBNA may resign or be removed, in which event the Trustee or a third party servicer may be appointed as successor servicer (MBNA, or any such successor servicer, is referred to herein as the "Servicer"). MBNA is a wholly-owned subsidiary of MBNA Corporation (the "Corporation"). See "MBNA and MBNA Corporation."

COLLECTIONS.............  Unless otherwise specified in the related Prospectus
                           Supplement, the Servicer will deposit all collections of Receivables in an account required to be established for such purpose by the Agreement (the "Collection Account"). All amounts deposited in the Collection Account will be allocated by the Servicer between amounts collected on Principal Receivables and amounts collected on Finance Charge Receivables. If so specified in the related Prospectus Supplement, Principal Receivables and/or Finance Charge Receivables may be otherwise characterized. See "Description of the Certificates--Discount Option." All such amounts will then be allocated in accordance with the respective interests of the Certificateholders of each Series of

                           Certificates or Class thereof and the holder of the Seller Certificate and, in certain circumstances, certain Credit Enhancement Providers. See "Description of the Certificates--Investor Percentage and Seller Percentage."

INTEREST PAYMENTS.......  Interest on each Series of Certificates or Class thereof for each accrual period (each, an "Interest Period") specified in the related Prospectus Supplement will be distributed or deposited into an escrow account or other account for the benefit of such Series of Certificates or Class thereof in the amounts and on the dates (which may be monthly, quarterly, semiannually or otherwise as specified in the related Prospectus Supplement) (each, a "Distribution Date") specified in the related Prospectus Supplement. Interest payments or deposits on each Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "Monthly Period"), as described in the related Prospectus Supplement, and may be funded from certain investment earnings on funds in certain accounts of the Trust and from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment or deposit of interest for a Series or Class occur less frequently than monthly, such collections or other amounts allocable to such Series or Class may be deposited in one or more trust accounts pending distribution to the Certificateholders of such Series or Class, all as described in the related Prospectus Supplement. See "Description of the Certificates-- Application of Collections," "--Shared Excess Finance Charge Collections," "Credit Enhancement" and "Risk Factors--Limited Credit Enhancement."

REVOLVING PERIOD........  Unless otherwise specified in the related Prospectus
                           Supplement, with respect to each Series and any Class thereof, no principal will be payable to Certificateholders until the Principal Commencement Date or the Scheduled Payment Date with respect to such Series or Class, as described below. For the period beginning on the date of issuance of the related Series (the "Closing Date") and ending with the commencement of an Amortization Period or an Accumulation Period (the "Revolving Period"), collections of Principal Receivables otherwise allocable to the Investor Interest will, subject to certain limitations, be paid from the Trust to the holder of the Seller Certificate or, under certain circumstances and if so specified in the related Prospectus Supplement, will be treated as Shared Principal Collections and paid to the holders of other Series of Certificates issued by the Trust, as described herein and in the related Prospectus Supplement. See "Description of the Certificates-- Pay Out Events" for a discussion of the events which might lead to early termination of the Revolving Period.

PRINCIPAL PAYMENTS......  The principal of the Certificates of each Series offered hereby will be scheduled to be paid either in installments commencing on a date specified in the related Prospectus Supplement (the "Principal

                           Commencement Date"), in which case such Series will have either a Controlled Amortization Period or a Principal Amortization Period, as described below, or on an expected date specified in, or determined in the manner specified in, the related Prospectus Supplement (the "Scheduled Payment Date"), in which case such Series will have an Accumulation Period, as described below. If a Series has more than one Class of Certificates, a different method of paying principal, Principal Commencement Date or Scheduled Payment Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Principal Commencement Date or Scheduled Payment Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable expected payment date, Scheduled Payment Date or other expected date, if a Pay Out Event occurs and the Rapid Amortization Period commences with respect to such Series or Class or under certain other circumstances described herein. See "Description of the Certificates--Principal Payments."

CONTROLLED AMORTIZATION
 PERIOD.................  If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Controlled Amortization Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in scheduled amounts to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed or deposited on or before any Distribution Date during the Controlled Amortization Period will be limited to an amount (the "Controlled Distribution Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Amortization Amount") plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Controlled Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series, and
                           (c) the Series Termination Date with respect to such Series.
PRINCIPAL AMORTIZATION
 PERIOD.................  If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Principal Amortization Period") during which collections of Principal Receivables allocable to the Investor

                           Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions or deposits with respect to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. If a Series has more than one Class of Certificates, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Principal Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earlier of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series, and (c) the Series Termination Date with respect to such Series.

CONTROLLED ACCUMULATION
 PERIOD.................  If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an accumulation period (the "Controlled Accumulation Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on the business day immediately prior to each Distribution Date or other business day specified in the related Prospectus Supplement (each a "Transfer Date") in a trust account established for the benefit of the Certificateholders of such Series or Class (a "Principal Funding Account") and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account on any Transfer Date will be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus any deficit Controlled Accumulation Amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. The Controlled Accumulation Period will commence at the close of business on a date specified in or determined in the manner specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Series Termination Date with respect to such Series.

                          Funds on deposit in any Principal Funding Account may
                           be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates. In order to enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement.
RAPID ACCUMULATION
 PERIOD.................  If so specified and under the conditions set forth in the Prospectus Supplement relating to a Series having a Controlled Accumulation Period, during the period from the day on which a Pay Out Event has occurred until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the related Series Termination Date (the "Rapid Accumulation Period"), collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on each Transfer Date in the Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account during the Rapid Accumulation Period will not be limited to the Controlled Deposit Amount. The term "Pay Out Event" with respect to a Series of Certificates means any of the events identified as such in the related Prospectus Supplement and any of the following: (a) certain events of insolvency or receivership relating to the Seller, (b) the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement or (c) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to the commencement of a Rapid Accumulation Period.

                          During the Rapid Accumulation Period, funds on
                           deposit in any Principal Funding Account may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates or make other payments as specified in the related Prospectus Supplement. In order to enhance the likelihood of payment in full of principal at the end of the Rapid Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement.
RAPID AMORTIZATION
 PERIOD.................  During the period from the day on which a Pay Out
                           Event has occurred with respect to a Series or, if so specified in the Prospectus Supplement relating to a Series with a Controlled Accumulation Period, from such time specified in the related Prospectus Supplement after a Pay Out Event has occurred and the Rapid Accumulation Period has commenced, to the earlier of
                           (a) the date on which the Investor Interest of the Certificates of such Series and the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series have been paid in full and (b) the related Series Termination Date (the "Rapid Amortization Period"), collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Certificateholders of such Series and, in certain circumstances, to the Credit Enhancement Provider, monthly on each Distribution Date with respect to such Series in the manner and order of priority set forth in the related Prospectus Supplement. During the Rapid Amortization Period with respect to a Series, distributions of principal will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series or any Class thereof will be paid or deposited with respect to the Certificateholders of such Series or Class on or before the Distribution Date in the month following the commencement of the Rapid Amortization Period. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to the commencement of a Rapid Amortization Period.

SHARED EXCESS FINANCE
 CHARGE COLLECTIONS.....  Any Series offered hereby may be included in a group of Series (a "Group"). If so specified in the related Prospectus Supplement, the Certificateholders of a Series within a Group or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series within such Group or Class thereof to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class. Unless otherwise provided in the related Prospectus Supplement, with respect to any Series, "Excess Finance Charge Collections" for any Monthly Period will equal the excess of collections of Finance Charge Receivables, annual membership fees and certain other amounts allocated to the Investor Interest of such Series or Class over the sum of (i) interest accrued for the current month ("Monthly Interest") and overdue Monthly Interest on the Certificates of such Series or Class (together with, if applicable, interest on overdue Monthly Interest at the rate specified in the related Prospectus Supplement ("Additional Interest")), (ii) accrued and unpaid Investor Servicing Fees with respect to such Series or Class payable from collections of Finance Charge Receivables, (iii) the Investor Default Amount with respect to such Series or Class,
                           (iv) unreimbursed Investor Charge-Offs with respect to such Series or Class and (v) other amounts specified in the related Prospectus Supplement. The term "Investor Servicing Fee" for any Series of Certificates or Class thereof means the Servicing Fee allocable to the Investor Interest with respect to such Series or Class, as specified in the related Prospectus Supplement. The term "Investor Default Amount" means, for any Monthly Period and for any Series or Class thereof, the aggregate amount of the Investor Percentage of Principal Receivables in Defaulted Accounts. The term "Investor Charge-Off" means, for any Monthly Period, and for any Series or Class thereof, the amount by which (a) the related Monthly Interest and overdue Monthly Interest (together with, if applicable, Additional Interest), the accrued and unpaid Investor Servicing Fees payable from collections of Finance Charge Receivables, the Investor Default Amount and any other required fees exceeds (b) amounts available to pay such amounts out of collections of Finance Charge Receivables, available Credit Enhancement amounts, if any, and other sources specified in the related Prospectus Supplement, but not more than such Investor Default Amount. See "Description of the Certificates-- Application of Collections," "--Shared Excess Finance Charge Collections," "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" and "Credit Enhancement."
SHARED PRINCIPAL
 COLLECTIONS............  If so specified in the related Prospectus Supplement, to the extent that collections of Principal
                           Receivables that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections ("Shared Principal Collections") will be applied to cover principal payments due to or for the benefit of Certificateholders of another Series. If so specified in the related Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.

FUNDING PERIOD..........  The Prospectus Supplement relating to a Series of
                           Certificates may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or Accumulation Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funding Amount") will be held in a trust account established with the Trustee for the benefit of Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Investor Interests of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Investor Interest on the Closing Date with respect to such Series, the aggregate principal amount of the Certificates of such Series (the "Full Investor Interest") and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Principal Receivables are delivered to the Trust or as the Investor Interests of other Series of the Trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs or the occurrence of a Pay Out Event and the commencement of the Rapid Amortization Period, as specified in the related Prospectus Supplement.

                          During the Funding Period, funds on deposit in the
                           Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Seller to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in a manner and at such time as set forth in the related Prospectus Supplement.

                          If so specified in the related Prospectus Supplement,
                           monies in the Pre-Funding Account with respect to any Series will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the Certificates of such Series.

CREDIT ENHANCEMENT......  Credit Enhancement with respect to a Series or any
                           Class thereof may be provided in the form or forms of subordination, a letter of credit, a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account or other form of support as specified in the related Prospectus Supplement. Credit Enhancement may also be provided to a Class or Classes of different Series by a cross-support feature which requires that distributions of principal and/or interest be made with respect to Certificates of one or more Classes of a particular Series before distributions are made to one or more Classes of another Series.

                          The type, characteristics and amount of the Credit
                           Enhancement will be determined based on several factors, including the characteristics of the Receivables and Accounts included in the Trust Portfolio as of the Closing Date with respect to any Series, and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. If so specified in the related Prospectus Supplement, any such Credit Enhancement will apply only in the event of certain types of losses and the protection against losses provided by such Credit Enhancement will be limited. The terms of the Credit Enhancement with respect to a Series, and the conditions under which the Credit Enhancement may be increased, reduced or replaced, will be described in the related Prospectus Supplement. See "Credit Enhancement," "Risk Factors--Limited Scope of Certificate Rating" and "--Limited Credit Enhancement."

OPTIONAL REPURCHASE.....  With respect to each Series of Certificates, the
                           Investor Interest will be subject to optional repurchase by the Seller on any Distribution Date after the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the initial Investor Interest, or such other amount specified in the related Prospectus Supplement, if certain conditions set forth in the Agreement are met. Unless otherwise specified in the related

                           Prospectus Supplement, the repurchase price will be equal to the Investor Interest (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs. See "Description of the Certificates--Final Payment of Principal; Termination."

TAX STATUS..............  Except to the extent otherwise specified in the related Prospectus Supplement, Special Counsel to the Seller is of the opinion that under existing law the Certificates of each Series will be characterized as debt for federal income tax purposes. Except to the extent otherwise specified in the related Prospectus Supplement, the Certificate Owners will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS....  Subject to the considerations described below and except to the extent otherwise specified in the related Prospectus Supplement, the Seller anticipates that each Class of Certificates will be eligible for purchase by employee benefit plan investors. Under a regulation issued by the Department of Labor, the assets of the Trust would not be deemed "plan assets" of an employee benefit plan holding the Certificates of any Class if certain conditions are met, including that the Certificates of such Class must be held, upon completion of the public offering being made hereby and by the related Prospectus Supplement, by at least 100 investors who are independent of the Seller and of one another ("Independent Investors"). Except to the extent otherwise disclosed in the related Prospectus Supplement, the Seller expects that each Class of Certificates will be held by at least 100 Independent Investors at the conclusion of the initial public offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure that such condition will be met. The Seller anticipates that the other conditions of the regulation will be met. If the assets of the Trust were deemed to be "plan assets" of an employee benefit plan investor (e.g., if the 100 Independent Investor criterion is not satisfied), violation of the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), could result and generate excise tax and other liabilities under ERISA and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing exemptions from the "prohibited transaction" rules of ERISA would apply to all transactions involving the Trust's assets if such assets were treated for ERISA purposes as "plan assets" of employee benefit plan investors. Accordingly, fiduciaries or other persons contemplating purchasing Certificates or any Class on behalf or with "plan assets" of any employee benefit plan should consult their counsel before making a purchase. See "ERISA Considerations."


CERTIFICATE RATING......  It will be a condition to the issuance of the certificates of each Series or Class thereof offered pursuant to this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization (the rating agency or agencies selected by the Seller to rate any Series, the "Rating Agency"). The rating or ratings applicable to the Certificates of each Series or Class thereof offered hereby will be set forth in the related Prospectus Supplement.

                          A rating is not a recommendation to buy, sell or hold
                           securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Limited Scope of Certificate Rating."

LISTING.................  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

                                 RISK FACTORS

  Potential investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates.

  Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

  Potential Priority of Certain Liens. While the Seller has transferred interests in Receivables to the Trust, a court could treat any such transaction as an assignment of collateral as security for the benefit of holders of Certificates issued by the Trust. The Seller has represented and warranted in the Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Seller has taken certain actions as are required to perfect the Trust's security interest in the Receivables and will warrant that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein, and, with certain exceptions and for certain limited periods of time provided for in the Uniform Commercial Code, in the proceeds thereof (subject, in each case, to certain potential tax liens referred to under "Description of the Certificates--Representations and Warranties"). Nevertheless, if the transfer of Receivables to the Trust is deemed to create a security interest therein, a tax or government lien or other nonconsensual lien on property of the Seller arising before Receivables come into existence may have priority over the Trust's interest in such Receivables, and if the FDIC were appointed conservator or receiver of the Seller, the conservator's or receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables-- Transfer of Receivables."

  Potential Effect of Insolvency or Bankruptcy of Seller or Other Holder of Seller Certificate. To the extent that the Seller has granted or will grant a security interest in Receivables to the Trust and that security interest is validly perfected before the Seller's insolvency and was not or will not be taken in contemplation of insolvency of the Seller, or with the intent to hinder, delay or defraud the Seller or the creditors of the Seller, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"), provides that such security interest should not be subject to avoidance by the FDIC, as conservator or receiver for the Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Seller, would interfere with the timely transfer to the Trust of payments collected on the Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under the FDIA, delays in payments on the related Series of Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for the Seller, has the power under the FDIA to repudiate contracts, including secured contracts of the Seller. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages". In the event the FDIC were to be appointed as conservator or receiver of the Seller and were to repudiate the Agreement, then the amount payable out of available collateral to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates.

  If a conservator or receiver were appointed for the Seller, then a Pay Out Event could occur with respect to all Series then outstanding and, pursuant to the Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless otherwise instructed by holders of more than 50% of the Investor Interest of each Series of Certificates, or with respect to any Series with more than one Class, of each Class, and any other Person specified in the Agreement or a Series Supplement), thereby causing early termination of the Trust and a loss to Certificateholders of a Series if the net proceeds of such sale allocable to such Series were insufficient to pay the Certificateholders of such Series in full. If a Pay Out Event occurs involving either the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period or, if applicable with respect to a Series as specified in the related Prospectus Supplement, the Rapid Accumulation Period and may be able to require that new Principal Receivables be transferred to the Trust. A conservator or receiver may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates of each Series or to prohibit the continued transfer of Principal Receivables to the Trust. In addition, in the event of a Servicer Default relating to the conservatorship or receivership of the Servicer, if no Servicer Default other than such conservatorship or receivership exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer under the Agreement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

  Seller's Ability to Change Terms of the Receivables and Possible Effects on Certificateholders. Pursuant to the Agreement, the Seller does not transfer to the Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, the Seller retains the right to determine the monthly periodic finance charges and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts, including changing the annual percentage rate from a fixed rate to a variable rate. A decrease in the monthly periodic finance charge and a reduction in credit card or other fees would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event with respect to each Series and the commencement of the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period with respect to each Series. Under the Agreement the Seller has agreed that, except as otherwise required by law or as is deemed by the Seller to be necessary in order to maintain its credit card business, based upon a good faith assessment by it, in its sole discretion, of the nature of the competition in that business, the Seller will not reduce the annual percentage rate of the monthly periodic finance charges assessed on the Receivables or other fees on the Accounts if, as a result of such reduction, the Portfolio Yield for any Series as of such date would be less than the Base Rate for such Series. The terms "Portfolio Yield" and "Base Rate" for each Series will have the meanings set forth in the Prospectus Supplement relating to each Series. In addition, the Agreement provides that the Seller may change the terms of the contracts relating to the Accounts or its policies and procedures with respect to the servicing thereof (including without limitation the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, credit card fees, and charge offs), if such change (i) would not, in the reasonable belief of the Seller, cause a Pay Out Event for any related Series to occur, and (ii) is made applicable to the comparable segment of revolving credit card accounts owned and serviced by the Seller which have characteristics the same as or substantially similar to the Accounts which are subject to such change. In servicing the Accounts, the Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above or in any Prospectus Supplement, there will be no restrictions on the Seller's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Seller to take actions which would change this or other Account terms.

  Effects of Consumer Protection Laws on Certificateholders. Federal and state consumer protection laws impose requirements on the making and enforcement of consumer loans. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card and consumer credit industry or to reduce finance charges or other fees or charges applicable to credit card accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of monthly periodic finance charges and other credit card fees. One effect of any legislation which regulates the amount of interest and other charges that may be assessed on credit card account balances would be to reduce the Portfolio Yield on the Accounts. If such legislation were to result in a significant reduction in the Portfolio Yield, a Pay Out Event could occur, in which case the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period would commence. See "Description of the Certificates--Pay Out Events."

  Pursuant to the Agreement, the Seller will covenant to accept reassignment, subject to certain conditions described under "Description of the Certificates--Representations and Warranties," of each Receivable that does not comply in all material respects with all requirements of applicable law. The Seller will make certain other representations and warranties relating to the validity and enforceability of the Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period is that the Seller will be obligated to accept reassignment, subject to certain conditions described under "Description of the Certificates--Representations and Warranties," of the Receivables affected thereby. See "Description of the Certificates--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

  Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are no funds available from any Credit Enhancement or other sources. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

  Effects of Competition in the Credit Card Industry. The credit card industry is highly competitive. As new credit card issuers enter the market and all issuers seek to expand their share of the market, there is increased use of advertising, target marketing and pricing competition. The Trust will be dependent upon the Seller's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Seller is unable to designate Additional Accounts to the Trust, a Pay Out Event could occur with respect to each Series, in which case the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period with respect to each Series would commence.

  Timing of Principal Payments Other Than at Expected Maturity. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of a Controlled Amortization Period, a Principal Amortization Period or a Controlled Accumulation Period for a Series or Class thereof will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for one or more Series and the commencement of the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period for each such Series. Certificateholders should be aware that the Seller's ability to continue to compete in the current industry environment will affect the Seller's ability to generate new Receivables to be conveyed to the Trust and may also affect payment patterns. In addition, changes in periodic finance charges can alter the monthly payment rates of cardholders. A significant decrease in such monthly payment rate could slow the return or accumulation of principal during an Amortization Period or Accumulation Period. See "Maturity Assumptions."

  In addition, if a Series utilizes a Pre-Funding Account, the Certificateholders of such Series may receive principal payments on their Certificates sooner than anticipated, potentially reducing the anticipated yield on such Certificates, if amounts on deposit in the Pre-Funding Account are not fully invested (to the extent of the Full Investor Interest for such Series) in Receivables prior to the termination of the Funding Period. See "Description of the Certificates--Funding Period."

  Effect of Subordination on Subordinated Certificateholders. With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, unless otherwise specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if collections of Finance Charge Receivables allocable to the Certificates of a

Series are insufficient to cover required amounts due with respect to the Senior Certificates of such Series, the Investor Interest with respect to the Subordinated Certificates will be reduced, resulting in a reduction of the portion of collections of Finance Charge Receivables allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables in the Trust due to the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, or due to the inability of the Trustee to act as or find a successor Servicer after a Servicer Default, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the Senior Certificateholders and any remainder will be used to pay amounts due to the Subordinated Certificateholders.

  Limited Scope of Certificate Rating. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Agreement and will be based primarily on the value of the Receivables in the Trust and the availability of any Enhancement with respect to such Series or Class. However, any such rating will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

  The Seller will request a rating of the Certificates offered hereby of each Series by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to any Series of Certificates or Class thereof, and, if so, what such rating would be. A rating assigned to any Series of Certificates or Class thereof by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by a Rating Agency pursuant to the Seller's request.

  Limited Credit Enhancement. Although Credit Enhancement may be provided with respect to a Series of Certificates or any Class thereof, the amount available will be limited and will be subject to certain reductions as described in the related Prospectus Supplement. If the amount available under any Credit Enhancement is reduced to zero, Certificateholders of the Series or Class thereof covered by such Credit Enhancement will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Credit Enhancement."

  Basis Risk. If so specified in the related Prospectus Supplement, a portion of the Accounts will have finance charges set at a variable rate above a designated prime rate or other designated index. A Series of Certificates may bear interest at a fixed rate or at a floating rate based on an index other than such prime rate or other designated index. If there is a decline in such prime rate or other designated index, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as Monthly Interest on such Series of Certificates and other amounts required to be funded out of collections of Finance Charge Receivables with respect to such Series may not be similarly reduced.

  Effects to Certificateholders of Master Trust Considerations. The Trust, as a master trust, has issued Series of Certificates prior to the date of this Prospectus and is expected to issue additional Series from time to time. While the Principal Terms of any Series will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by or consent of, holders of the Certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Credit Enhancement, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Agreement which is made applicable only to such Series. It is a condition precedent to the issuance of any additional Series by the Trust that each Rating Agency that has rated any outstanding Series deliver written confirmation to the Trustee that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by a Certificateholder of any other Series. See "Description of the Certificates--Exchanges."

  Effect of Addition of Trust Assets on Credit Quality. The Seller expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include accounts originated using criteria different from those which were applied to the Accounts designated on the Cut-Off Date or to previously-designated Additional Accounts, because such accounts were originated at a different date or were acquired from another institution. Consequently, there can be no assurance that Additional Accounts designated in the future will be of the same credit quality as previously-designated Accounts. In addition, the Agreement provides that the Seller may add Participations to the Trust. The designation of Additional Accounts and Participations will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Trust Assets."

  Certificateholders Have Limited Control of Actions Under Agreement. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Agreement or the related Series Supplement. However, the Agreement or related Series Supplement may provide that under certain circumstances the consent or approval of a specified percentage of the aggregate Investor Interest of other Series or of the Investor Interest of a specified Class of such other Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the related Agreement in certain circumstances and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Seller. Certificateholders of such other Series may have interests which do not coincide in any way with the interests of Certificateholders of the subject Series. In such instances, it may be difficult for the Certificateholders of such Series to achieve the results from the vote that they desire.

  Risks Presented by Social, Technological, Legal and Economic
Factors. Changes in use of credit and payment patterns by customers may result from a variety of social, technological, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Cardholders whose accounts are included in the Bank Portfolio have addresses in all 50 states and the District of Columbia or other United States territories and possessions. The Seller, however, is unable to determine and has no basis to predict whether, or to what extent, social, technological, legal or economic factors will affect future use of credit or repayment patterns.

  Effects of Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series initially will be represented by one or more Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued for a Series, Certificate Owners relating to such Series will not be recognized by the Trustee as Certificateholders, as that term will be used in the Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, CEDEL or Euroclear and their participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

                                   THE TRUST

  The Trust has been formed in accordance with the laws of the State of Delaware pursuant to the Agreement. The Trust will not engage in any business activity other than acquiring and holding Receivables, issuing Series of Certificates and the related Seller Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for additional capital resources other than the assets of the Trust.

                         MBNA'S CREDIT CARD ACTIVITIES

GENERAL

  With respect to each Series of Certificates, the Receivables conveyed or to be conveyed to the Trust by MBNA pursuant to the Agreement have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including premium accounts and standard accounts, from the Bank Portfolio. Generally, both premium and standard accounts undergo the same credit analysis, but premium accounts carry higher credit limits and offer a wider variety of services to the cardholders. MBNA currently services the Bank Portfolio in the manner described in the related Prospectus Supplement. Certain data processing and administrative functions associated with the servicing of the Bank Portfolio are performed on behalf of MBNA by MBNA Hallmark Information Services, Inc. ("MBNA Hallmark"). See "--Description of MBNA Hallmark." MBNA Hallmark is a wholly-owned subsidiary of MBNA.

ACQUISITION AND USE OF CREDIT CARD ACCOUNTS

  MBNA primarily relies on affinity marketing in the acquisition of new credit card accounts. Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest or a common cause. Affinity marketing is conducted through two approaches: the first relies on the solicitation of members of organized membership groups with the endorsement of such group's leadership, and the second utilizes direct solicitation of purchased list prospects. MBNA also relies on targeted direct response marketing in the acquisition of new accounts.

  Credit applications that are approved are reviewed individually by a credit analyst, who approves the application and assigns a credit line based on a review of the potential customer's financial history and capacity to repay. Credit analysts review credit reports obtained through an independent credit reporting agency, and use a delinquency probability model to assist them in reaching a credit decision for each applicant. Credit analysts also review and verify other information, such as employment and income, when necessary to make a credit decision. Further levels of review are automatically triggered, depending upon the levels of risk indicated by the delinquency probability model. Credit analysts review applications obtained through pre-approved offers to ensure adherence to credit standards and that the appropriate credit limit is assigned. MBNA's Loan Review Department independently reviews selected applications to ensure quality and consistency. Less than half of all credit applications are approved.

  Credit card accounts that have been purchased by the Seller were originally opened using criteria established by institutions other than MBNA and may not have been subject to the same level of credit review as accounts established by MBNA. It is expected that portfolios of credit card accounts purchased by the Seller from other credit card issuers will be added to the Trust from time to time.

  Each cardholder is subject to an agreement with MBNA governing the terms and conditions of the related MasterCard or VISA account. Pursuant to each such agreement, MBNA reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its MasterCard or VISA accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that MBNA may apply such changes, when applicable, to current outstanding balances as well as to future transactions. The cardholder can avoid certain changes in terms by giving timely written notification to MBNA and by not using the account.

  A cardholder may use the credit card for two types of transactions: purchases and cash advances. Cardholders make purchases when using the credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may use special cash advance checks issued by MBNA to draw against their MasterCard or VISA credit lines. Cardholders may draw against their MBNA credit lines by transferring balances owed to other creditors to their MBNA accounts.

DESCRIPTION OF MBNA HALLMARK

  Credit card processing services performed by MBNA Hallmark include data processing, payment processing, statement rendering, card production and network services. MBNA Hallmark's data network provides an interface to MasterCard International Inc. and VISA U.S.A., Inc. for performing authorizations and funds transfers. Most data processing and network functions are performed at MBNA Hallmark's facility in Addison, Texas.

INTERCHANGE

  Creditors participating in the VISA and MasterCard associations receive Interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. The Seller may be required, as described in the related Prospectus Supplement, to transfer to the Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the related Accounts. If so required to be transferred, Interchange arising under the Accounts will be allocated to the related Certificates of any Series in the manner provided in the related Prospectus Supplement, and, unless otherwise provided in the related Prospectus Supplement, will be treated as collections of Finance Charge Receivables and will be used to pay required monthly payments including interest on the related Series of Certificates, and, in some cases, to pay all or a portion of the Servicing Fee to the Servicer.

                                THE RECEIVABLES

  The Receivables conveyed to the Trust will arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the Agreement as applied on the Cut-Off Date and, with respect to Additional Accounts, as of the date of their designation (the "Trust Portfolio"). The Seller will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created, or to transfer to such Trust Participations in lieu of such Receivables or in addition thereto. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Seller designates such accounts as Additional Accounts. Furthermore, pursuant to the Agreement, the Seller has the right (subject to certain limitations and conditions) to designate certain Accounts as Removed Accounts and to require the Trustee to reconvey all receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Seller on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. With respect to each Series of Certificates, the Seller will represent and warrant to the Trust that, as of the Closing Date and the date Receivables are conveyed to the Trust, such Receivables meet certain eligibility requirements. See "Description of the Certificates--Representations and Warranties."

  The Prospectus Supplement relating to each Series of Certificates will provide certain information about the Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.

                             MATURITY ASSUMPTIONS

  Unless otherwise specified in the related Prospectus Supplement, for each Series, following the Revolving Period, collections of Principal Receivables are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during an Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify when the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period.

  No assurance can be given, however, that the Principal Receivables allocated to be paid to Certificateholders or the holders of any specified Class thereof will be available for distribution or accumulation for payment to Certificateholders on each Distribution Date during the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, or on the Scheduled Payment Date, as applicable. In addition, the Seller can give no assurance that the payment rate assumptions for any Series will prove to be correct. The related Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the Bank Portfolio. There can be no assurance that future events will be consistent with such historical data.

  The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period or Accumulation Period, or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If a Pay Out Event occurs and the Rapid Amortization Period commences, the average life and maturity of such Series of Certificates could be significantly reduced.

  Because, for any Series of Certificates, there may be a slowdown in the payment rate below the payment rate used to determine the amount of collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders or any specified Class thereof during an Amortization Period or an Accumulation Period or on any Scheduled Payment Date, as applicable, or a Pay Out Event may occur which could initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months.

                                USE OF PROCEEDS

  The net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Seller. The Seller will use such proceeds for its general corporate purposes.

                           MBNA AND MBNA CORPORATION

  MBNA America Bank, National Association, a national banking association located in Wilmington, Delaware, conducts nationwide consumer lending programs principally comprised of credit card related activities. MBNA is a wholly-owned subsidiary of the Corporation. MBNA was organized in January 1991 as the successor of a national bank formed in 1982. The Corporation is a bank holding company organized under the laws of Maryland on December 6, 1990 and registered under the Bank Holding Company Act of 1956, as amended. The Prospectus Supplement for each Series of Certificates will provide additional information, including financial information, relating to MBNA, MBNA's credit card activities and the Corporation.

                        DESCRIPTION OF THE CERTIFICATES

  The Certificates will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series of Certificates issued by the Trust (which may include Series offered pursuant to this Prospectus) and the Seller Certificate. Each Series will be issued pursuant to the Agreement entered into by MBNA and the Trustee named in the related Prospectus Supplement and a Series Supplement to the Agreement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Prospectus Supplement for each Series will describe any provisions of the Agreement relating to such Series which may differ materially from the Agreement filed as an exhibit to the Registration Statement. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement and the related Series Supplement.

GENERAL

  The Certificates of each Series will represent undivided interests in certain assets of the Trust, including the right to the applicable Investor Percentage of all cardholder payments on the Receivables in the Trust. For each Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the Investor Interest on any date will be equal to the initial Investor Interest as of the related Closing Date for such Series (increased by the principal balance of any Certificates of such Series issued after the Closing Date for such Series) minus the amount of principal paid to the related Certificateholders prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Certificates prior to such date. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Investor Interest may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

  Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Investor Interest with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

  For each Series of Certificates, payments and deposits of interest and principal will be made on Distribution Dates to Certificateholders in whose names the Certificates were registered on the record dates specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

  For each Series of Certificates, the Seller initially will own the Seller Certificate. The Seller Certificate will represent the undivided interest in the Trust not represented by the Certificates issued and outstanding under the Trust or the rights, if any, of any Credit Enhancement Providers to receive payments from the Trust. The holder of the Seller Certificate will have the right to a percentage (the "Seller Percentage") of all cardholder payments from the Receivables in the Trust. If provided in the Agreement and the related Prospectus Supplement, the Seller Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth therein. See "--Certain Matters Regarding the Seller and the Servicer."

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, during the Revolving Period, the amount of the Investor Interest in the Trust will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs." The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid. The amount of the Seller Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, the Investor Interest of such Series will decline as customer payments of Principal Receivables are collected and distributed to or accumulated for distribution to the Certificateholders. As a result, the Seller Interest will generally increase to reflect reductions in the Investor Interest for such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The Seller Interest may also be reduced as the result of an Exchange. See "--Exchanges."

  Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the global Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

  Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

  DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Investor Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euro-clear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

  Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued as Definitive Certificates in fully registered, certificated form to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Seller advises the Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

  Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

  Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

INTEREST PAYMENTS

  For each Series of Certificates and Class thereof, interest will accrue from the relevant Closing Date on the applicable Investor Interest at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed or deposited with respect to Certificateholders on the Distribution Dates. Interest payments or deposits on any Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding Monthly Period or Periods and may be funded from certain investment earnings on funds held in accounts of the Trust and, from any applicable Credit Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment or deposit of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

PRINCIPAL PAYMENTS

  Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period or Principal Amortization Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period, principal will be paid to the Certificateholders in the amounts and on the dates specified in the related Prospectus Supplement. During an Accumulation Period, principal will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

  Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

  The Seller has transferred and assigned all of its right, title and interest in and to the Receivables in the Accounts and all Receivables thereafter created in the Accounts.

  In connection with each previous transfer of the Receivables to the Trust, the Seller indicated, and in connection with each subsequent transfer of Receivables to the Trust, the Seller will indicate, in its computer files that the Receivables have been conveyed to the Trust. In addition, the Seller has provided to the Trustee computer files or microfiche lists, containing a true and complete list showing each Account, identified by account number and by total outstanding balance on the date of transfer. The Seller will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Seller or the Servicer are not and will not be segregated by the Seller or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Seller are and will be required to be marked to evidence such transfer. The Seller has filed Uniform Commercial Code financing statements with respect to the Receivables meeting the requirements of Delaware state law. See "Risk Factors--Potential Priority of Certain Liens" and "Certain Legal Aspects of the Receivables."

EXCHANGES

  For each Series of Certificates, the Agreement will provide for the Trustee to issue two types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Seller Certificate, a certificate which evidences the Seller Interest, which initially will be held by the Seller and will be transferable only as provided in the Agreement. The related Prospectus Supplement may also provide that, pursuant to any one or more Series Supplements, the holder of the Seller Certificate may tender such Seller Certificate, or the Seller Certificate and the Certificates evidencing any Series of Certificates issued by the Trust, to the Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Seller Certificate. Pursuant to the Agreement, the holder of the Seller Certificate may define, with respect to any newly issued Series, all Principal Terms of such new Series. Upon the issuance of an additional Series of Certificates, none of the Seller, the Servicer, the Trustee or the Trust will be required or will intend to obtain the consent of any Certificateholder of any other Series previously issued by the Trust. However, as a condition of an Exchange, the holder of the Seller Certificate will deliver to the Trustee written confirmation that the Exchange will not result in the reduction or withdrawal by any Rating Agency of its rating of any outstanding Series. The Seller may offer any Series under a Disclosure Document in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

  Unless otherwise specified in the related Prospectus Supplement, the holder of the Seller Certificate may perform Exchanges and define Principal Terms such that each Series issued under the Trust has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization or accumulation periods while other Series are not. Moreover, each Series may have the benefit of a Credit Enhancement which is available only to such Series. Under the Agreement, the Trustee shall hold any such form of Credit Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of Credit Enhancement, the holder of the Seller Certificate may deliver a different form of Credit Enhancement agreement. The holder of the Seller Certificate may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular Class within such Series). The holder of the Seller Certificate will also have the option under the Agreement to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased by the Seller or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There will be no limit to the number of Exchanges that may be performed under the Agreement.

  Unless otherwise specified in the related Prospectus Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the holder of the Seller Certificate may perform an Exchange by notifying the Trustee at least three days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Seller Certificate, (ii) its certificate rate (or method of calculating such rate) and (iii) the provider of Credit Enhancement, if any, which is expected to provide support with respect to it. The Agreement will provide that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to it of the following, among others, (i) a Series Supplement specifying the Principal Terms of such Series, (ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the Certificates of such Series will be characterized as indebtedness for federal income tax purposes and (b) a Tax Opinion, (iii) if required by the related Series Supplement, the form of Credit Enhancement, (iv) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement with respect thereto executed by the Seller and the issuer of the Credit Enhancement, (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (vi) an officer's certificate of the Seller to the effect that after giving effect to the Exchange the Seller would not be required to add Additional Accounts pursuant to the Agreement and the Seller Interest would be at least equal to the Minimum Seller Interest and (vii) the existing Seller Certificate and, if applicable, the certificates representing the Series to be exchanged. Upon satisfaction of such conditions, the Trustee will cancel the existing Seller Certificate and the Certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Seller Certificate.

REPRESENTATIONS AND WARRANTIES

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Seller has made in the Agreement certain representations and warranties to the Trust to the effect that, among other things, (a) as of the Closing Date, the Seller was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Agreement and (b) as of the Cut-Off Date (or as of the date of the designation of Additional Accounts), each Account was an Eligible Account (as defined below). If so provided in the related Prospectus Supplement, if (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Seller by the Trustee or to the Seller and the Trustee by the Certificateholders holding more than 50% of the Investor Interest of the related Series, and (ii) as a result the interests of the Certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period, then the Trustee or Certificateholders holding more than 50% of the Investor Interest may give notice to the Seller (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Seller has made in the Agreement representations and warranties to the Trust relating to the Receivables to the effect, among other things, that (a) as of the Closing Date of the initial Series of Certificates issued by the Trust, each of the Receivables then existing is an Eligible Receivable (as defined below) and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee, of the earlier to occur of the discovery of such breach by the Seller or Servicer or receipt by the Seller of written notice of such breach given by the Trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that as a result of such breach, the Receivables in the Accounts are charged off as uncollectible, the Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien (except for certain tax, governmental and other nonconsensual liens), the Seller shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Seller shall accept reassignment of each such Ineligible Receivable by directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Seller Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Seller Interest would cause the Seller Interest to be a negative number, on the date of reassignment of such Ineligible Receivable the Seller shall make a deposit in the Principal Account in immediately available funds in an amount equal to the amount by which the Seller Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Seller to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Seller has made in the Agreement representations and warranties to the Trust to the effect, among other things, that as of the Closing Date of the initial Series of Certificates issued by the Trust (a) the Agreement will constitute a legal, valid and binding obligation of the Seller and (b) the transfer of Receivables by it to the Trust under the Agreement will constitute either a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax, governmental and other nonconsensual liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the Holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate Investor Interest of all Series outstanding under the Trust may direct the Seller to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice. The Seller will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment will be equal to the Investor Interest and Enhancement Invested Amount, if any, for each Series outstanding under the Trust on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal to such Certificateholders or such holders of the Enhancement Invested Amount or the Collateral Interest, if any, on such Distribution Date, plus an amount equal to all accrued and the unpaid interest less the amount, if any, previously allocated for payment of such interest on such Distribution Date. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the Investor Interest and the Enhancement Invested Amount, if any, for each such Series required to be repurchased and will be distributed upon presentation and surrender of the Certificates for each such Series. If the Trustee or Certificateholders give a notice as provided above, the obligation of the Seller to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Trustee or such Certificateholders.

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, an "Eligible Account" will be defined to mean, as of the Cut-Off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), each Account owned by the Seller (a) which was in existence and maintained with the Seller, (b) which is payable in United States dollars, (c) the customer of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions, (d) which has not been classified by the Seller as cancelled, counterfeit, deleted, fraudulent, stolen or lost, (e) which has either been originated by the Seller or acquired by the Seller from other institutions, and (f) which has not been charged off by the Seller in its customary and usual manner for charging off such Account as of the Cut-Off Date and, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust. Under the Agreement, the definition of Eligible Account may be changed by amendment to the Agreement without the consent of the related Certificateholders if (i) the Seller delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and
(ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, an "Eligible Receivable" will be defined to mean each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance, in all material respects, with all requirements of law applicable to the Seller, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the Seller, (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Seller in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Seller of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation, the Seller or the Trust had good and marketable title free and clear of all liens and security interests arising under or through the Seller (other than certain tax liens for taxes not then due or which the Seller is contesting), (e) which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy-related exceptions) and (f) which constitutes an "account" under Article 9 of the UCC.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, it will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Seller's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year (or such other date specified in the related Prospectus Supplement) an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

ADDITION OF TRUST ASSETS

  As described above under "The Receivables," the Seller will have the right to designate for the Trust, from time to time, Additional Accounts to be included as Accounts. In addition, the Seller will be required to designate Additional Accounts under the circumstances and in the amounts specified in the related Prospectus Supplement. The Seller will convey to the Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created.

  Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by the Seller using credit criteria different from those which were applied by the Seller to the initial Accounts or may have been acquired by the Seller from an institution which may have had different credit criteria.

  If so specified in the Prospectus Supplement relating to a Series, in addition to or in lieu of Additional Accounts, the Seller under the Agreement is permitted to add to the Trust participations representing undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the Seller and collections thereon ("Participations"). Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (a "Participation Agreement") entered into by the Seller which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the Participation Agreement and may be different from those specified herein. The rights and remedies of the Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the related Participation Agreement. The Agreement may be amended to permit the addition of a Participation in the Trust without the consent of the related Certificateholders if (i) the Seller delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

  A conveyance by the Seller to the Trust of Receivables in Additional Accounts or Participations is subject to the following conditions, among others: (i) the Seller shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts or Participations will be included, which notice shall specify the approximate aggregate amount of the Receivables or interests therein to be transferred; (ii) the Seller shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Certificateholders) as provided in the Agreement relating to such Additional Accounts or Participations (the "Assignment") and, the Seller shall have delivered to the Trustee a computer file or microfiche list, dated the date of such Assignment (the "Addition Date"), containing a true and complete list of such Additional Accounts or Participations; (iii) the Seller shall represent and warrant that
(x) each Additional Account is, as of the Addition Date, an Eligible Account, and each Receivable in such Additional Account is, as of the Addition Date, an Eligible Receivable, (y) no selection procedures believed by the Seller to be materially adverse to the interests of the Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio, and (z) as of the Addition Date, the Seller is not insolvent; (iv) the Seller shall deliver certain opinions of counsel with respect to the transfer of the Receivables in the Additional Accounts or the Participations to the Trust and (v) under certain circumstances with respect to Additional Accounts, and in all cases with respect to Participations, each Rating Agency then rating any Series of Certificates outstanding under the Trust shall have consented to the addition of such Additional Accounts or Participations.

  In addition to the periodic reports otherwise required to be filed by the Servicer with the Commission pursuant to the Exchange Act, the Servicer intends to file, on behalf of the Trust, a Report on Form 8-K with respect to any addition to the Trust of Receivables in Additional Accounts or Participations that would have a material effect on the composition of the assets of the Trust.

REMOVAL OF ACCOUNTS

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, subject to the conditions set forth in the next succeeding sentence, the Seller may, but shall not be obligated to, designate from time to time (which may be restricted to certain periods if so specified in the related Prospectus Supplement) certain Accounts to be Removed Accounts, all Receivables in which shall be subject to deletion and removal from the Trust; provided, however, that the Seller shall not make more than one such designation in any Monthly Period. The Seller will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Seller, cause a Pay Out Event to occur; (ii) the Seller shall have delivered to the Trustee for execution a written assignment and a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (iii) either (a) the Trust Portfolio is not more than 15% delinquent and the weighted average delinquency rate of the Trust Portfolio does not exceed 60 days or (b) the Trust Portfolio is not more than 7% delinquent and the weighted average delinquency rate of the Trust Portfolio does not exceed 90 days or (c) the Trust Portfolio is not more than the specified percentage delinquent and the weighted average delinquency rate of the Trust Portfolio does not exceed the number of days specified in the related Prospectus Supplement; (iv) the Seller shall represent and warrant that no selection procedures believed by the Seller to be materially adverse to the interests of the holders of any Series of Certificates outstanding under the Trust were utilized in selecting the Removed Accounts to be removed from the Trust; (v) each Rating Agency then rating each Series of Certificates outstanding under the Trust shall have received notice of such proposed removal of Accounts and the Seller shall have received notice from each such Rating Agency that such proposed removal will not result in a downgrade of its then-current rating for any such Series; (vi) the aggregate amount of

Principal Receivables of the Accounts then existing less the aggregate amount of Principal Receivables of the Removed Accounts shall not be less than the amount, if any, specified for any period specified; (vii) the Principal Receivables of the Removed Accounts shall not equal or exceed 5% (or such other percentage specified in the related Prospectus Supplement) of the aggregate amount of the Principal Receivables in the Trust at such time; provided, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal or approximately equal the initial Investor Interest or Full Investor Interest, as applicable, of such Series; (viii) such other conditions as are specified in the related Prospectus Supplement; and
(ix) the Seller shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (viii) above. Notwithstanding the above, the Seller will be permitted to designate as a Removed Account without the consent of the Trustee, Certificateholders or Rating Agencies any Account that has a zero balance and which the Seller will remove from its computer file.

COLLECTION AND OTHER SERVICING PROCEDURES

  For each Series of Certificates, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

DISCOUNT OPTION

  The Agreement provides that the Seller may, at its sole discretion, at any time designate a specified fixed or variable percentage (the "Discount Percentage") of the amount of Receivables arising in the Accounts with respect to the Trust on and after the date such option is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. In effect, if such option is exercised by the Seller, the Principal Receivables are treated as having been transferred to the Trust at a discount. The result of such discounting treatment is to increase the yield to the Trust beyond the actual income performance of the Accounts. Such designation will become effective upon satisfaction of the requirements set forth in the Agreement, including written confirmation by each Rating Agency in writing of its then current rating on each outstanding Series of the Trust. After such designation is effective, on the date of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement.

TRUST ACCOUNTS

  Unless otherwise specified in a Prospectus Supplement, the Trustee will establish and maintain in the name of the Trust two separate accounts in a segregated trust account (which need not be a deposit account), a "Finance Charge Account" and a "Principal Account," for the benefit of the Certificateholders of all related Series, including any Series offered pursuant to this Prospectus. The Agreement will provide that the Trustee shall have the power to establish series accounts in Series Supplements, including an Interest Funding Account, a Principal Funding Account, a Pre-Funding Account or such other account specified in the related Series Supplement, each of which series accounts shall be held for the benefit of the Certificateholders of the related Series and for the purposes set forth in the related Prospectus Supplement. The Trustee will also establish a "Distribution Account" (a non-interest bearing segregated demand deposit account established with a Qualified Institution other than the Seller). The Servicer will establish and maintain, in the name of the Trust, for the benefit of Certificateholders of all Series issued thereby including any Series offered pursuant to this Prospectus, a Collection Account, which will be a non-interest bearing segregated account established and maintained with the Servicer or with a "Qualified Institution," defined as a depository institution or trust company, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1+ by Standard & Poor's Corporation ("Standard & Poor's") or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of a person other than such institution or trust company) rating of Aa3 by Moody's and deposit insurance provided by either the Bank Insurance Fund

("BIF") or the Savings Association Insurance Fund ("SAIF"), each administered by the FDIC, or a depository institution, which may include the Trustee, which is acceptable to the Rating Agency. Unless otherwise specified in the related Prospectus Supplement, funds in the Principal Account and the Finance Charge Account for the Trust will be invested, at the direction of the Servicer, in
(i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have the highest rating from Moody's and Standard & Poor's, (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by, Moody's and Standard & Poor's, (vi) certain open end diversified investment companies, and (vii) any other investment if the Rating Agency confirms in writing that such investment will not adversely affect its then current rating or ratings of the Investor Certificates (such investments, "Permitted Investments"). Unless otherwise specified in the related Prospectus Supplement, any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Seller. Funds in any other series account established by a Series Supplement may be invested in Permitted Investments or otherwise as provided in the related Prospectus Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Agreement. Unless otherwise specified in the related Prospectus Supplement, the Trustee will initially be the paying agent and will have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

FUNDING PERIOD

  For any Series of Certificates, the related Prospectus Supplement may specify that during a Funding Period, the Pre-Funding Amount will be held in a Pre-Funding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Investor Interests of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Investor Interest with respect to such Series, the Full Investor Interest and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Receivables are delivered to the Trust or as the Investor Interests of other Series of the Trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs or the occurrence of a Pay Out Event with respect to such Series as provided in the related Prospectus Supplement.

  During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Seller to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Finance Charge Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

INVESTOR PERCENTAGE AND SELLER PERCENTAGE

  The Servicer will allocate between the Investor Interest of each Series issued and outstanding (and between each Class of each Series) and the Seller Interest, and, in certain circumstances, the interest of certain Credit Enhancement Providers, all amounts collected on Finance Charge Receivables, all amounts collected on Principal

Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Seller Percentage, and, in certain circumstances, the percentage interest of certain Credit Enhancement Providers (the "Credit Enhancement Percentage") with respect to such Series. The Prospectus Supplement relating to a Series will specify the Investor Percentage and, if applicable, the Credit Enhancement Percentage with respect to the allocations of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. In addition, for each Series of Certificates having more than one Class, the related Prospectus Supplement will specify the method of allocation between each Class.

  The Seller Percentage will, in all cases, be equal to 100% minus the aggregate Investor Percentages and, if applicable, the Credit Enhancement Percentages, for all Series then outstanding.

TRANSFER OF ANNUAL MEMBERSHIP FEES

  Unless otherwise specified in the related Prospectus Supplement, on or before the Transfer Date following each annual membership fee processing date, the Seller will accept reassignment of the Receivables representing such annual membership fee from the Trust. The Seller will pay to the Trust for such Receivable the amount of such annual membership fee. An amount equal to the product of (a) the Investor Percentages with respect to all Series issued by the Trust with respect to Finance Charge Receivables and (b) the amount of such annual membership fee will be deposited by the Seller into the Finance Charge Account and an amount equal to the product of (a) the Seller Percentage and (b) the amount of such annual membership fee will be paid to the holder of the Seller Certificate. Simultaneously with such reassignment, the Seller will retransfer the Receivable representing such annual membership fee to the Trust. Upon such retransfer, the Seller will make certain representations and warranties with respect to such Receivables, as provided above under "-- Representations and Warranties," as if such Receivable were a new Receivable created in an existing Account. Further, the amount of the Seller Interest will be increased to reflect the addition of such annual membership fee Receivable to the Trust. Unless otherwise provided in the related Prospectus Supplement, collections with respect to such annual membership fees will be treated as collections of Principal Receivables.

APPLICATION OF COLLECTIONS

  Unless otherwise specified in the related Prospectus Supplement, except as otherwise provided below, the Servicer will deposit into the Collection Account for the Trust, no later than the second business day (or such other day specified in the related Prospectus Supplement) following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as MBNA remains the Servicer under the Agreement, and (a)(i) the Servicer provides to the Trustee a letter of credit covering risk collection of the Servicer acceptable to the Rating Agency and (ii) the Seller shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then-existing rating of the related Series or any Series of certificates previously-issued and then-outstanding, or (b) the Servicer has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by either BIF or SAIF, then the Servicer may make such deposits and payments on a monthly or other periodic basis on the Transfer Date in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

  Unless otherwise specified in the related Prospectus Supplement, notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account, the Principal Account or any series account established by a related Series Supplement up to the required amount to be deposited into any such deposit account or, without duplication, distributed or deposited on or prior to the related Distribution Date to Certificateholders or to the provider of Enhancement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will withdraw the following amounts from the Collection Account for application as indicated:

    (a) an amount equal to the Seller Percentage of the aggregate amount of such deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid or held for payment to the holder of the Seller Certificate;

    (b) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into the Finance Charge Account for allocation and distribution as described in the related Prospectus Supplement;

    (c) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be paid or held for payment to the holder of the Seller Certificate, provided that if after giving effect to the inclusion in the Trust of all Receivables on or prior to such date of processing and the application of payments referred to in paragraph (a) above the Seller Interest is reduced to zero, the excess will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the Trust;

    (d) during the Controlled Amortization Period, Controlled Accumulation Period or Rapid Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the related Prospectus Supplement will be deposited in the Principal Account or Principal Funding Account, as applicable, for allocation and distribution to Certificateholders as described in the related Prospectus Supplement, provided that if collections of Principal Receivables exceed the principal payments which may be allocated or distributed to Certificateholders, the amount of such excess will be paid to the holder of the Seller Certificate until the Seller Interest is reduced to zero, and thereafter will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the Trust; and

    (e) during the Principal Amortization Period, if applicable, and the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables will be deposited into the Principal Account for application and distribution as provided in the related Prospectus Supplement.

  In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

  Any amounts collected in respect of Principal Receivables and not paid to the Seller because the Seller Interest is zero as described above (with respect to each Series, "Unallocated Principal Collections"), together with any adjustment payments as described below, will be paid to and held in the Principal Account and paid to the Seller if and to the extent that the Seller Interest is equal to or greater than zero. If an Amortization Period or Accumulation Period has commenced, Unallocated Principal Collections will be held for distribution to the Certificateholders on the dates specified in the related Prospectus Supplement or accumulated for distribution on the Scheduled Payment Date, as applicable, and distributed to the Certificateholders of each Class or held for and distributed to the Certificateholders of other Series of Certificates issued by the Trust in the manner and order of priority specified in the related Prospectus Supplement.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

  Any Series offered hereby may be included in a Group. The Prospectus Supplement relating to a Series will specify whether such Series will be included in a Group and will identify any previously issued Series included in such Group. If so specified in the related Prospectus Supplement, the Certificateholders of a Series within a Group or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series within such Group to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class. See "Description of the Certificates-- Application of Collections" and "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

SHARED PRINCIPAL COLLECTIONS

  If so specified in the related Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections will constitute Shared Principal Collections and will be applied to cover principal payments due to or for the benefit of Certificateholders of other Series. If so specified in the related Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

  Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, on the fourth business day preceding each Transfer Date (the "Determination Date"), the Servicer will calculate the aggregate Investor Default Amount for the preceding Monthly Period, which will be equal to the aggregate amount of the Investor Percentage of Principal Receivables in Defaulted Accounts; that is, Accounts which in such Monthly Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables, comparable to the Receivables. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Monthly Period may be paid from other amounts, including collections in the Finance Charge Account or from Credit Enhancement, and applied to pay principal to Certificateholders or the holder of the Seller Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the holders of the Senior Certificates to make up any Investor Default Amount allocable to such holders of Senior Certificates.

  With respect to each Series of Certificates, the Investor Interest with respect to such Series will be reduced by the amount of Investor Charge-Offs for any Monthly Period. Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Finance Charge Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Investor Interest with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Investor Interests of the several Classes.

  If the Servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the Seller Interest in the Trust will be reduced, on a net basis, by the amount of the adjustment. In addition, the Seller Interest in the Trust will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge.

DEFEASANCE

  If so specified in the Prospectus Supplement relating to a Series, the Seller may terminate its substantive obligations in respect of such Series or the Trust by depositing with the Trustee, from amounts representing, or acquired with, collections of Receivables, money or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on such Series or all outstanding Series of Certificates of the Trust, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to any Credit Enhancement Provider with respect to such Series or all outstanding Series, as the case may be, if such action would not result in a Pay Out Event for any Series. Prior to its first exercise of its right to substitute money or Permitted Investments for Receivables, the Seller will deliver to the Trustee (i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended and (ii) a Tax Opinion.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

  With respect to each Series, the Certificates will be subject to optional repurchase by the Seller on any Distribution Date after the total Investor Interest of such Series and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the initial Investor Interest, if any (or such other amount specified in the related Prospectus Supplement), if certain conditions set forth in the Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the total Investor Interest of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs.

  The Certificates of each Series will be retired on the day following the date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Seller or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "Series Termination Date"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Investor Interest is greater than zero on the Series Termination Date, the Trustee or Servicer may be required to sell or cause to be sold certain Receivables in the manner provided in the Agreement and Series Supplement and to pay the net proceeds of such sale and any collections on the Receivables, in an amount at least equal to the sum of the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series plus accrued interest due thereon.

  Unless the Servicer and the holder of the Seller Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each Series outstanding is zero, (b) December 31, 2024, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event, immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date"). Upon the termination of the Trust and the surrender of the Seller Certificate, the Trustee shall convey to the holder of the Seller Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust.

PAY OUT EVENTS

  Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement unless a Pay Out Event occurs prior to such date. A Pay Out Event occurs with respect to all Series issued by the Trust upon the occurrence of either of the following events:

    (a) certain events of insolvency or receivership relating to the Seller;

    (b) the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

    (c) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

  In addition to the consequences of a Pay Out Event discussed above, unless otherwise specified in the related Prospectus Supplement, if pursuant to certain provisions of federal law, the Seller voluntarily enters liquidation or a receiver is appointed for the Seller, on the day of such event the Seller will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 50% of the Investor Interest of each Series (or if any Series has more than one Class, of each Class, and any other Person specified in the Agreement or a Series Supplement) issued and outstanding, the Trustee will sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied as specified above in "--Application of Collections" and in the related Prospectus Supplement.

  If the only Pay Out Event to occur is either the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period or, if applicable with respect to a Series as specified in the related Prospectus Supplement, a Rapid Accumulation Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates. See "Risk Factors--Potential Effect of Insolvency or Bankruptcy of Seller or Other Holder of Seller Certificate" and "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, the Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of the Servicing Fee payable at the times and in the amounts specified in the related Prospectus Supplement. The Investor Servicing Fee will be funded from collections of Finance Charge Receivables allocated to the Investor Interest and will be paid each month, or on such other specified periodic basis, from amounts so allocated and on deposit in the Finance Charge Account (which, if so specified in the related Prospectus Supplement, may include all or a portion of the Interchange arising from the Accounts) or, in certain limited circumstances, from amounts available from Enhancement and other sources, if any. The remainder of the servicing fee for the Trust will be allocable to the Seller Interest, the Investor Interests of any other Series issued by the Trust and the interest represented by the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series, as described in the related Prospectus Supplement. Neither the Trust nor the Certificateholders will have any obligation to pay the portion of the servicing fee allocable to the Seller Interest.

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than any tax imposed on or measured by income, including any federal, state and local income and franchise taxes, if any, of the Trust or the Certificateholders.

CERTAIN MATTERS REGARDING THE SELLER AND THE SERVICER

  With respect to each Series of Certificates, the Servicer may not resign from its obligations and duties under the Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement. MBNA, as initial Servicer, intends to delegate some of its servicing duties to MBNA Hallmark; however, such delegation will not relieve it of its obligation to perform such duties in accordance with the Agreement.

  The Agreement provides that the Servicer will indemnify the Trust and Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible, or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection with the Agreement to any taxing authority.

  In addition, the Agreement provides that, subject to certain exceptions, the Seller will indemnify an injured party for any losses, claims, damages or liabilities (other than those incurred by a Certificateholder as an investor in the Certificates or those which arise from any action of a Certificateholder) arising out of or based upon the arrangement created by the Agreement as though the Agreement created a partnership under the Delaware Uniform Partnership Law in which the Seller is a general partner.

  The Agreement provides that neither the Seller nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, Trustee, Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Seller, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Seller, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

  The Agreement provides that, in addition to Exchanges, if applicable, the Seller may transfer its interest in all or a portion of the Seller Certificate, provided that prior to any such transfer (a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a lowering of its then-existing rating of the Certificates of each outstanding Series rated by it and (b) the Trustee receives a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the Certificates of each outstanding Series as debt for federal income tax purposes.

  Any person into which, in accordance with the Agreement, the Seller or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Seller or the Servicer is a party, or any person succeeding to the business of the Seller or the Servicer, upon execution of a supplement to the Agreement, delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Agreement, will be the successor to the Seller or the Servicer, as the case may be, under the Agreement.

SERVICER DEFAULT

  Unless otherwise specified in the related Prospectus Supplement, in the event of any Servicer Default (as defined below), either the Trustee or Certificateholders representing undivided interests aggregating more than 50% of the Investor Interests for all Series of Certificates of the Trust, by written notice to the Servicer (and to the Trustee if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Seller under the Agreement and in the Seller Interest will not be affected by such termination. The Trustee shall as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Seller the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

  Unless otherwise specified in the related Prospectus Supplement, "Servicer Default" under the Agreement refers to any of the following events:

    (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under the Agreement or any Series Supplement (or within the applicable grace period, which shall not exceed 10 business days);

    (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the Certificateholders of any Series issued and outstanding under the Trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders; or the delegation by the Servicer of its duties under the Agreement, except as specifically permitted thereunder;

    (c) any representation, warranty or certification made by the Servicer in the Agreement, or in any certificate delivered pursuant to the Agreement, proves to have been incorrect when made which has a material adverse effect on the Certificateholders of any Series issued and outstanding under the Trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders;

    (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer; or

    (e) such other event specified in the related Prospectus Supplement.

  Unless otherwise stated in the related Prospectus Supplement, notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement, and the Servicer shall provide the Trustee, any provider of Enhancement and/or any issuer of any third-party Credit Enhancement (a "Credit Enhancement Provider"), the Seller and the holders of

Certificates of each Series issued and outstanding under the Trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

  In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

  Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, on each Distribution Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, the Paying Agent will forward to each Certificateholder of record a statement prepared by the Servicer setting forth, among other things: (a) the total amount distributed, (b) the amount of the distribution on such Distribution Date allocable to principal on the Certificates, (c) the amount of such distribution allocable to interest on the Certificates, (d) the amount of collections of Principal Receivables processed during the preceding month or months since the last Distribution Date and allocated in respect of the Certificates, (e) the aggregate amount of Principal Receivables, the Investor Interest and the Investor Interest as a percentage of the aggregate amount of the Principal Receivables in the Trust as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (f) the aggregate outstanding balance of Accounts which are 35 or more days delinquent by class of delinquency as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (g) the aggregate Investor Default Amount for the preceding Monthly Period or Periods since the last Distribution Date, (h) the amount of Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date and the amount of reimbursements of previous Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date, (i) the amount of the Investor Servicing Fee for the preceding Monthly Period or Periods since the last Distribution Date, (j) the amount available under any Enhancement and Credit Enhancement, if any, as of the close of business on such Distribution Date, (k) the "pool factor" as of the close of business on the last day of the preceding Monthly Period (consisting of a seven-digit decimal expressing the ratio of the Investor Interest to the initial Investor Interest), (l) the aggregate amount of collections on Finance Charge Receivables and annual membership fees processed during the preceding Monthly Period or Periods since the last Distribution Date, (m) the Portfolio Yield for the preceding Monthly Period or Periods since the last Distribution Date, and (n) certain information relating to the floating or variable Certificate Rates, if applicable, for the Monthly Period or Periods ending on such Distribution Date. In the case of a Series of Certificates having more than one Class, the statements forwarded to Certificateholders will provide information as to each Class of Certificates, as appropriate.

  On or before January 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.

EVIDENCE AS TO COMPLIANCE

  The Agreement provides that on or before August 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Servicer will cause a firm of independent certified public accountants to furnish a report to the effect that such accounting firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of the Accounts and that, on the basis of such examination, such firm is of the opinion that, assuming the accuracy of reports by the Servicer's third party agents, the system of internal accounting controls in effect on the date of such statement relating to servicing procedures performed by the Servicer, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the sections of the Agreement during the period covered by such report (which shall be the period from July 1 (or for the initial period, the relevant Closing Date) of the preceding calendar year to and including June 30 of such calendar year), except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

  The Agreement provides for delivery to the Trustee on or before August 31 of each calendar year or such other date as specified in the related Prospectus Supplement, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed its obligations under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

AMENDMENTS

  Unless otherwise specified in the related Prospectus Supplement, the Agreement and any Series Supplement may be amended by the Seller, the Servicer and the Trustee, without the consent of Certificateholders of any Series then outstanding, for any purpose, provided that (i) the Seller delivers an opinion of counsel acceptable to the Trustee to the effect that such amendment will not adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

  The Agreement and any related Series Supplement may be amended by the Seller, the Servicer and the Trustee, without the consent of the Certificateholders of any Series then outstanding, to provide for additional Enhancement or substitute Enhancement with respect to a Series, to change the definition of Eligible Account or to provide for the addition to the Trust of a Participation, provided, that (i) the Seller delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

  The Agreement and the related Series Supplement may be amended by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing undivided interests aggregating not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interests for all Series of the Trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or the related Series Supplement or of modifying in any manner the rights of Certificateholders of any outstanding Series of the Trust. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related Series or any Series, (b) change the definition of or the manner of calculating the interest of any Certificateholder of such Series or any Certificateholder of any other Series issued by the Trust or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of the related Series and Certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Series Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring Certificateholder consent under the provisions of the Agreement and any Series Supplement.

LIST OF CERTIFICATEHOLDERS

  With respect to each Series of Certificates, upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. See "--Book-Entry Registration" and "--Definitive Certificates" above.

THE TRUSTEE

  The Prospectus Supplement for each Series will specify the Trustee under the Agreement. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Seller, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Seller may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                              CREDIT ENHANCEMENT

GENERAL

  For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of Credit Enhancement described in the related Prospectus Supplements, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

  Unless otherwise specified in the related Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

  If Credit Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Credit Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to any Credit Enhancement Provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Credit Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancement Provider will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

SUBORDINATION

  If so specified in the related Prospectus Supplement, one or more of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Credit Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Receivables otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

LETTER OF CREDIT

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Credit Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

  The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial Investor Interest of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

COLLATERAL INTEREST

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the Prospectus Supplement which will be increased (i) to the extent the

Seller elects, subject to certain conditions specified in the related Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent collections of Principal Receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Credit Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Certificates and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

SURETY BOND OR INSURANCE POLICY

  If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class or such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

RESERVE ACCOUNT

  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof or any Enhancement related thereto will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof or such other amount owing on any Enhancement thereto in the manner provided in the related Prospectus Supplement.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

  The Seller has represented and warranted in the Agreement that the transfer of Receivables by it to the Trust is either a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to the related Receivables, except for the interest of the Seller as holder of the Seller Certificate, or the grant to the Trust of a security interest in such Receivables. The Seller also has represented and warranted in the Agreement that, in the event the transfer of Receivables by the Seller to the Trust is deemed to create a security interest under the Uniform Commercial Code, as in effect in the State of Delaware (the "UCC"), there will exist a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation, except for certain tax and other governmental liens and other nonconsensual liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates--Representations and Warranties."

  The Seller has represented as to previously conveyed Receivables, and will represent as to Receivables to be conveyed, that the Receivables are "accounts" for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the Trust. Financing statements covering the Receivables have been and will be filed with the appropriate state and local governmental authority to protect the interests of the Trust in the Receivables.

  There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Agreement, however, the Seller has represented and warranted that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Seller has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or government lien or other nonconsensual lien on property of the Seller arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as conservator or receiver of the Seller, certain administrative expenses of the conservator or receiver may also have priority over the interest of the Trust in such Receivable.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

  The Seller is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver of the Seller upon the occurrence of certain events relating to the Seller's financial condition.

  The FDIA, as amended by FIRREA, sets forth certain powers that the FDIC in its capacity as conservator or receiver for the Seller could exercise. Positions taken by the FDIC prior to the passage of FIRREA do not suggest that the FDIC, if appointed as conservator or receiver for the Seller, would interfere with the timely transfer to the Trust of payments collected on the Receivables or interfere with the timely liquidation of the Receivables, as described below. To the extent that the Seller has granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of the insolvency of the Seller, or with the intent to hinder, delay or defraud the Seller or the creditors of the Seller, the FDIA provides that such security interest should not be subject to avoidance. As a result, payments to the Trust with respect to the Receivables should not be subject to recovery by the FDIC as conservator or receiver of the Seller. If, however, the FDIC, as conservator or receiver for the Seller, were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under the FDIA, delays in payments on the related Series of Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for the Seller, has the power under the FDIA to repudiate contracts, including secured contracts of the Seller. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages". In the event the FDIC were to be appointed as conservator or receiver of the Seller and were to repudiate the Agreement, then the amount payable out of available collateral to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates.

  Upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Seller, the Seller will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding under the Trust. Pursuant to the Agreement, newly created Principal Receivables will not be transferred to the Trust on and after any such appointment or voluntary liquidation, and the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of Certificates representing undivided interests aggregating more than 50% of the Investor Interest of each Series (or if any Series has more than one Class, of each Class, and any other Person specified in the Agreement or a Series Supplement), or unless otherwise required by the FDIC as receiver or conservator of the Seller. Under the Agreement, the proceeds from the sale of the Receivables would be treated as collections of the Receivables and the Investor Percentage of such proceeds would be distributed to the Certificateholders or, if so specified in the related Prospectus Supplement, collected and held for the benefit of Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period or, if applicable with respect to a Series as specified in the related Prospectus Supplement, a Rapid Accumulation Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates or to prohibit the continued transfer of Principal Receivables to the Trust. See "Description of the Certificates--Pay Out Events."

CONSUMER PROTECTION LAWS

  The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the Seller, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice and Electronic Funds Transfer Acts. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Seller with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Seller has warranted in the Agreement that all of the Receivables have been and will be created in compliance with the requirements of such laws. The Servicer also agrees in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Certificates--Representations and Warranties."

  Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdiction's consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the Seller's credit card operations or the yield on the Receivables in the Trust.

  Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible when the amount available under any Credit Enhancement is equal to zero. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

                        FEDERAL INCOME TAX CONSEQUENCES


GENERAL

  The following is a discussion of material federal income tax consequences relating to the investment in a Certificate offered hereunder. Additional federal income tax considerations relevant to a particular Series may be set forth in the related Prospectus Supplement. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

  For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificate Owner" means any U.S. Person and any other person to the extent that the income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE CERTIFICATES AS DEBT

  The Seller expresses in the Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. The Seller, by entering into the Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. However, the Agreement generally refers to the transfer of Receivables as a "sale," and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Seller will treat the Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

  A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

  The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related Prospectus Supplement, Orrick, Herrington & Sutcliffe LLP, special counsel to the Seller ("Special Counsel"), is of the opinion that, under current law as in effect on the Closing Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates offered hereunder will not constitute an ownership interest in the Receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Certificates offered hereunder are debt for federal income tax purposes.

TREATMENT OF THE TRUST

  General. The Agreement permits the issuance of Certificates and certain other interests (including any Collateral Interest) in the Trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust. If all of the Certificates and other interests (other than the Seller Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Seller (or other holder of the Seller Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Certificates or other interests (other than the Seller Certificate) in the Trust were characterized as equity, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Seller (or other holder of the Seller Certificate) and the other holders of equity interests in the Trust. However, Special Counsel is of the opinion that, under current law as in effect on the Closing Date, any such entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.

  Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, Special Counsel is of the opinion that the Certificates will properly be treated as debt for federal income tax purposes and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion does not bind the IRS and thus no assurance can be given that such treatment will prevail. Further, such opinion is made with respect to current law, which is subject to change. If the IRS were to contend successfully that some or all of the Certificates or any other interest in the Trust (other than a Seller Certificate), including any Collateral Interest, were not debt obligations for federal income tax purposes, all or a portion of the Trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for such purposes. Because Special Counsel is of the opinion that the Certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

  If the Trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered Certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in publicly offered Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of presently existing entities and the ongoing tax treatment of already completed transactions. Although the Regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the Trust would qualify for this grandfather period. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the Trust would be so classified is unclear.

  Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Seller intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Certificates. Although the Seller expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Seller. As a result, there can be no assurance that the measures the Seller intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

  If the Trust treated as a partnership nevertheless were not treated as a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Seller (or the holder of the Seller Certificate) and any Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. From time to time, legislation has been introduced in Congress that would affect the treatment of any "large partnership," defined as any partnership in which there are at least 250 partners in a taxable year. Under such legislative proposals, among other things, the availability of certain deductions to partners may be limited, and certain computations (such as those relating to the level of allowable miscellaneous itemized deductions and the netting of capital gains and losses) would be made at the partnership rather than the partner level. No prediction can be made regarding whether any such legislation will be enacted or, if so, what its ultimate effective date will be.

  If the arrangement created by the Agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the Receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and Certificate Owners may not be entitled to any dividends received deduction in respect of such income).

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

  General. Stated interest on a beneficial interest in a Certificate will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.

  Original Issue Discount. If the Certificates are issued with original issue discount ("OID"), the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 (the "Code") will apply to the Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than 0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Certificate is "unconditionally payable" and hence that all of such interest should be included in the Certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Certificate Owners, but prospective U.S. Certificate Owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

  Market Discount. A U.S. Certificate Owner who purchases an interest in a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

  Market Premium. A U.S. Certificate Owner who purchases an interest in a Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

SALE OR EXCHANGE OF CERTIFICATES

  Upon a disposition of an interest in a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Certificate Owner's adjusted basis in its interest in the Certificate. The adjusted basis in the interest in the Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

NON-U.S. CERTIFICATE OWNERS

  In general, a non-U.S. Certificate Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate unless (i) the non-U.S. Certificate Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Seller entitled to vote (or of a profits or capital interest of the Trust characterized as a partnership), (ii) the non-U.S. Certificate Owner is a controlled foreign corporation that is related to the Seller (or the Trust treated as a partnership) through stock ownership,
(iii) the non-U.S. Certificate Owner is a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Certificate Owner bears certain relationships to any holder of either the Seller Certificate other than the Seller or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificate Owner (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificate Owner under penalties of perjury, (ii) certifies that the non-U.S. Certificate Owner is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificate Owner. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificate Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificate Owner to the organization or institution holding the Certificate on behalf of the non-U.S. Certificate Owner. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

  Generally, any gain or income realized by a non-U.S. Certificate Owner upon retirement or disposition of an interest in a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificate Owner should consult a tax adviser.

  If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the Certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificate Owner must be reported to the IRS, unless the U.S. Certificate Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificate Owner who is not an exempt recipient.

  In addition, upon the sale of a Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either
(i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Certificate Owner certifies that the seller is a non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or
(ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

  Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner would be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

STATE AND LOCAL TAXATION

  The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                             ERISA CONSIDERATIONS

  Section 406 of ERISA and section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans (collectively, "Plans") from engaging in certain transactions involving "plan assets" with persons that are

"parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.

  A violation of the prohibited transaction rules could occur if any Series of Certificates were to be purchased with assets of any Plan if the Seller, the Trustee, any underwriters of such Series or any of their affiliates were a "party in interest" or a "disqualified person," with respect to such Plan, unless a statutory, regulatory or administrative exemption is available or an exception applies under a regulation (the "Plan Asset Regulation") issued by the Department of Labor (the "DoL"). The Seller, the Trustee, any underwriters of a Series and their affiliates are likely to be "parties in interest" and "disqualified persons" with respect to many Plans. Before purchasing Certificates, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Seller, the Trustee, any underwriters of such Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below. The DoL has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the Certificates: DoL Prohibited Transaction Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-house Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers).

  Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Certificates will represent beneficial interests in the Trust, and despite the agreement of the Seller and the Certificate Owners to treat each Series of Certificates as debt instruments, the Certificates are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and section 4975 of the Code, unless either of the following exceptions applies.

  The first exception applies to a "publicly-offered security." A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who were independent of the issuer and of one another ("Independent Investors") and (c) either is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or
(ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the 100 Independent Investor criterion, except to the extent otherwise disclosed in the related Prospectus Supplement, each Class of Certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. Except to the extent otherwise disclosed in the related Prospectus Supplement, it is anticipated that the most senior Class of Certificates will meet the foregoing criteria for treatment as "public-offered securities." No restrictions will be imposed on the transfer of such Certificates. Except to the extent otherwise disclosed in the related Prospectus Supplement, it is expected that the most senior Class of Certificates will be held by at least 100 Independent Investors at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. The most senior Class of Certificates will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act.

  The second exception applies if equity participation in the entity by "benefit plan investors" (i.e., Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant." Benefit plan investors' equity participation in the Trust is not significant on any date on which any Series of Certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust (excluding interests held by the Seller, the Trustee or their affiliates) is held by benefit plan investors. No assurance can be given by the Seller as to whether the value of each class of equity interests in the Trust held by benefit plan investors will be "significant" upon completion of the offering of any Series of Certificates or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

  If neither of the foregoing exceptions under the Plan Asset Regulation were satisfied with respect to the Trust and the Trust were considered to hold "plan assets," transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to a Plan that is a Certificate Owner might be prohibited under section 406 of ERISA and/or section 4975 of the Code and result in excise tax and other liabilities under ERISA and section 4975 of the Code unless an exemption were available. The five DoL class exemptions mentioned above may not provide relief for all transactions involving the assets of the Trust even if they would otherwise apply to the purchase of a Certificate by a Plan.

  The Certificates of any Series may not be purchased with the assets of a Plan if the Seller, the Servicer, the Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets;
(b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets, and (ii) will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan.

  In light of the foregoing, fiduciaries or other persons contemplating purchasing the Certificates on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules.

  Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed herein and in the related Prospectus Supplement.

                             PLAN OF DISTRIBUTION

  Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to each Series of Certificates, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of Certificates set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the related Prospectus Supplement).

  In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

  Each Prospectus Supplement will set forth the price at which each Series of Certificates or Class being offered thereby initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates. After the initial public offering, the public offering price and such concessions may be changed.

  Each Underwriting Agreement will provide that the Seller will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Seller by John W. Scheflen, Executive Vice President, General Counsel and Secretary of the Corporation and Senior Executive Vice President, Cashier and Secretary of MBNA, and by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., special counsel to the Seller. Certain legal matters relating to the issuance of the Certificates under the laws of the State of Delaware will be passed upon for the Seller by Richards, Layton & Finger, Wilmington, Delaware. Certain legal matters relating to the federal tax consequences of the issuance of the Certificates will be passed upon for the Seller by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Mr. Scheflen owns beneficially in excess of 100,000 shares of common stock of the Corporation, including options exercisable within sixty days under the Corporation's 1991 Long Term Incentive Plan.

                         INDEX OF TERMS FOR PROSPECTUS

TERM                                                                       PAGE
----                                                                      ------

Accounts.................................................................   1, 4
Accumulation Period......................................................      5
Additional Accounts......................................................      5
Additional Interest......................................................     14
Addition Date............................................................     37
Agreement................................................................      4
Amortization Period......................................................      5
Assignment...............................................................     37
Bank Portfolio...........................................................      4
Base Rate................................................................     20
BIF......................................................................     39
Cash Collateral Account..................................................     50
Cash Collateral Guaranty.................................................     50
Cede.....................................................................      2
CEDEL....................................................................     30
CEDEL Participants.......................................................     30
Certificate Owners.......................................................      2
Certificate Rate.........................................................      5
Certificateholder........................................................     29
Certificateholders.......................................................      2
Certificates.............................................................   1, 4
Class....................................................................   1, 4
Closing Date.............................................................     10
Code..................................................................... 17, 56
Collateral Interest......................................................     50
Collection Account.......................................................      9
Commission...............................................................      2
Controlled Accumulation Amount...........................................     12
Controlled Accumulation Period...........................................     12
Controlled Amortization Amount...........................................     11
Controlled Amortization Period...........................................     11
Controlled Deposit Amount................................................     12
Controlled Distribution Amount...........................................     11
Cooperative..............................................................     30
Corporation..............................................................      9
Credit Enhancement.......................................................      5
Credit Enhancement Percentage............................................     40
Credit Enhancement Provider..............................................     46
Cut-Off Date.............................................................      7
Defaulted Accounts.......................................................      6
Definitive Certificates..................................................      9
Depositaries.............................................................     28
Depository...............................................................     28
Determination Date.......................................................     42
Disclosure Document......................................................      8
Discount Percentage......................................................     38
Distribution Account.....................................................     38
Distribution Date........................................................     10
DoL......................................................................     59
DTC......................................................................      2

TERM                                                                       PAGE
----                                                                      ------

Eligible Account.........................................................     35
Eligible Receivable......................................................     36
Enhancement..............................................................      4
Enhancement Invested Amount..............................................     50
ERISA....................................................................     17
Euroclear................................................................     30
Euroclear Operator.......................................................     30
Euroclear Participants...................................................     30
Excess Finance Charge Collections........................................     14
Exchange.................................................................      8
Exchange Act.............................................................      2
FDIA.....................................................................     19
FDIC.....................................................................      6
Finance Charge Account...................................................     38
Finance Charge Receivables...............................................      7
FIRREA...................................................................     19
Full Investor Interest...................................................     15
Funding Period...........................................................     15
Group....................................................................     14
Holders..................................................................     31
Independent Investors.................................................... 17, 59
Indirect Participants....................................................     29
Ineligible Receivable....................................................     34
Interchange..............................................................      4
Interest Funding Account.................................................     32
Interest Period..........................................................     10
Investor Charge-Off......................................................     15
Investor Default Amount..................................................     15
Investor Interest........................................................      6
Investor Percentage......................................................      6
Investor Servicing Fee...................................................     14
IRS......................................................................     54
L/C Bank.................................................................     50
MBNA.....................................................................      1
MBNA Hallmark............................................................     24
Minimum Seller Interest..................................................      7
Monthly Interest.........................................................     14
Monthly Period...........................................................     10
Moody's..................................................................     38
OID......................................................................     56
Participants.............................................................     29
Participation Agreement..................................................     36
Participations...........................................................  5, 36
Pay Out Event............................................................     13
Permitted Investments....................................................     39
Plan Asset Regulation....................................................     59
Plans....................................................................     58
Portfolio Yield..........................................................     20
Pre-Funding Account......................................................     15
Pre-Funding Amount.......................................................     15
Principal Account........................................................     38

TERM                                                                       PAGE
----                                                                      ------

Principal Amortization Period............................................     11
Principal Commencement Date..............................................     10
Principal Funding Account................................................     12
Principal Receivables....................................................      7
Principal Terms..........................................................      8
Prospectus Supplement....................................................      1
Qualified Institution....................................................     38
Rapid Accumulation Period................................................     13
Rapid Amortization Period................................................     14
Rating Agency............................................................     18
Receivables..............................................................   1, 4
Regulations..............................................................     55
Removed Accounts.........................................................      7
Reserve Account..........................................................     51
Revolving Period.........................................................     10
SAIF.....................................................................     39
Scheduled Payment Date...................................................     11
Securities Act...........................................................      8
Seller...................................................................      5
Seller Certificate.......................................................      8
Seller Interest..........................................................      6
Seller Percentage........................................................     28
Senior Certificates......................................................      5
Series...................................................................   1, 4
Series Supplement........................................................      4
Series Termination Date..................................................     43
Service Transfer.........................................................     46
Servicer.................................................................      9
Servicer Default.........................................................     46
Servicing Fee............................................................      9
Shared Principal Collections.............................................     15
Special Counsel..........................................................     54
Spread Account...........................................................     51
Standard & Poor's........................................................     38
Subordinated Certificates................................................      5
Tax Opinion..............................................................      8
Terms and Conditions.....................................................     30
Transfer Date............................................................     12
Trust....................................................................   1, 4
Trust Portfolio..........................................................     25
Trust Termination Date...................................................     43
Trustee..................................................................      4
U.S. Certificate Owner...................................................     54
U.S. Person..............................................................     54
UCC......................................................................     51
Unallocated Principal Collections........................................     41
Underwriting Agreement...................................................     60
Withholding Agent........................................................     57

                                                                        ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered MBNA Master Credit Card Trust II Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior MBNA Master Credit Card Trust II issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior MBNA Master Credit Card Trust II issues in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    Exemption for non-U.S. Persons with effectively connected income (Form
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the IRS has recently proposed new regulations that would revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these proposed regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

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 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-
TION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR ANY AGENT OR UNDERWRITER. NEITHER THIS PRO-SPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER OR SO-LICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOM-PANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AF-FAIRS OF THE SELLER OR THE RECEIVABLES OR THE ACCOUNTS SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                               -----------------
                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                           Page
                                                                           ----
Summary of Terms..........................................................  S-3
Risk Factors.............................................................. S-23
MBNA's Credit Card Portfolio.............................................. S-24
The Receivables........................................................... S-27
Maturity Assumptions...................................................... S-31
Receivable Yield Considerations........................................... S-34
MBNA and MBNA Corporation................................................. S-35
Description of the Certificates........................................... S-35
Underwriting.............................................................. S-58
Index of Terms for Prospectus Supplement.................................. S-60
Annex I: Other Series Issued..............................................  A-1
                                  PROSPECTUS
Prospectus Supplement.....................................................    2
Reports to Certificateholders.............................................    2
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
Prospectus Summary........................................................    4
Risk Factors..............................................................   19
The Trust.................................................................   24
MBNA's Credit Card Activities.............................................   24
The Receivables...........................................................   25
Maturity Assumptions......................................................   26
Use of Proceeds...........................................................   27
MBNA and MBNA Corporation.................................................   27
Description of the Certificates...........................................   27
Credit Enhancement........................................................   49
Certain Legal Aspects of the Receivables..................................   51
Federal Income Tax Consequences...........................................   54
ERISA Considerations......................................................   58
Plan of Distribution......................................................   60
Legal Matters.............................................................   61
Index of Terms for Prospectus.............................................   62
Annex I: Global Clearance, Settlement and Tax Documentation Procedures....  A-1

                                ---------------

 UNTIL SEPTEMBER 9, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFI-CATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                                  MBNA MASTER
                             CREDIT CARD TRUST II

                             $600,000,000 CLASS A
                              6.60% ASSET BACKED
                          CERTIFICATES, SERIES 1997-F

                              $53,000,000 CLASS B
                          FLOATING RATE ASSET BACKED
                          CERTIFICATES, SERIES 1997-F

                    [LOGO OF MBNA AMERICA(R) APPEARS HERE]

                              MBNA AMERICA BANK,
                             NATIONAL ASSOCIATION
                              SELLER AND SERVICER

                               -----------------

                             PROSPECTUS SUPPLEMENT

                                ---------------

                   UNDERWRITERS OF THE CLASS A CERTIFICATES

                                LEHMAN BROTHERS
                          CREDIT SUISSE FIRST BOSTON
                           DEUTSCHE MORGAN GRENFELL
                              MERRILL LYNCH & CO.
                             SALOMON BROTHERS INC

                   UNDERWRITERS OF THE CLASS B CERTIFICATES

                                LEHMAN BROTHERS
                             SALOMON BROTHERS INC

   THIS DOCUMENT IS PRINTED ENTIRELY ON RECYCLED PAPER.

                    [LOGO OF RECYCLED PAPER APPEARS HERE]

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